                             1995   ANNUAL   REPORT
              ---------------------------------------------------

                                     [LOGO]

                                 COLUMBIA FUNDS
                        COLUMBIA COMMON STOCK FUND, INC.
              ----------------------------------------------------
                           COLUMBIA GROWTH FUND, INC.
              ----------------------------------------------------
                    COLUMBIA INTERNATIONAL STOCK FUND, INC.
              ----------------------------------------------------
                          COLUMBIA SPECIAL FUND, INC.
              ----------------------------------------------------
                     COLUMBIA REAL ESTATE EQUITY FUND, INC.
              ----------------------------------------------------
                          COLUMBIA BALANCED FUND, INC.
              ----------------------------------------------------
                         COLUMBIA DAILY INCOME COMPANY
              ----------------------------------------------------
                 COLUMBIA U.S. GOVERNMENT SECURITIES FUND, INC.
              ----------------------------------------------------
                  COLUMBIA FIXED INCOME SECURITIES FUND, INC.
              ----------------------------------------------------
                       COLUMBIA MUNICIPAL BOND FUND, INC.
              ----------------------------------------------------
                         COLUMBIA HIGH YIELD FUND, INC.

                     COLUMBIA FINANCIAL CENTER INCORPORATED
                             1301 S.W. Fifth Avenue
                                 P.O. Box 1350
                          Portland, Oregon 97207-1350
                                 1-800-547-1707

                             Letter to Shareholders

Dear Columbia Investor,

    We are pleased to present the Columbia Funds 1995 Annual Report. Inside, you will find a discussion of the economy and financial markets in addition to performance and investment information for each Columbia Fund.

    1995 proved to be an excellent year for investors. Both the stock and bond markets enjoyed tremendous results during the year, as discussed in greater detail in "An Overview of the Markets." We hope that you find this information helpful in evaluating your investments.

    As we look to the year ahead, we will continue seeking opportunities to expand our investor services and systems areas, with an eye toward saving your Funds money. If you have any questions or want to let us know how we are doing, please do not hesitate to write or call us toll-free at 1-800-547-1707.

    We appreciate your investment in Columbia Funds, and we look forward to serving your investment needs in the months and years ahead.

                                           Sincerely,

                                           J. Jerry Inskeep
                                           CHAIRMAN

                                           John A. Kemp
                                           PRESIDENT

                           AN OVERVIEW OF THE MARKETS
       -----------------------------------------------------------------

    At this time last year, we said that the long-term outlook for stocks and bonds seemed more promising and under appreciated than we had observed in a long time. Even though rising interest rates caused us to question the strength of the economy at the beginning of 1995, favorable productivity trends, a benign inflationary environment, and a more fiscally responsible government created an extremely hospitable environment for financial assets. Long-term interest rates fell more than expected, and stock prices benefited from the fall in bond yields as well as from earnings that were far better than expected. And while economic activity was uneven throughout the year, growth generally met the Federal Reserve Board's objectives of advancing slowly without inflationary pressures.

                     Benchmark Performance Comparisons
                       Average Annual Total Returns
                  FOR THE PERIODS ENDED DECEMBER 31, 1995

                               1 year      3 year      5 year     10 year
                             ----------  ----------  ----------  ----------
Standard & Poor's 500            37.58%      15.35%      16.59%      14.87%
Lehman Aggregate                 18.47%       8.07%       9.48%       9.63%
Lehman Bros. Gov't./Corp.        19.24%       8.51%       9.81%       9.65%
Russell 2000                     28.44%      14.46%      21.00%      11.32%
Financial Times/S&P
 Actuaries
 Euro-Pacific                    10.62%      16.67%       9.30%        N/A

    As we enter 1996, an uncertainty exists as to how aggressive the Fed will be in lowering interest rates. One view is that the Fed needs to be aggressive in continuing to lower rates to ensure that the economy recovers from the current slowdown and avoids recession. Others believe that the underlying economy is growing at a rate of 2% to 2 1/2% and that only modest easing is necessary. Even after the rate cut in January, however, short-term rates at 5 1/4% seem high compared to inflation at 2 1/2% to 3%. This suggests that the Fed has the flexibility to be aggressive in lowering rates if necessary, particularly since the dollar has stabilized and interest rates overseas are continuing to decline.

    When short-term rates go down, they tend to influence long-term rates downward as well. Lower long-term rates, in turn, argue for somewhat higher price/earnings (P/E) ratios. Compared to inflation and bond yields, P/E ratios seem fairly valued -- but not cheap. This is surprising given the exceptional gain in stock prices during 1995.

Cautious Optimism

    We do not expect earnings growth to match last year's spectacular showing. In fact, we believe the rate of earnings gain could be flat to up 5% in 1996, since much of the corporate restructuring that drove earnings growth last year has been completed and nominal sales growth is so low. Finally, continued declines in interest rates cannot begin to match the dramatic declines of last year.
    Nevertheless, we remain optimistic about the financial markets for 1996, and we view the long-range outlook as favorable. The number of Americans reaching their peak savings years is on the rise. The government drive to reduce budget deficits seems more serious than at any other time in recent history; it's less a question of whether to balance the budget, but how quickly to do it. Declining interest rates and low inflation in the U.S. and throughout the industrial world suggest the possibility of global pickup in economic activity in late 1996 or early 1997.
    Our main concern is that many of the investors lured into the stock market over the last several years may have been spoiled by low volatility and constant gains. With this in mind, a short-term sell-off might be healthy for the long-term outlook. But as events stand today, the long-term bull market seems intact, even if stock prices don't increase as much or as rapidly as last year.

  ---------------------------------------------------------------------------

Current Strategy

    With the economy growing slowly, inflation under control, low interest rates, and good cash flow into mutual funds, we believe that this is a favorable environment for financial assets. However, upside earnings surprises will be more difficult to uncover. Companies that stand out will be those that continue to innovate, cut costs, compete globally, react to technological changes, and effectively manage their labor force.
    Our research will focus on identifying companies that can meet these challenges and enjoy above-average earnings growth. Other themes or sectors that we find attractive at this time include overcapitalized industries with the prospects of restructuring (such as insurance, business and consumer services organizations), smaller capitalized companies, and more defensive, dividend-paying industries such as real estate investment trusts (REITs). We also believe energy companies, certain technology stocks with favorable product cycles, and industries benefiting from the aging of America (e.g., health care) offer attractive opportunities.

    The following pages contain discussions of the investment activity occurring in the Columbia Funds (except for the Money Market Fund) during 1995, along with graphs illustrating the growth of $10,000 during various time periods. Each Fund compares its performance to its relevant benchmark index. Unlike the Funds, however, the indices are not actively managed and have no operating expenses, portfolio transaction costs, or cash flows.
    As always, we appreciate your continuing confidence in Columbia Funds.

The Investment Team
Columbia Funds Management Company
February 1996

                               INVESTMENT REVIEW
       -----------------------------------------------------------------

                           COLUMBIA COMMON STOCK FUND
    Columbia Common Stock Fund had a total return of 30.84% for the twelve months ended December 31, 1995. The Fund was underweighted in technology issues early in the year, a period when these stocks were among the leaders of the market's advance. In addition, the Fund did not benefit from its greater than market weightings in REITs and energy stocks until the second half of the year.
    Beginning in the third quarter, we became increasingly concerned about the pace of economic activity and the implications of slower earnings growth for economically sensitive companies. Accordingly, we reduced our portoflio exposure to cyclical issues and increased our investments in more stable growth industries such as health care and financial services. In addition, during price weakness in the technology sector, we increased our weighting in selected issues that we believed would benefit from very favorable product cycles. Combined with our continued overweighting in energy, these strategic moves enabled the Fund to outperform the S&P 500 during the fourth quarter.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                        CCSF      S&P 500
10/1/91                                                  10,000      10,000
31/91                                                    11,025      10,838
31/92                                                    12,126      11,664
31/93                                                    14,120      12,840
31/94                                                    14,411      13,009
12/31/95                                                 18,855      17,898
                                                           CCSF     S&P 500
Value on                                                 18,855      17,898
12/31/1995
Average Annual Total Returns
                                                           CCSF     S&P 500
1 Year                                                   30.84%      37.58%
Since Inception                                          15.89%      14.50%
$10,000 Investment
made on 10/1/91
(Inception Date)
Past performance is not predictive of future
performance.

                              COLUMBIA GROWTH FUND
    Columbia Growth Fund posted a total return of 32.98% during the twelve months ended December 31, 1995.
    During the year, the Fund sought out opportunities in those industries undergoing restructuring or consolidation, such as retail, gaming and health care. During the second half, as earnings growth slowed, we emphasized companies with steady and visible growth, as well as financial issues that we believed would benefit from a declining interest rate environment. Investments in these areas contributed positively to Fund performance.
    The Fund seeks value by focusing on companies with superior earnings growth and profitability characteristics at reasonable prices. Currently, we believe sectors that meet this criteria are insurance, business and consumer services, energy, health care, and certain technology stocks with favorable product cycles.
    We are positive about the outlook for inflation and interest rates in the year ahead. Earnings growth is not expected to be nearly as strong as it was throughout 1995. While we are optimistic about the prospects for equities in the long run, we do not expect returns to be as exceptional as they were in 1995.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                       CGF 20 Years    S&P 20 Years
12/31/75                                                      10,000          10,000
31/76                                                         13,082          12,393
31/77                                                         13,068          11,488
31/78                                                         14,118          12,227
31/79                                                         19,846          14,471
31/80                                                         27,761          19,152
31/81                                                         26,820          18,204
31/82                                                         39,307          22,118
31/83                                                         47,742          27,077
31/84                                                         45,078          28,744
31/85                                                         59,534          37,816
31/86                                                         63,654          44,865
31/87                                                         73,037          47,230
31/88                                                         80,932          55,046
31/89                                                        104,475          72,446
31/90                                                        101,017          70,236
31/91                                                        135,626          91,638
31/92                                                        151,657          98,620
31/93                                                        171,387         108,561
31/94                                                        170,307         109,994
12/31/95                                                     226,475         151,330
Average Annual Total Returns
                                                                 CGF         S&P 500
1 Year                                                        32.98%          37.58%
5 Years                                                       17.52%          16.59%
10 Years                                                      14.29%          14.87%
20 Years                                                      16.88%          14.55%
Value on                                                         CGF         S&P 500
12/31/95                                                    $226,475        $151,330
$10,000 Investment
made on 12/31/75
Past performance is not predictive of future
performance.

  ---------------------------------------------------------------------------

                       COLUMBIA INTERNATIONAL STOCK FUND
    Columbia International Stock Fund posted a total return of 5.15% for 1995. Following a difficult first half, the Fund's performance improved significantly in the final two quarters. While the declining stock market in Japan and a hedge against the yen hurt performance during the first six months of the year, our exposure in Japan helped returns during the second half.
    The Japanese stock market struggled during the first quarter after the Kobe earthquake, which upset economic forecasts. In addition, the yen experienced a sharp increase against the dollar, contrary to nearly all expectations. These factors affected investor confidence and Japanese companies found it difficult to compete worldwide. In the second half, conditions in Japan began to show signs of improvement. The Bank of Japan acted to reverse the strength of the yen versus the dollar, and the Japanese banking crisis began moving toward resolution. As a result, we increased emphasis on Japanese exporters such as autos and electronics.
    The Fund also gained ground in the U.K., Germany, and Switzerland. During the fourth quarter, we focused on interest rate-sensitive issues, which responded to the declining trend in interest rates. Also, during the fourth quarter we increased somewhat our investments in emerging markets, many of which had struggled for two years, focusing primarily on Brazil and Hong Kong.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                        CISF      FTA Euro-Pac    S&P 500
10/1/92                                                  10,000          10,000      10,000
31/92                                                    10,060           9,628      10,503
31/93                                                    10,747          10,861      10,962
30/93                                                    10,848          11,931      11,016
30/93                                                    11,808          12,738      11,300
31/93                                                    13,415          12,664      11,562
31/94                                                    13,363          13,282      11,124
30/94                                                    13,653          13,991      11,171
30/94                                                    13,623          13,965      11,717
31/94                                                    13,084          13,819      11,714
31/95                                                    12,327          14,020      12,855
30/95                                                    12,401          14,074      14,083
30/95                                                    13,317          14,661      15,203
12/31/95                                                 13,759          15,287      16,118
Average Annual Total Returns
                                                           CISF             FTA     S&P 500
1 Year                                                    5.15%          10.62%      37.58%
Since Inception                                          10.49%          14.18%      16.09%
Value on                                                   CISF             FTA     S&P 500
12/31/95                                                $13,759         $15,287     $16,118
$10,000 Investment
made on 10/1/92
(Inception Date)
Past performance is not predictive of future
performance.

                             COLUMBIA SPECIAL FUND
    For the year ended December 31, 1995, Columbia Special Fund was up 29.53%, outperforming the Russell 2000 Stock Index at 28.44%. In the first half of the year, the Fund benefited from holdings in technology, energy and machinery companies, as well as from interest rate-sensitive financial services stocks. At the same time, weak performance in consumer-related sectors, such as retailing, detracted from performance early in the year.
    During the second half, positions in natural gas, energy, health care and business services helped performance, while our holdings in brokerage, consumer credit, and retailing held back returns. A slowing economy and moderate inflation level are expected to set a positive stage for interest rates. Until the Federal Reserve responds more aggressively to slower growth, low inflation and, perhaps a credible budget balancing act, we will continue to concentrate on issues with earnings visibility. As further easing occurs, we will seek out small growth companies in niche industries whose spending cycles are not completely dependent on the pace of the economy. Our focus, therefore, remains on the production side of the economy versus the consumer-oriented sectors.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                         CSF      S&P 500    Russell 2000
12/31/85                                                 10,000      10,000         10,000
31/86                                                    11,562      11,864         10,568
31/87                                                    11,913      12,489          9,641
31/88                                                    16,983      14,556         12,041
31/89                                                    22,404      19,157         13,996
31/90                                                    19,628      18,573         11,266
31/91                                                    29,532      24,232         16,453
31/92                                                    33,578      26,079         19,484
31/93                                                    40,857      28,708         23,167
31/94                                                    41,793      29,087         22,745
12/31/95                                                 54,135      40,017         29,214
Value on
12/31/95
CSF                                                     $54,132
S&P 500                                                 $40,014
Russel 2000                                             $29,214
Average Annual Total Returns
                                                            CSF     S&P 500   Russell 2000
1 Year                                                   29.53%      37.58%         28.44%
5 Year                                                   22.50%      16.59%         21.00%
Since Inception                                          18.40%      14.87%         11.32%
$10,000 Investment
made on 12/31/85
Past performance is not predictive of future
performance.

  ---------------------------------------------------------------------------

                        COLUMBIA REAL ESTATE EQUITY FUND
    Columbia Real Estate Equity Fund posted a total return of 16.86% for the year ended December 31, 1995, which compares to 15.27% for the NAREIT Equity Index for the same period.
    During the first half of the year, the strong momentum and price gains of the S&P 500 kept investors' attention away from the real estate market and real estate equities, which limited the Fund's performance. In the second half, as investors became increasingly aware of softness in the economy, and began to focus more on defensive, dividend-generating securities, such as real estate investment trusts (REITs), Fund returns improved. This is particularly true in the fourth quarter, the strongest quarter of the year for the Fund.
    Above-market weightings in the office, industrial and hotel sectors contributed positively to Fund performance, as did our commitment to certain residential issues that we indentified as being undervalued. We limited our exposure to the depressed retail sector, reflecting our view that fundamentals remain soft for these properties.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                           CREF     NAREIT
4/1/94                                                   10,000     10,000
30/94                                                    10,134     10,184
30/94                                                     9,907      9,976
31/94                                                    10,175      9,978
31/95                                                     9,967      9,961
30/95                                                    10,560     10,547
30/95                                                    11,063     11,044
12/31/95                                                 11,891     11,501
Average Annual Total Returns
                                                           CREF     NAREIT
1 Year                                                   16.86%     15.27%
Since Inception                                          10.10%      8.08%
Value on 12/31/95
                                                           CREF     NAREIT
                                                        $11,891    $11,501
$10,000 Investment
made on 4/1/94
(Inception Date)
Past performance is not predictive of future
performance.

                             COLUMBIA BALANCED FUND
    Columbia Balanced Fund posted a total return of 25.08% during 1995. On December 31, 1995, the Fund had an asset allocation of 53% stocks, 42% bonds, and 5% cash equivalents.
    Because the Fund uses the same investment criteria as Columbia Common Stock Fund and Columbia Fixed Income Securities Fund, please refer to pages 3 and 6 for additional information about how the Fund was managed during the year.
    As 1995 progressed, we looked for gradual slowing of economic momentum. We emphasized sectors likely to produce steady earnings gains such as health care, and others poised to benefit from falling interest rates such as banking and financial services. The Fund's holdings in cyclical areas, including technology, were generally underweighted versus the market.
    We look for further economic deceleration, and have maintained a significant exposure in the financial services area, most recently adding to holdings in insurance. Anticipating that steady earnings gains will command greater investor attention, we have added to health care and consumer staples holdings. Finally, we have gradually begun to increase our exposure in certain technology issues, which enjoy favorable product cycle prospects that are not fully discounted and offer good value.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                            CBF         S&P     Lehman Agg
10/1/91                                                  10,000      10,000         10,000
31/91                                                    10,780      10,838         10,507
31/92                                                    11,738      11,664         11,285
31/93                                                    13,337      12,840         12,385
31/94                                                    13,350      13,009         12,023
12/31/95                                                 16,699      17,898         14,244
Average Annual Total Returns
                                                                                    Lehman
                                                            CBF     S&P 500            Agg
1 Year                                                   25.08%      37.58%         18.47%
Since
Inception                                                12.66%      14.50%          8.57%
Value on 12/31/95
CBF                                                     $16,696
S&P 500                                                 $17,898
Lehman Agg                                              $14,244
$10,000 Investment
made on 10/1/91
(Inception Date)
Past performance is not predictive of future
performance.

  ---------------------------------------------------------------------------

                            COLUMBIA U.S. GOVERNMENT
                                SECURITIES FUND
    The U.S. Government Securities Fund posted a total return of 10.21% for the twelve months ended December 31, 1995. Throughout the period, the bond market enjoyed a strong rally driven by declining interest rates. During the year, for example, yields dropped by roughly 2.50% for 3-year Treasuries, the maximum maturity allowed for the Fund.
    The Federal Reserve Board eased interest rates twice during the year. On July 6, the Fed lowered the Federal Fund's rate from 6% to 5 3/4% and eased another .25% on December 19. To capitalize on declining rates, the Fund maintained a relatively long average maturity, closing the year with an average maturity of 2.45 years.
    Looking ahead, we believe the bond market should respond favorably to the government's drive to reduce budget deficits. Due to weak economic growth and inflationary pressure, we expect short-term rates to continue declining as the Fed eases again in the coming months. Therefore, we plan to maintain an average maturity in the Fund of approximately 2.5 years.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                           CUSG    MLT 1-3        CPI
11/6/86                                                10,000.0   10,000.0   10,000.0
31/86                                                    10,070     10,088     10,018
31/87                                                    10,487     10,658     10,510
31/88                                                    11,047     11,322     10,938
31/89                                                    12,111     12,553     11,479
31/90                                                    13,236     13,774     12,223
31/91                                                    14,919     15,383     12,570
31/92                                                    15,786     16,352     12,952
31/93                                                    16,719     17,237     13,293
31/94                                                    16,714     17,335     13,642
12/31/95                                                 18,421     19,242     14,003
Average Annual Total Returns
                                                           CUSG    MLT 1-3        CPI
1 Year                                                   10.21%     11.00%          ?
5 Year                                                    6.84%      6.92%          ?
Since
Inception                                                 6.87%      7.37%          ?
Value on 12/31/95
CUSG                                                   $18, 420
MLT 1-3                                                $19, 242
CPI                                                    $14, 003
$10,000 Investment
made on 11/6/86
Past performance is not predictive of future
performance.

                             COLUMBIA FIXED INCOME
                                SECURITIES FUND
    Columbia Fixed Income Securities Fund returned 18.91% in 1995, versus 18.47% by the Lehman Aggregate Bond Index for the same period.
    Early in the year, a weakening economy and Federal Reserve stimulus pushed interest rates lower, triggering a bond market rally that lasted well into the second half. In this environment, the Fund benefited from a duration that was slightly longer than the Lehman Aggregate Bond Index. The Fund also benefited from an overweighting in corporate bonds and mortgage-backed securities. Throughout the period, we maintained an average maturity of 6.5 years and a duration of slightly over 5 years.
    Over the next three to six months, we expect moderate economic growth, which should cause interest rates to remain stable or modestly decline. Inflation should remain subdued, enabling the Federal Reserve Board to lower short-term interest rates as it deems necessary.
    We continue to seek above-average returns while maintaining our conservative investing strategy regarding credit quality, derivatives, diversification, and intermediate average maturity. The Fund's average credit quality remains high, with approximately 88% of the Fund's securities rated A or better at year-end.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                            CFIS     Lehman Agg         CPI
12/31/85                                                  10,000         10,000      10,000
31/86                                                     11,231         11,526      10,113
31/87                                                     11,383         11,844      10,610
31/88                                                     12,261         12,779      11,041
31/89                                                     14,021         14,635      11,588
31/90                                                     15,185         15,947      12,339
31/91                                                     17,742         18,498      12,689
31/92                                                     19,159         19,867      13,075
31/93                                                     21,165         21,804      13,419
31/94                                                     20,454         21,167      13,772
12/31/95                                                  24,322         25,077      14,135
Average Annual Total Returns
                                                                         Lehman
                                                            CFIS            Agg         CPI
1 Year                                                    18.91%         18.47%           ?
5 Years                                                    9.88%          9.48%           ?
Since
Inception                                                  9.29%          9.63%           ?
Value on 12/31/95
                                                                         Lehman
                                                            CFIS            Agg         CPI
                                                        $ 24,322       $ 25,077    $ 14,135
$10,000 Investment
made on 12/31/85
Past performance is not predictive of future
performance.

  ---------------------------------------------------------------------------

                          COLUMBIA MUNICIPAL BOND FUND
    Columbia Municipal Bond Fund posted a total return of 14.15% for the year ended December 31, 1995. While the Fund participated in the powerful bond market rally of 1995, the municipal sector continued to experience somewhat dampened performance due to the various tax reform proposals currently under discussion by Congress. It is difficult to predict which plan, if any, will ultimately pass or how such plans will affect the value of municipal securities, but the resulting uncertainty continues to worry investors.
    The overall strategy of the Fund remains conservative. Currently, 98% of the portfolio is rated A or better. The Fund devotes more than half its portfolio to general obligation bonds, based on our belief that their returns and credit quality are more solid than other municipal issues. The average maturity remains intermediate term; that is, approximately 10 years. Duration continues to hover around 6.5 years. At year-end, the Fund held 246 different issues, and was broadly diversified within the State of Oregon. We believe that Columbia Municipal Bond Fund will provide a high after-tax return to investors over a full interest rate cycle, and will do so with a low level of credit and volatility risk.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                           CMBF        Leh G.O.        CPI
12/31/85                                                 10,000          10,000     10,000
31/86                                                    11,677          11,798     10,113
31/87                                                    11,821          11,980     10,610
31/88                                                    13,025          12,899     11,041
31/89                                                    14,191          14,203     11,588
31/90                                                    15,169          15,164     12,339
31/91                                                    16,948          16,893     12,689
31/92                                                    18,043          18,374     13,075
31/93                                                    19,979          20,530     13,419
31/94                                                    19,044          19,569     13,772
12/31/95                                                 21,738          22,731     14,135
Average Annual Total Returns
                                                           CMBF     Lehman G.O.        CPI
1 Year                                                   14.15%          16.16%          ?
5 Years                                                   7.46%           8.43%          ?
Since
Inception                                                 8.07%           8.56%          ?
$10,000 Investment
made on 12/31/85
Past performance is not predictive of future
performance.

                            COLUMBIA HIGH YIELD FUND
    Columbia High Yield Fund was up 19.12% for the 12 months ended December 31, 1995. The high yield bond market benefited from declining interest rates throughout most of the year. Yields of 10-year Treasury notes, for example, dropped .60% during the fourth quarter alone, with a total decline of 2.25% for the year. (When interest rates fall, bond prices rise).
    Slow economic growth, a weak retail sector, and a slight increase in overall bankruptcy filings had a negative effect on the high yield market. However, because of the high credit quality of the high yield bonds held in the portfolio, the Fund continued to outperform many of its peers during the period. In sector emphasis, the Fund focused on forest products, metals and mining, and hotels and gaming during the first half and gradually rotated to health care and media during the second half. At year-end, the Fund held 52 different issues.
    Looking ahead, the Fund expects to continue emphasizing health care, energy and manufacturing. With slow but steady economic growth, combined with low absolute yields available from alternative investments, this Fund should remain attractive to investors seeking high yield and diversification in their portfolios.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                           CHYF    Lipper HY     Salomon BB
10/1/93                                                  10,000       10,000         10,000
31/93                                                    10,112       10,498         10,185
31/94                                                     9,909       10,387       9,937.50
30/94                                                     9,845       10,249       9,840.12
30/94                                                    10,018       10,246      10,007.40
31/94                                                    10,019       10,113      10,047.43
31/95                                                    10,521       10,603      10,693.48
30/95                                                    11,106       11,151      11,453.78
30/95                                                    11,462       11,520      11,798.54
12/31/95                                                 11,935       11,824      12,321.22
Average Annual Total Returns
                                                           CHYF    Lipper HY     Salomon BB
1 Year                                                   19.12%       16.92%         22.62%
Since Inception                                           8.37%        7.91%          9.95%
Value on 12/31/95
                                                           CHYF    Lipper HY     Salomon BB
                                                        $11,935      $11,824        $12,321
$10,000 Investment
made on 10/1/93
(Inception Date)
Past performance is not predictive of future
performance.

                              FINANCIAL HIGHLIGHTS
       -----------------------------------------------------------------
                 FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD
                        COLUMBIA COMMON STOCK FUND, INC.

                                                ---------  ---------  ---------  ---------  ---------
                                                  1995       1994       1993       1992      1991(1)
                                                ---------  ---------  ---------  ---------  ---------
Net asset value, beginning of period..........  $   15.16  $   15.29  $   14.04  $   13.15  $   12.00
                                                ---------  ---------  ---------  ---------  ---------
Income from investment operations:
  Net investment income.......................        .26        .27        .22        .24        .09
  Net realized and unrealized gains on
   investments................................       4.38        .04       2.08       1.06       1.17
                                                ---------  ---------  ---------  ---------  ---------
    Total from investment operations..........       4.64        .31       2.30       1.30       1.26
                                                ---------  ---------  ---------  ---------  ---------
Less distributions:
  Dividends (from net investment income)......       (.26)      (.25)      (.21)      (.24)      (.10)
  Distributions (from capital gains)..........       (.95)      (.19)      (.84)      (.17)      (.01)
                                                ---------  ---------  ---------  ---------  ---------
    Total distributions.......................      (1.21)      (.44)     (1.05)      (.41)      (.11)
                                                ---------  ---------  ---------  ---------  ---------
Net asset value, end of period................  $   18.59  $   15.16  $   15.29  $   14.04  $   13.15
                                                ---------  ---------  ---------  ---------  ---------
                                                ---------  ---------  ---------  ---------  ---------
Total return..................................     30.84%      2.06%     16.44%      9.99%     10.25%(2)
Ratios/Supplemental data
Net assets, end of period (in thousands)......  $ 358,523  $ 124,263  $ 100,715  $  51,049  $  20,457
Ratio of expenses to average net assets.......       .80%       .84%       .84%       .86%       .86%
Ratio of net investment income to average net
 assets.......................................      1.68%      1.82%      1.48%      1.97%      2.48%
Portfolio turnover rate.......................     75.36%     64.21%     90.90%     67.83%     12.08%

(1) From inception of operations on September 12, 1991. Ratios and portfolio turnover rates are annualized.
(2) Not annualized.
                           COLUMBIA GROWTH FUND, INC.

                                                ---------  ---------  ---------  ---------  ---------
                                                  1995       1994       1993       1992       1991
                                                ---------  ---------  ---------  ---------  ---------
Net asset value, beginning of period..........  $   24.84  $   26.38  $   26.18  $   26.26  $   21.68
                                                ---------  ---------  ---------  ---------  ---------
Income from investment operations:
Net investment income.........................        .31        .29        .16        .17        .32
Net realized and unrealized gains (losses) on
 investments..................................       7.86       (.46)      3.24       2.93       7.09
                                                ---------  ---------  ---------  ---------  ---------
    Total from investment operations..........       8.17       (.17)      3.40       3.10       7.41
                                                ---------  ---------  ---------  ---------  ---------
Less distributions:
  Dividends (from net investment income)......       (.29)      (.26)      (.18)      (.20)      (.39)
  Distributions (from capital gains)..........      (2.87)     (1.11)     (2.98)     (2.98)     (2.44)
  Distributions (in excess of capital
   gains).....................................       (.01)    --           (.04)    --         --
                                                ---------  ---------  ---------  ---------  ---------
    Total distributions.......................      (3.17)     (1.37)     (3.20)     (3.18)     (2.83)
                                                ---------  ---------  ---------  ---------  ---------
Net asset value, end of period................  $   29.84  $   24.84  $   26.38  $   26.18  $   26.26
                                                ---------  ---------  ---------  ---------  ---------
                                                ---------  ---------  ---------  ---------  ---------
Total return..................................     32.98%      -.63%     13.01%     11.82%     34.26%
Ratios/Supplemental data
Net assets, end of period (in thousands)......  $ 848,731  $ 591,694  $ 605,401  $ 518,366  $ 431,460
Ratio of expenses to average net assets.......       .75%       .81%       .82%       .86%       .90%
Ratio of net investment income to average net
 assets.......................................      1.14%      1.12%       .66%       .77%      1.50%
Portfolio turnover rate.......................     94.73%     79.28%    105.64%    116.38%    163.91%

  ---------------------------------------------------------------------------
                 FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                    COLUMBIA INTERNATIONAL STOCK FUND, INC.

                                                 ---------  ---------  ---------  ---------
                                                   1995       1994       1993      1992(1)
                                                 ---------  ---------  ---------  ---------
Net asset value, beginning of period...........  $   12.43  $   12.96  $    9.95  $   10.00
                                                 ---------  ---------  ---------  ---------
Income from investment operations:
  Net investment income (loss).................        .02       (.02)      (.02)      (.03)
  Net realized and unrealized gains (losses) on
   investments and foreign currency related
   transactions................................        .62       (.30)      3.34        .11
                                                 ---------  ---------  ---------  ---------
    Total from investment operations...........        .64       (.32)      3.32        .08
                                                 ---------  ---------  ---------  ---------
Less distributions:
  Distributions (from capital gains)...........     --           (.21)      (.31)      (.13 (2)
                                                 ---------  ---------  ---------  ---------
    Total distributions........................     --           (.21)      (.31)      (.13)
                                                 ---------  ---------  ---------  ---------
Net asset value, end of period.................  $   13.07  $   12.43  $   12.96  $    9.95
                                                 ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------
Total return...................................      5.15%     -2.47%     33.37%       .60%(3)
Ratios/Supplemental data
Net assets, end of period (in thousands).......  $ 100,873  $ 118,484  $  73,047  $   9,745
Ratio of expenses to average net assets........      1.54%      1.52%      1.71%      2.22%
Ratio of net investment income (loss) to
 average net assets............................       .15%     (.21)%     (.62)%    (1.28)%
Portfolio turnover rate........................    156.09%    138.79%    144.78%     25.75%

(1) From inception of operations on September 10, 1992. Ratios and portfolio turnover rates are annualized.
(2) Includes amounts distributed from net realized gains on foreign currency related transactions taxable as ordinary income.
(3) Not annualized.
                        COLUMBIA SPECIAL FUND, INC. (1)

                                               ---------  ---------  ---------  ---------  ---------
                                                 1995       1994       1993       1992       1991
                                               ---------  ---------  ---------  ---------  ---------
Net asset value, beginning of period.........  $   18.69  $   19.51  $   18.79  $   17.45  $   12.12
                                               ---------  ---------  ---------  ---------  ---------
Income from investment operations:
  Net investment income (loss)...............        .03        .08        .01      (.03)      (.01)
  Net realized and unrealized gains on
   investments...............................       5.45        .36       4.04       2.41       6.11
                                               ---------  ---------  ---------  ---------  ---------
    Total from investment operations.........       5.48        .44       4.05       2.38       6.10
                                               ---------  ---------  ---------  ---------  ---------
Less distributions:
  Dividends (from net investment income).....      (.02)      (.07)     --         --         --
  Dividends (in excess of net investment
   income)...................................     --         --          (.01)     --         --
  Distributions (from capital gains).........     (2.68)     (1.16)     (3.32)     (1.04)      (.77)
  Distributions (in excess of capital
   gains)....................................      (.03)      (.03)     --         --         --
                                               ---------  ---------  ---------  ---------  ---------
    Total distributions......................     (2.73)     (1.26)     (3.33)     (1.04)      (.77)
                                               ---------  ---------  ---------  ---------  ---------
Net asset value, end of period...............  $   21.44  $   18.69  $   19.51  $   18.79  $   17.45
                                               ---------  ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------  ---------
Total return.................................     29.53%      2.29%     21.68%     13.70%     50.46%
Ratios/Supplemental data
Net assets, end of period (in thousands).....  $1,384,415 $ 889,526  $ 772,741  $ 470,663  $ 264,358
Ratio of expenses to average net assets......       .98%      1.05%      1.12%      1.19%      1.22%
Ratio of net investment income (loss) to
 average net assets..........................       .16%       .40%       .01%     (.25)%     (.16)%
Portfolio turnover rate......................    182.99%    178.91%    154.68%    116.75%    114.53%

(1) As of December 31, 1991, historical per share data has been restated to reflect a 3 for 1 stock split to shareholders of record on January 31, 1992.

  ---------------------------------------------------------------------------
                 FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                     COLUMBIA REAL ESTATE EQUITY FUND, INC.

                                                   ---------  -----------
                                                     1995       1994(1)
                                                   ---------  -----------
Net asset value, beginning of period.............  $   11.72   $   12.00
                                                   ---------  -----------
Income from investment operations:
  Net investment income..........................        .78         .49
  Net realized and unrealized gains (losses) on
   investments...................................       1.12        (.27)
                                                   ---------  -----------
    Total from investment operations.............       1.90         .22
                                                   ---------  -----------
Less distributions:
  Dividends (from net investment income).........       (.49)       (.31)
  Dividends (in excess of net investment
   income).......................................     --            (.01)
  Distributions (in excess of capital gains).....       (.14)     --
  Tax return of capital..........................       (.28)       (.18)
                                                   ---------  -----------
    Total distributions..........................       (.91)       (.50)
                                                   ---------  -----------
Net asset value, end of period...................  $   12.71   $   11.72
                                                   ---------  -----------
                                                   ---------  -----------
Total return.....................................     16.86%       1.76%(2)
Ratios/Supplemental data
Net assets, end of period (in thousands).........  $  21,587   $  17,402
Ratio of expenses to average net assets..........      1.18%       1.14%
Ratio of net investment income to average net
 assets..........................................      6.71%       6.28%
Portfolio turnover rate..........................     53.91%       7.61%

(1) From inception of operations on March 16, 1994. Ratios and portfolio turnover rate are annualized.
(2) Not annualized.
                          COLUMBIA BALANCED FUND, INC.

                                                 ---------  ---------  ---------  ---------  ---------
                                                   1995       1994       1993       1992      1991(1)
                                                 ---------  ---------  ---------  ---------  ---------
Net asset value, beginning of period...........  $   17.28  $   17.91  $   16.80  $   16.05  $   15.00
                                                 ---------  ---------  ---------  ---------  ---------
Income from investment operations:
  Net investment income........................        .73        .65        .56        .58        .11
  Net realized and unrealized gains (losses) on
   investments.................................       3.54       (.64)      1.71        .82       1.10
                                                 ---------  ---------  ---------  ---------  ---------
    Total from investment operations...........       4.27        .01       2.27       1.40       1.21
                                                 ---------  ---------  ---------  ---------  ---------
Less distributions:
  Dividends (from net investment income).......       (.73)      (.64)      (.56)      (.57)      (.12)
  Dividends (in excess of net investment
   income).....................................     --         --           (.01)    --         --
  Distributions (from capital gains)...........       (.74)    --           (.59)      (.08)      (.04)
                                                 ---------  ---------  ---------  ---------  ---------
    Total distributions........................      (1.47)      (.64)     (1.16)      (.65)      (.16)
                                                 ---------  ---------  ---------  ---------  ---------
Net asset value, end of period.................  $   20.08  $   17.28  $   17.91  $   16.80  $   16.05
                                                 ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------
Total return...................................     25.08%       .10%     13.62%      8.89%      7.80%(2)
Ratios/Supplemental data
Net assets, end of period (in thousands).......  $ 486,767  $ 249,670  $ 186,589  $  90,230  $  12,986
Ratio of expenses to average net assets........       .69%       .72%       .73%       .81%       .62%
Ratio of net investment income to average net
 assets........................................      4.05%      3.82%      3.32%      4.08%      3.41%
Portfolio turnover rate........................    108.04%     98.48%    107.60%    138.08%    179.80%

(1) From inception of operations of September 12, 1991. Ratios and portfolio turnover rate are annualized.
(2) Not annualized.

  ---------------------------------------------------------------------------
                 FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                         COLUMBIA DAILY INCOME COMPANY

                                                 ---------  ---------  ---------  ---------  ---------
                                                   1995       1994       1993       1992       1991
                                                 ---------  ---------  ---------  ---------  ---------
Net asset value, beginning of period...........  $    1.00  $    1.00  $    1.00  $    1.00  $    1.00
                                                 ---------  ---------  ---------  ---------  ---------
Income from investment operations:
  Net investment income........................       .053       .036       .025       .032       .055
                                                 ---------  ---------  ---------  ---------  ---------
    Total from investment operations...........       .053       .036       .025       .032       .055
                                                 ---------  ---------  ---------  ---------  ---------
Less distributions:
  Dividends (from net investment income).......      (.053)     (.036)     (.025)     (.032)     (.055)
                                                 ---------  ---------  ---------  ---------  ---------
    Total distributions........................      (.053)     (.036)     (.025)     (.032)     (.055)
                                                 ---------  ---------  ---------  ---------  ---------
Net asset value, end of period.................  $    1.00  $    1.00  $    1.00  $    1.00  $    1.00
                                                 ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------
Total return...................................      5.49%      3.68%      2.51%      3.25%      5.66%
Ratios/Supplemental data
Net assets, end of period (in thousands).......  $ 800,656  $ 730,067  $ 544,500  $ 591,186  $ 737,584
Ratio of expenses to average net assets........       .64%       .70%       .75%       .71%       .69%
Ratio of net investment income to average net
 assets........................................      5.34%      3.68%      2.49%      3.22%      5.53%

                 COLUMBIA U.S. GOVERNMENT SECURITIES FUND, INC.

                                                 ---------  ---------  ---------  ---------  ---------
                                                   1995       1994       1993       1992       1991
                                                 ---------  ---------  ---------  ---------  ---------
Net asset value, beginning of period...........  $    7.99  $    8.36  $    8.35  $    8.47  $    8.43
                                                 ---------  ---------  ---------  ---------  ---------
Income from investment operations:
  Net investment income........................        .45        .37        .32        .39        .53
  Net realized and unrealized gains (losses) on
   investments.................................        .35       (.37)       .17        .09        .50
                                                 ---------  ---------  ---------  ---------  ---------
    Total from investment operations...........        .80     --            .49        .48       1.03
                                                 ---------  ---------  ---------  ---------  ---------
Less distributions:
  Dividends (from net investment income).......       (.45)      (.37)      (.32)      (.39)      (.53)
  Distributions (from capital gains)...........     --         --           (.16)      (.21)      (.46)
                                                 ---------  ---------  ---------  ---------  ---------
    Total distributions........................       (.45)      (.37)      (.48)      (.60)      (.99)
                                                 ---------  ---------  ---------  ---------  ---------
Net asset value, end of period.................  $    8.34  $    7.99  $    8.36  $    8.35  $    8.47
                                                 ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------
Total return...................................     10.21%      -.03%      5.91%      5.81%     12.72%
Ratios/Supplemental data
Net assets, end of period (in thousands).......  $  41,842  $  33,512  $  35,877  $  35,479  $  34,867
Ratio of expenses to average net assets........       .79%       .81%       .75%       .76%       .76%
Ratio of net investment income to average net
 assets........................................      5.45%      4.51%      3.74%      4.60%      6.18%
Portfolio turnover rate........................    253.17%    253.80%    254.59%    289.05%    309.13%

  ---------------------------------------------------------------------------
                 FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                  COLUMBIA FIXED INCOME SECURITIES FUND, INC.

                                                 ---------  ---------  ---------  ---------  ---------
                                                   1995       1994       1993       1992       1991
                                                 ---------  ---------  ---------  ---------  ---------
Net asset value, beginning of period...........  $   12.16  $   13.44  $   13.28  $   13.59  $   12.72
                                                 ---------  ---------  ---------  ---------  ---------
Income from investment operations:
  Net investment income........................        .88        .83        .85        .95       1.00
  Net realized and unrealized gains (losses) on
   investments.................................       1.35      (1.28)       .52        .09       1.05
                                                 ---------  ---------  ---------  ---------  ---------
    Total from investment operations...........       2.23       (.45)      1.37       1.04       2.05
                                                 ---------  ---------  ---------  ---------  ---------
Less distributions:
  Dividends (from net investment income).......       (.88)      (.83)      (.85)      (.95)     (1.00)
  Distributions (from capital gains)...........     --         --           (.36)      (.40)      (.18)
                                                 ---------  ---------  ---------  ---------  ---------
    Total distributions........................       (.88)      (.83)     (1.21)     (1.35)     (1.18)
                                                 ---------  ---------  ---------  ---------  ---------
Net asset value, end of period.................  $   13.51  $   12.16  $   13.44  $   13.28  $   13.59
                                                 ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------
Total return...................................     18.91%     -3.36%     10.47%      7.99%     16.84%
Ratios/Supplemental data
Net assets, end of period (in thousands).......  $ 316,259  $ 252,090  $ 300,532  $ 262,647  $ 207,271
Ratio of expenses to average net assets........       .65%       .66%       .66%       .66%       .69%
Ratio of net investment income to average net
 assets........................................      6.80%      6.53%      6.14%      7.03%      7.63%
Portfolio turnover rate........................    137.41%    139.81%    118.80%    195.67%    158.95%

                       COLUMBIA MUNICIPAL BOND FUND, INC.

                                                 ---------  ---------  ---------  ---------  ---------
                                                   1995       1994       1993       1992       1991
                                                 ---------  ---------  ---------  ---------  ---------
Net asset value, beginning of period...........  $   11.48  $   12.71  $   12.17  $   12.22  $   11.65
                                                 ---------  ---------  ---------  ---------  ---------
Income from investment operations:
  Net investment income........................        .63        .64        .66        .69        .72
  Net realized and unrealized gains (losses) on
   investments.................................        .96      (1.23)       .62        .07        .60
                                                 ---------  ---------  ---------  ---------  ---------
    Total from investment operations...........       1.59       (.59)      1.28        .76       1.32
                                                 ---------  ---------  ---------  ---------  ---------
Less distributions:
  Dividends (from net investment income) (1)...       (.63)      (.64)      (.66)      (.69)      (.72)
  Distributions (from capital gains)...........       (.07)    --           (.08)      (.12)      (.03)
                                                 ---------  ---------  ---------  ---------  ---------
    Total distributions........................       (.70)      (.64)      (.74)      (.81)      (.75)
                                                 ---------  ---------  ---------  ---------  ---------
Net asset value, end of period.................  $   12.37  $   11.48  $   12.71  $   12.17  $   12.22
                                                 ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------
Total return...................................     14.15%     -4.68%     10.73%      6.46%     11.73%
Ratios/Supplemental data
Net assets, end of period (in thousands).......  $ 383,796  $ 339,817  $ 430,367  $ 341,924  $ 285,099
Ratio of expenses to average net assets........       .57%       .57%       .58%       .59%       .59%
Ratio of net investment income to average net
 assets........................................      5.22%      5.36%      5.25%      5.69%      6.07%
Portfolio turnover rate........................     21.45%     19.40%      9.92%     17.82%     15.28%

(1) 100% exempt from federal taxation.

  ---------------------------------------------------------------------------
                 FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                         COLUMBIA HIGH YIELD FUND, INC.

                                                      ---------  ---------  -----------
                                                        1995       1994       1993(1)
                                                      ---------  ---------  -----------
Net asset value, beginning of period................  $    9.04  $    9.94   $   10.00
                                                      ---------  ---------  -----------
Income from investment operations:
  Net investment income.............................        .82        .80         .18
  Net realized and unrealized gains (losses) on
   investments......................................        .84       (.90)       (.06)
                                                      ---------  ---------  -----------
    Total from investment operations................       1.66       (.10)        .12
                                                      ---------  ---------  -----------
Less distributions:
  Dividends (from net investment income)............       (.82)      (.80)       (.18)
                                                      ---------  ---------  -----------
    Total distributions.............................       (.82)      (.80)       (.18)
                                                      ---------  ---------  -----------
Net asset value, end of period......................  $    9.88  $    9.04   $    9.94
                                                      ---------  ---------  -----------
                                                      ---------  ---------  -----------
Total return........................................     19.12%      -.92%       1.12%(2)
Ratios/Supplemental data
Net assets, end of period (in thousands)............  $  23,471  $  12,834   $   5,940
Ratio of expenses to average net assets (3).........      1.00%      1.00%       1.00%
Ratio of net investment income to average net
 assets.............................................      8.62%      8.69%       7.30%
Portfolio turnover rate.............................     51.60%     36.67%       0.00%

(1) From inception of operations on September 15, 1993. Ratios and portfolio turnover rate are annualized.
(2) Not annualized.
(3) The  ratio was  1.06% in  1995,  1.19% in  1994 and  2.03% in  1993,  before reimbursement of certain expenses by the investment advisor.

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                        COLUMBIA COMMON STOCK FUND, INC.

                                                                                             Shares or
                                                                                             Principal
December 31, 1995                                                                              Amount        Value(1)
                                                                                            ------------  --------------
Common Stocks (97.7%)
  Banking & Finance (12.3%)
    Ahmanson (H.F.) & Co. ................................................................        93,000  $    2,464,500
    American Express Co. .................................................................       186,900       7,732,987
    Federal Home Loan Mortgage Corp. .....................................................       100,000       8,350,000
    Federal National Mortgage Assn. ......................................................        30,500       3,785,813
    Fleet Financial Group, Inc. ..........................................................        83,800       3,414,850
    Greenpoint Financial Corp. ...........................................................       130,000       3,477,500
    Morgan (J.P.) & Co., Inc. ............................................................        92,200       7,399,050
    PNC Bank Corp. .......................................................................       229,700       7,407,825
                                                                                                          --------------
                                                                                                              44,032,525
                                                                                                          --------------
  Building & Forestry Products (1.6%)
    Champion International Corp. .........................................................       135,700       5,699,400
                                                                                                          --------------
  Business Services (3.9%)
    *ADT Ltd. ............................................................................       220,000       3,300,000
    Service Corp. International...........................................................       244,000      10,736,000
                                                                                                          --------------
                                                                                                              14,036,000
                                                                                                          --------------
  Chemical (3.7%)
    Grace (W.R.) & Co. ...................................................................       102,600       6,066,225
    Hercules, Inc. .......................................................................       128,100       7,221,637
                                                                                                          --------------
                                                                                                              13,287,862
                                                                                                          --------------
  Consumer Durable (2.6%)
    Ford Motor Co. .......................................................................       203,100       5,889,900
    Harley-Davidson, Inc. ................................................................       125,000       3,593,750
                                                                                                          --------------
                                                                                                               9,483,650
                                                                                                          --------------
  Consumer Non-Durable (8.7%)
    *Circus Circus Enterprises, Inc. .....................................................       132,000       3,679,500
    *Federated Department Stores, Inc. ...................................................       201,600       5,544,000
    Mattel, Inc. .........................................................................       216,000       6,642,000
    Nike, Inc. (Class B)..................................................................        58,400       4,066,100
    *Payless Cashways, Inc. ..............................................................       252,700       1,073,975
    Rykoff-Sexton, Inc. ..................................................................       102,000       1,785,000
    Sears, Roebuck & Co. .................................................................       164,800       6,427,200
    Wendy's International, Inc. ..........................................................        88,000       1,870,000
                                                                                                          --------------
                                                                                                              31,087,775
                                                                                                          --------------
  Consumer Staples (9.4%)
    Gillette Co. .........................................................................       123,400       6,432,225
    Philip Morris Cos., Inc. .............................................................        80,000       7,240,000
    Pioneer Hi-Bred International, Inc. ..................................................        61,900       3,443,187
    Procter & Gamble Co. .................................................................        77,500       6,432,500
    Sunbeam Corp. ........................................................................       230,400       3,513,600
    Sysco Corp. ..........................................................................       200,000       6,500,000
                                                                                                          --------------
                                                                                                              33,561,512
                                                                                                          --------------

                                                                                             Shares or
                                                                                             Principal
                                                                                               Amount        Value(1)
                                                                                            ------------  --------------
  Energy (7.6%)
    Chevron Corp. ........................................................................        70,000  $    3,675,000
    Exxon Corp. ..........................................................................        20,900       1,674,612
    Louisiana Land & Exploration Co. .....................................................        74,000       3,172,750
    Mobil Corp. ..........................................................................        45,400       5,084,800
    Noble Affiliates, Inc. ...............................................................        56,500       1,687,938
    Royal Dutch Petroleum Co. ADR.........................................................        52,400       7,394,950
    Unocal Corp. .........................................................................       159,000       4,630,875
                                                                                                          --------------
                                                                                                              27,320,925
                                                                                                          --------------
  Energy Services (0.9%)
    Baker Hughes, Inc. ...................................................................       139,000       3,388,125
                                                                                                          --------------
  Entertainment & Media (5.2%)
    Capital Cities/ABC, Inc. .............................................................        33,000       4,071,375
    Reader's Digest Association, Inc.
     (Class A non vtg.)...................................................................        78,200       4,007,750
    Time Warner, Inc. ....................................................................       121,700       4,609,387
    *Viacom, Inc. (Class B)...............................................................       123,100       5,831,863
                                                                                                          --------------
                                                                                                              18,520,375
                                                                                                          --------------
  Health (12.2%)
    *Amgen, Inc. .........................................................................       129,400       7,683,125
    Bausch & Lomb, Inc. ..................................................................       189,400       7,504,975
    Becton, Dickinson & Co. ..............................................................        50,400       3,780,000
    Johnson & Johnson.....................................................................        86,500       7,406,562
    U.S. HealthCare, Inc. ................................................................        75,800       3,524,700
    United Healthcare Corp. ..............................................................       132,700       8,691,850
    Warner-Lambert Co. ...................................................................        53,700       5,215,613
                                                                                                          --------------
                                                                                                              43,806,825
                                                                                                          --------------
  Insurance (4.9%)
    Aetna Life & Casualty Co. ............................................................        27,000       1,869,750
    American International Group, Inc. ...................................................        64,300       5,947,750
    Berkley (W.R.) Corp. .................................................................        70,000       3,762,500
    TIG Holdings, Inc. ...................................................................       213,000       6,070,500
                                                                                                          --------------
                                                                                                              17,650,500
                                                                                                          --------------
  Machinery & Capital Spending (5.0%)
    Case Corp. ...........................................................................        81,700       3,737,775
    Emerson Electric Co. .................................................................        85,400       6,981,450
    General Electric Co. .................................................................        97,700       7,034,400
                                                                                                          --------------
                                                                                                              17,753,625
                                                                                                          --------------
  Metal Mining & Steel (1.0%)
    Worthington Industries, Inc. .........................................................       169,000       3,517,313
                                                                                                          --------------
  Real Estate Securities (4.3%)
    American Health Properties, Inc. .....................................................       120,000       2,580,000
    Associated Estates Realty Corp. ......................................................        84,000       1,806,000

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                  COLUMBIA COMMON STOCK FUND, INC., CONTINUED

                                                                                             Shares or
                                                                                             Principal
                                                                                               Amount        Value(1)
                                                                                            ------------  --------------
Common Stocks (Continued)
    Beacon Properties Corp. ..............................................................        45,000  $    1,035,000
    Equity Residential Properties Trust...................................................        42,000       1,286,250
    JP Realty, Inc. ......................................................................        97,500       2,132,813
    Manufactured Home Communities, Inc. ..................................................        49,000         857,500
    National Health Investors, Inc. ......................................................       100,000       3,312,500
    Simon Property Group, Inc. ...........................................................        45,000       1,096,875
    Sun Communities, Inc. ................................................................        50,400       1,329,300
                                                                                                          --------------
                                                                                                              15,436,238
                                                                                                          --------------
  Technology (9.8%)
    Adobe Systems, Inc. ..................................................................        75,300       4,668,600
    Boeing Co. ...........................................................................        50,000       3,918,750
    *Cisco Systems, Inc. .................................................................        54,900       4,096,913
    *Computer Sciences Corp. .............................................................        95,000       6,673,750
    Ericsson (L.M.) Telephone Co. (Class B) Spon. ADR.....................................       270,000       5,265,000
    General Motors Corp. (Class E)........................................................       125,000       6,500,000
    Hewlett-Packard Co. ..................................................................        11,800         988,250
    *Sun Microsystems, Inc. ..............................................................        68,000       3,102,500
                                                                                                          --------------
                                                                                                              35,213,763
                                                                                                          --------------
  Transportation (1.6%)
    Norfolk Southern Corp. ...............................................................        51,000       4,048,125
    Southwest Airlines Co. ...............................................................        72,600       1,687,950
                                                                                                          --------------
                                                                                                               5,736,075
                                                                                                          --------------
  Utilities/Communications (2.4%)
    AT&T Corp. ...........................................................................        40,000       2,590,000
    Vodafone Group plc ADR................................................................       166,200       5,858,550
                                                                                                          --------------
                                                                                                               8,448,550
                                                                                                          --------------
  Utilities/Electric/Gas (0.6%)
  NIPSCO Industries, Inc. ................................................................        60,000       2,295,000
                                                                                                          --------------
    Total Common Stocks
     (Cost $298,816,482)..................................................................                   350,276,038
                                                                                                          --------------
                                                                                             Shares or
                                                                                             Principal
                                                                                               Amount        Value(1)
                                                                                            ------------  --------------

Convertible Preferred Stock (0.9%)
  Technology (0.9%)
    American Express Co.
     (Cost $2,433,700)....................................................................        60,000  $    3,330,000
                                                                                                          --------------
    Total investments, excluding temporary cash investment
     (Cost $301,250,182)..................................................................                   353,606,038
                                                                                                          --------------
Repurchase Agreement (1.0%)
    Goldman Sachs Corp.
     5.447% dated 12/29/1995,
     due 01/02/1996 in the
     amount of $3,450,244.
     Collateralized by U.S. Treasury Bond
     8.750% due 11/15/2008
     (Cost $3,448,186)....................................................................  $  3,448,186       3,448,186
                                                                                                          --------------
Total Investments (99.6%)
 (Cost $304,698,368)......................................................................                   357,054,224
Receivables less liabilities (0.4%).......................................................                     1,468,500
                                                                                                          --------------
Net Assets (100.0%).......................................................................                $  358,522,724
                                                                                                          --------------
                                                                                                          --------------

(1) See Note 1 of Notes to Financial Statements.
 *  Non-income producing

                  The accompanying notes are an integral part
                          of the financial statements.

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                           COLUMBIA GROWTH FUND, INC.

                                                                                             Shares or
                                                                                             Principal
December 31, 1995                                                                              Amount        Value(1)
                                                                                            ------------  --------------
Common Stocks (99.1%)
  Banking & Finance (8.1%)
    BankAmerica Corp. ....................................................................       136,300  $    8,825,425
    Barnett Banks, Inc. ..................................................................       137,800       8,130,200
    Bear Stearns Cos., Inc. ..............................................................       194,306       3,861,832
    Dean Witter, Discover & Co. ..........................................................       175,440       8,245,680
    Federal Home Loan Mortgage Corp. .....................................................       187,300      15,639,550
    Federal National Mortgage Assn. ......................................................        76,700       9,520,387
    First USA, Inc. ......................................................................       150,000       6,656,250
    Morgan Stanley Group, Inc. ...........................................................       100,000       8,062,500
                                                                                                          --------------
                                                                                                              68,941,824
                                                                                                          --------------
  Building & Forestry Products (0.6%)
    *Crown Vantage, Inc. .................................................................       366,320       5,220,060
                                                                                                          --------------
  Business & Consumer Services (1.6%)
    *Mail-Well, Inc. .....................................................................       400,000       4,900,000
    Service Corp. International...........................................................       200,000       8,800,000
                                                                                                          --------------
                                                                                                              13,700,000
                                                                                                          --------------
  Chemical (2.0%)
    Grace (W.R.) & Co. ...................................................................       100,000       5,912,500
    Hercules, Inc. .......................................................................       201,000      11,331,375
                                                                                                          --------------
                                                                                                              17,243,875
                                                                                                          --------------
  Consumer Non-Durable (17.5%)
    *AutoZone, Inc. ......................................................................       275,000       7,940,625
    *Borders Group, Inc. .................................................................       213,300       3,946,050
    *Central Tractor Farm & Country, Inc. ................................................       275,000       2,818,750
    *Corporate Express, Inc. .............................................................       262,300       7,901,787
    *Eckerd Corp. (Del.)..................................................................       165,000       7,363,125
    *Federated Department Stores, Inc. ...................................................       491,600      13,519,000
    *HFS, Inc. ...........................................................................       175,000      14,306,250
    Home Depot, Inc. .....................................................................       175,000       8,378,125
    Intimate Brands, Inc. (Class A).......................................................       350,000       5,250,000
    Mattel, Inc. .........................................................................       501,200      15,411,900
    McDonald's Corp. .....................................................................       168,400       7,599,050
    *Office Depot, Inc. ..................................................................       220,400       4,352,900
    Rite Aid Corp. .......................................................................       148,600       5,089,550
    Sears, Roebuck & Co. .................................................................       300,000      11,700,000
    Warnaco Group, Inc. (Class A).........................................................     1,301,200      32,530,000
                                                                                                          --------------
                                                                                                             148,107,112
                                                                                                          --------------

                                                                                             Shares or
                                                                                             Principal
                                                                                               Amount        Value(1)
                                                                                            ------------  --------------

  Consumer Staples (9.7%)
    First Brands Corp. ...................................................................        97,100  $    4,624,388
    Gillette Co. .........................................................................       400,000      20,850,000
    Libbey, Inc. .........................................................................       300,000       6,750,000
    PepsiCo, Inc. ........................................................................       100,000       5,587,500
    Philip Morris Cos., Inc. .............................................................       300,500      27,195,250
    Quaker Oats Co. ......................................................................       300,000      10,350,000
    Sunbeam Corp. ........................................................................       274,300       4,183,075
    Wrigley (Wm.) Jr. Co. ................................................................        46,400       2,436,000
                                                                                                          --------------
                                                                                                              81,976,213
                                                                                                          --------------
  Energy (5.0%)
    Amoco Corp. ..........................................................................        95,000       6,828,125
    Anadarko Petroleum Corp. .............................................................       172,500       9,336,562
    Apache Corp. .........................................................................       138,700       4,091,650
    British Petroleum Co. plc ADR.........................................................        94,391       9,639,681
    Burlington Resources, Inc. ...........................................................       125,000       4,906,250
    Chevron Corp. ........................................................................       150,000       7,875,000
                                                                                                          --------------
                                                                                                              42,677,268
                                                                                                          --------------
  Energy Services (2.1%)
    Halliburton Co. ......................................................................       163,000       8,251,875
    Schlumberger Ltd......................................................................       135,500       9,383,375
                                                                                                          --------------
                                                                                                              17,635,250
                                                                                                          --------------
  Entertainment & Media (4.4%)
    Reader's Digest Association, Inc.
     (Class A non vtg.)...................................................................       165,800       8,497,250
    Time Warner, Inc. ....................................................................       499,700      18,926,138
    *Viacom, Inc. (Class B)...............................................................       215,000      10,185,625
                                                                                                          --------------
                                                                                                              37,609,013
                                                                                                          --------------
  Health (10.4%)
    *Amgen, Inc. .........................................................................       332,800      19,760,000
    *Apria Healthcare Group, Inc. ........................................................     1,231,520      34,790,440
    *Ethical Holdings Ltd. Spon. ADR......................................................       300,000       2,700,000
    *Genesis Health Ventures, Inc. .......................................................       175,000       6,387,500
    *Inhale Therapeutic Systems...........................................................       140,000       1,365,000
    Johnson & Johnson.....................................................................        75,000       6,421,875
    *PacifiCare Health Systems, Inc.
     (Class A)............................................................................        85,000       7,395,000
    *Penederm, Inc. ......................................................................       147,200       1,674,400
    Warner-Lambert Co. ...................................................................        78,800       7,653,450
                                                                                                          --------------
                                                                                                              88,147,665
                                                                                                          --------------

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                     COLUMBIA GROWTH FUND, INC., CONTINUED

                                                                                             Shares or
                                                                                             Principal
                                                                                               Amount        Value(1)
                                                                                            ------------  --------------
Common Stocks (Continued)
  Hotels & Gaming (6.1%)
    *Circus Circus Enterprises, Inc. .....................................................       613,500  $   17,101,313
    *Host Marriott Corp. .................................................................       400,000       5,300,000
    Marriott International, Inc. .........................................................       200,000       7,650,000
    *Mirage Resorts, Inc. ................................................................       100,000       3,450,000
    *Rio Hotel & Casino, Inc. ............................................................       500,400       5,942,250
    *Station Casinos, Inc. ...............................................................       862,600      12,615,525
                                                                                                          --------------
                                                                                                              52,059,088
                                                                                                          --------------
  Insurance (3.4%)
    Allstate Corp. .......................................................................       300,000      12,337,500
    American International Group, Inc. ...................................................        96,150       8,893,875
    *ITT Hartford Group, Inc. ............................................................       150,000       7,256,250
                                                                                                          --------------
                                                                                                              28,487,625
                                                                                                          --------------
  Machinery & Capital Spending (5.6%)
    *American Standard Cos., Inc. ........................................................       231,400       6,479,200
    Case Corp. ...........................................................................       225,000      10,293,750
    Emerson Electric Co. .................................................................       200,000      16,350,000
    General Electric Co. .................................................................       200,000      14,400,000
                                                                                                          --------------
                                                                                                              47,522,950
                                                                                                          --------------
  Real Estate Securities (5.4%)
    Amli Residential Properties Trust.....................................................       180,500       3,610,000
    Beacon Properties Corp. ..............................................................       345,000       7,935,000
    Camden Property Trust.................................................................       166,250       3,969,219
    Duke Realty Investments, Inc. ........................................................        84,100       2,638,637
    Equity Residential Properties Trust...................................................       355,000      10,871,875
    JP Realty, Inc. ......................................................................       350,000       7,656,250
    Simon Property Group, Inc. ...........................................................       194,300       4,736,063
    TriNet Corporate Realty Trust, Inc. ..................................................       146,000       3,978,500
                                                                                                          --------------
                                                                                                              45,395,544
                                                                                                          --------------
  Technology (15.4%)
    Adobe Systems, Inc. ..................................................................       250,300      15,518,600
    *Bay Networks, Inc. ..................................................................       200,350       8,239,394
    Boeing Co. ...........................................................................       100,000       7,837,500
    *Cabletron Systems, Inc. .............................................................        53,500       4,333,500
    *Cisco Systems, Inc. .................................................................       135,000      10,074,375
                                                                                             Shares or
                                                                                             Principal
                                                                                               Amount        Value(1)
                                                                                            ------------  --------------

    *Compaq Computer Corp. ...............................................................       170,000  $    8,160,000
    *Computer Sciences Corp. .............................................................       250,400      17,590,600
    *Dell Computer Corp. .................................................................       100,000       3,462,500
    Ericsson (L.M.) Telephone Co. (Class B) Spon. ADR.....................................       682,300      13,304,850
    General Motors Corp. (Class E)........................................................       155,900       8,106,800
    Hewlett-Packard Co. ..................................................................        58,300       4,882,625
    *Oracle Corp. ........................................................................       198,900       8,428,387
    *Sun Microsystems, Inc. ..............................................................       200,000       9,125,000
    *Tellabs, Inc. .......................................................................       168,300       6,227,100
    *3Com Corp. ..........................................................................       123,800       5,772,175
                                                                                                          --------------
                                                                                                             131,063,406
                                                                                                          --------------
  Utilities/Communications (1.8%)
    *Paging Network, Inc. ................................................................       400,000       9,750,000
    Vodafone Group plc ADR................................................................       150,000       5,287,500
                                                                                                          --------------
                                                                                                              15,037,500
                                                                                                          --------------
    Total Common Stocks
     (Cost $680,853,085)..................................................................                   840,824,393
                                                                                                          --------------
Repurchase Agreement (1.2%)
     Goldman Sachs Corp.
      5.447% dated 12/29/1995,
      due 01/02/1996 in the
      amount of $10,447,456.
      Collateralized by U.S. Treasury Bond
      8.750% due 11/15/2008
      (Cost $10,441,223)..................................................................  $ 10,441,223      10,441,223
                                                                                                          --------------
Total Investments (100.3%)
 (Cost $691,294,308)......................................................................                   851,265,616
Receivables less liabilities (-0.3%)......................................................                    (2,534,764)
                                                                                                          --------------
Net Assets (100.0%).......................................................................                $  848,730,852
                                                                                                          --------------
                                                                                                          --------------

(1) See Note 1 of Notes to Financial Statements.

 *  Non-income producing

                  The accompanying notes are an integral part
                          of the financial statements.

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                    COLUMBIA INTERNATIONAL STOCK FUND, INC.

                                                                                             Shares or
                                                                                             Principal
December 31, 1995                                                                              Amount        Value(1)
                                                                                            ------------  --------------
Common Stocks (90.7%)
  Brazil (0.8%)
    Companhia Energetica de Minas Gerais SA, ADR (Utilities-Electric).....................        22,776  $      498,225
    Usinas Siderurgicas de Minas Gerais SA, ADR (Metals, Mining & Steel)..................        45,000         360,000
                                                                                                          --------------
                                                                                                                 858,225
                                                                                                          --------------
  Canada (2.9%)
    Bombardier, Inc. (Class B) (Manufacturing-Diversified Industries).....................        80,000       1,056,028
    *Future Shop Ltd., The (Retail).......................................................        65,800         711,756
    Magna International, Inc. (Class A) (Motor Vehicles & Parts)..........................        11,000         473,929
    NOVA Corp. (Chemicals)................................................................        85,000         680,000
                                                                                                          --------------
                                                                                                               2,921,713
                                                                                                          --------------
  Finland (2.4%)
    Finnair Oy (Transportation)...........................................................        70,000         516,331
    Kesko Oy (Retail).....................................................................        57,000         710,809
    Valmet Oy (Class A) (Machinery & Capital Spending)....................................        50,000       1,244,727
                                                                                                          --------------
                                                                                                               2,471,867
                                                                                                          --------------
  France (5.9%)
    Alcatel Alsthom SA (Electrical Equipment).............................................         2,000         172,697
    AXA SA (Insurance)....................................................................        14,000         944,882
    BIC SA (Consumer Products)............................................................         7,000         712,956
    Brioche Pasquier SA (Food Processing).................................................         3,000         365,068
    Carrefour SA (Retail).................................................................         1,400         850,680
    Cie General des Eaux (Utilities)......................................................         3,400         339,965
    GrandOptical-PhotoService SA (Retail).................................................         4,000         391,042
    LVMH Moet Hennessy Louis Vuitton SA (Consumer Products)...............................         2,800         584,109
    Societe Nationale d'Exploitation Industrielle des Tabacs et Allumettes (Consumer
     Products)............................................................................        17,000         617,139
    Societe Generale SA (Banking).........................................................         7,600         940,382
                                                                                                          --------------
                                                                                                               5,918,920
                                                                                                          --------------

                                                                                             Shares or
                                                                                             Principal
                                                                                               Amount        Value(1)
                                                                                            ------------  --------------

  Germany (5.9%)
    Allianz Holding AG (Insurance)........................................................           500  $      977,281
    Bayer AG (Chemicals)..................................................................         3,000         793,778
    Daimler-Benz AG (Motor Vehicles & Parts)..............................................         1,000         504,719
    Gehe AG (Wholesale Distributor).......................................................         1,800         918,560
    Karstadt AG (Retail)..................................................................         1,500         613,422
    Mannesmann AG (Machinery & Capital Spending)..........................................         2,400         766,221
    *SGL Carbon AG (Metals, Mining &
     Steel)...............................................................................        12,000         931,143
    Siemens AG (Electrical Equipment).....................................................           800         439,007
                                                                                                          --------------
                                                                                                               5,944,131
                                                                                                          --------------
  Hong Kong (6.7%)
    Cheung Kong Holdings Ltd. (Real Estate)...............................................       300,000       1,827,541
    Florens Group Ltd. (Container Leasing)................................................       920,000         600,903
    HSBC Holdings plc (Banking)...........................................................       122,855       1,859,104
    Hutchison Whampoa Ltd. (Consumer Products)............................................       135,000         822,394
    Sun Hung Kai Properties Ltd. (Real Estate)............................................        70,000         572,642
    Swire Pacific Ltd. (Class A) (Transportation).........................................       140,000       1,086,436
                                                                                                          --------------
                                                                                                               6,769,020
                                                                                                          --------------
  India (2.4%)
    Bajaj Auto Ltd., GDR (Motor Vehicles & Parts).........................................        12,400         313,100
    *Indian Hotels Co. Ltd., GDS, The (Entertainment & Leisure)...........................        30,000         570,000
    Larsen & Toubro Ltd., GDR (Engineering & Construction)................................        40,000         690,000
    Tata Engineering & Locomotive Co., Ltd., GDS (Motor Vehicles & Parts).................        66,400         854,900
                                                                                                          --------------
                                                                                                               2,428,000
                                                                                                          --------------
  Italy (1.5%)
    *De Rigo S.p.A., ADS (Consumer Products)..............................................        24,000         546,000
    *Gucci Group NV (Consumer Products)...................................................        25,000         971,875
                                                                                                          --------------
                                                                                                               1,517,875
                                                                                                          --------------

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
               COLUMBIA INTERNATIONAL STOCK FUND, INC., CONTINUED

                                                                                             Shares or
                                                                                             Principal
                                                                                               Amount        Value(1)
                                                                                            ------------  --------------
Common Stocks (Continued)
  Japan (34.3%)
    Ajinomoto Co., Inc. (Food & Beverages)................................................        20,000  $      223,084
    BRIDGESTONE CORP. (Motor Vehicles & Parts)............................................        22,000         349,951
    CANON, INC. (Electronics).............................................................        48,000         870,611
    Daiwa Securities Co., Ltd. (Financial Services).......................................        45,000         689,622
    Daiwabo Information System Co., Ltd. (Technology).....................................         9,000         234,821
    East Japan Railway Co. (Transportation)...............................................            74         360,310
    Fuji Bank Ltd., The (Banking).........................................................        35,000         774,006
    Fuji Photo Film Co., Ltd. (Entertainment & Leisure)...................................        11,000         317,944
    FUJICOPIAN CO., LTD. (Machinery & Capital Spending)...................................        21,000         157,042
    Industrial Bank of Japan Ltd., The (Banking)..........................................        27,000         819,690
    ITO-YOKADO CO., LTD. (Retail).........................................................         7,000         431,814
    JUSCO CO., LTD. (Retail)..............................................................        25,000         652,279
    KAJIMA CORP. (Construction)...........................................................        32,000         316,586
    Kao Corp. (Consumer Products).........................................................        20,000         248,303
    Kawasaki Steel Corp. (Metals, Mining & Steel).........................................       158,000         551,697
    KEYENCE CORP. (Electronics)...........................................................        12,000       1,385,063
    Kinki Nippon Railway Co., Ltd. (Transportation).......................................        39,000         295,053
    KOMATSU LTD. (Machinery & Capital Spending)...........................................        30,000         247,333
    KUBOTA CORP. (Machinery & Capital Spending)...........................................        70,000         451,503
    Laox Co., Ltd. (Retail)...............................................................        26,000         524,539
    Marubeni Corp. (Wholesale Distributor)................................................       106,000         574,724
    Mitsubishi Bank Ltd., The (Banking)...................................................        33,000         777,789
    Mitsubishi Chemical Corp. (Chemicals).................................................        76,000         370,049
    Mitsubishi Estate Co., Ltd. (Real Estate).............................................        72,000         900,873
    Mitsubishi Heavy Inds., Ltd. (Machinery & Capital Spending)...........................       120,000         957,905
    Mitsubishi Trust & Banking Corp., The (Banking).......................................        23,000         383,705
    Mitsui Fudosan Co., Ltd. (Real Estate)................................................       100,000       1,231,814
    MITSUMI ELECTRIC CO., LTD. (Electronics)..............................................        24,000         579,631
    MORI SEIKI CO., LTD. (Machinery & Capital Spending)...................................        25,000         564,985
    NEC Corp. (Electronics)...............................................................        40,000         488,846
    NICHICON CORP. (Electronics)..........................................................        18,000         265,373
                                                                                             Shares or
                                                                                             Principal
                                                                                               Amount        Value(1)
                                                                                            ------------  --------------

    Nintendo Co., Ltd. (Entertainment & Leisure)..........................................         3,000  $      228,419
    NIPPON STEEL CORP. (Metals, Mining & Steel)...........................................       200,000         686,712
    NIPPON TELEGRAPH & TELEPHONE CORP. (Utilities-Communication)..........................           200       1,620,597
    Nippon Yusen Kabushiki Kaisha (Transportation)........................................        55,000         319,544
    NIPPONDENSO CO., LTD. (Motor Vehicles & Parts)........................................        23,000         430,553
    NISSAN MOTOR CO., LTD. (Motor Vehicles & Parts).......................................        47,000         361,503
    NISSHO ELECTRONICS CORP. (Electronics)................................................        50,000       1,188,167
    Nomura Securities Co., Ltd., The (Financial Services).................................        42,000         916,586
    NSK Ltd. (Machinery & Capital Spending)...............................................       164,000       1,193,016
    NTN CORP. (Machinery & Capital Spending)..............................................       161,000       1,077,498
    NTT Data Communications Systems Corp. (Business Services).............................            35       1,177,983
    OMRON CORP. (Electronics).............................................................        10,000         230,844
    OSG CORP. (Machinery & Capital Spending)..............................................        13,000          89,273
    ROHM CO., LTD. (Electronics)..........................................................        17,000         961,300
    SANKYO CO., LTD. (Pharmaceuticals)....................................................        12,000         270,029
    Sanwa Bank Ltd., The (Banking)........................................................        35,000         712,900
    Sekisui Chemical Co., Ltd. (Chemicals)................................................        82,000       1,208,923
    SHIMIZU CORP. (Construction)..........................................................        30,000         305,529
    Shin-Etsu Chemical Co., Ltd. (Chemicals)..............................................        20,000         415,131
    SONY CORP. (Electronics)..............................................................        10,000         600,388
    Takeda Chemical Inds., Ltd. (Pharmaceuticals).........................................        27,000         445,199
    Tokio Marine & Fire Insurance Co., Ltd., The (Insurance)..............................        65,000         851,115
    TORAY INDUSTRIES, INC. (Chemicals)....................................................        75,000         494,665
    TOYOTA MOTOR CORP. (Motor Vehicles & Parts)...........................................        37,000         785,936
    TRANS COSMOS, INC. (Business Services)................................................         6,000         393,404
    Tsuchiya Home Co., Ltd. (Construction)................................................        35,000         594,083
                                                                                                          --------------
                                                                                                              34,556,242
                                                                                                          --------------

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
               COLUMBIA INTERNATIONAL STOCK FUND, INC., CONTINUED

                                                                                             Shares or
                                                                                             Principal
                                                                                               Amount        Value(1)
                                                                                            ------------  --------------
Common Stocks (Continued)
  Korea (2.3%)
    *CITC Seoul Excel Trust, IDR (Investment Trust).......................................       130,000  $    1,293,500
    Daehan Blue-Chip Index Trust, IDR (Investment Trust)..................................        45,000       1,023,300
                                                                                                          --------------
                                                                                                               2,316,800
                                                                                                          --------------
  Netherlands (4.4%)
    Aegon NV (Insurance)..................................................................        25,000       1,107,437
    *BE Semiconductor Inds. NV (Electronics)..............................................        60,000         780,000
    Elsevier NV (Publishing)..............................................................        80,000       1,068,131
    Heineken NV (Food & Beverages)........................................................         3,800         674,981
    Royal Dutch Petroleum Co. (Energy)....................................................         5,500         769,341
                                                                                                          --------------
                                                                                                               4,399,890
                                                                                                          --------------
  Norway (1.3%)
    UNI-Storebrand AS (Class A) (Insurance)...............................................       240,000       1,330,314
                                                                                                          --------------
  Switzerland (5.2%)
    Alusuisse-Lonza Holding AG (Bearer) (Metals, Mining & Steel)..........................         1,200         953,739
    BBC Brown Boveri Ltd. (Series A) (Bearer) (Electrical Equipment)......................           750         873,913
    Ciba-Geigy AG (Bearer) (Pharmaceuticals)..............................................         1,150       1,010,000
    Roche Holding Ltd. (Genusssheine) (Pharmaceuticals)...................................           140       1,110,870
    Swiss Reinsurance Co. (Registered) (Insurance)........................................           560         653,496
    Zurich Insurance Co. (Registered) (Insurance).........................................         2,000         600,000
                                                                                                          --------------
                                                                                                               5,202,018
                                                                                                          --------------
  United Kingdom (14.7%)
    Abbey National plc (Banking)..........................................................        50,000         493,377
    B.A.T Inds. plc (Consumer/Business Services)..........................................        80,000         704,381
    Barclays plc (Banking)................................................................        40,000         458,623
    BOC Group plc, The (Chemicals)........................................................        25,000         349,475
    British Aerospace plc (Aircraft & Aerospace)..........................................        48,000         592,645
    British Petroleum Co. plc (Energy)....................................................       154,835       1,293,620
    British Sky Broadcasting Group plc (Media)............................................       100,000         630,685
    Compass Group plc (Food & Beverages)..................................................        46,000         348,994
    Electrocomponents plc (Electronics)...................................................        86,000         479,677
                                                                                             Shares or
                                                                                             Principal
                                                                                               Amount        Value(1)
                                                                                            ------------  --------------

    Glaxo Wellcome plc (Pharmaceuticals)..................................................        35,000  $      496,868
    Hays plc (Business Services)..........................................................       120,000         700,037
    Lloyds TSB Group plc (Banking)........................................................       189,280         972,041
    Next plc (Retail).....................................................................       160,000       1,131,974
    Provident Financial plc (Financial Services)..........................................        66,000         838,136
    Prudential Corp. (Insurance)..........................................................        81,155         521,905
    Reed International plc (Publishing)...................................................        37,000         563,435
    Reuters Holdings plc (Business Services)..............................................       100,000         914,609
    Sage Group plc, The (Business
     Services)............................................................................       100,000         511,995
    Siebe plc (Machinery & Capital Spending)..............................................        71,190         876,431
    SmithKline Beecham plc (Class A) (Pharmaceuticals)....................................        60,000         660,939
    THORN EMI plc (Entertainment & Leisure)...............................................        42,795       1,006,902
    Vodafone Group plc (Utilities-Communication)..........................................        90,000         322,557
                                                                                                          --------------
                                                                                                              14,869,306
                                                                                                          --------------
    Total Common Stocks
     (Cost $81,259,082)...................................................................                    91,504,321
                                                                                                          --------------
Preferred Stocks (4.4%)
  Brazil (2.1%)
    Companhia Cervejaria Brahma SA (Food & Beverages).....................................       770,000         316,978
    *DIXIE TOGA SA (Receipts) (Containers)................................................       437,500         382,706
    Refrigeracao Parana SA (Consumer Products)............................................   112,500,000         224,607
    Telecomunicacoes Brasileiras SA (Utilities-Communication).............................    25,000,000       1,204,075
                                                                                                          --------------
                                                                                                               2,128,366
                                                                                                          --------------
  Germany (2.3%)
    Fresenius AG (Pharmaceuticals)........................................................         8,500         808,109
    Jil Sander AG (Consumer Products).....................................................           765         564,191
    Systeme, Anwendungen, Produkte in der Dattenverarbeitung AG (Business Services).......         6,000         910,171
                                                                                                          --------------
                                                                                                               2,282,471
                                                                                                          --------------
    Total Preferred Stocks
     (Cost $3,727,581)....................................................................                     4,410,837
                                                                                                          --------------

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
               COLUMBIA INTERNATIONAL STOCK FUND, INC., CONTINUED

                                                                                             Shares or
                                                                                             Principal
                                                                                               Amount        Value(1)
                                                                                            ------------  --------------
Warrants (1.8%)
  Germany (0.6%)
     *Veba AG (04/06/1998) (Utilities-
      Electric)...........................................................................         4,000  $      631,947
                                                                                                          --------------
  Japan (1.2%)
    *Kyocera Corp. #2 (01/23/1998) (Electronics)..........................................           865       1,081,250
    *Mr. Max Corp. (02/17/1998) (Retail)..................................................         5,000         107,608
                                                                                                          --------------
                                                                                                               1,188,858
                                                                                                          --------------
    Total Warrants
     (Cost $1,782,383)....................................................................                     1,820,805
                                                                                                          --------------
    Total investments, excluding temporary cash investment
     (Cost $86,769,046)...................................................................                    97,735,963
                                                                                                          --------------
                                                                                             Shares or
                                                                                             Principal
                                                                                               Amount        Value(1)
                                                                                            ------------  --------------

Repurchase Agreement (2.8%)
    Goldman Sachs Corp.
     5.447% dated 12/29/1995,
     due 01/02/1996 in the
     amount of $2,820,406.
     Collateralized by U.S. Treasury Bond
     8.750% due 11/15/2008
     (Cost $2,818,723)....................................................................  $  2,818,723  $    2,818,723
                                                                                                          --------------
Total Investments (99.7%)
 (Cost $89,587,769).......................................................................                   100,554,686
Cash and receivables less liabilities (0.3%)..............................................                       318,774
                                                                                                          --------------
Net Assets (100.0%).......................................................................                $  100,873,460
                                                                                                          --------------
                                                                                                          --------------

(1) See Note 1 of Notes to Financial Statements.

 *  Non-income producing

                  The accompanying notes are an integral part
                          of the financial statements.

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                          COLUMBIA SPECIAL FUND, INC.

                                                                                             Shares or
                                                                                             Principal
December 31, 1995                                                                              Amount        Value(1)
                                                                                            ------------  --------------
Common Stocks (97.9%)
  Aerospace (0.7%)
    *BE Aerospace, Inc. ..................................................................       505,000  $    5,365,625
    *Wyman-Gordon Co. ....................................................................       350,000       4,812,500
                                                                                                          --------------
                                                                                                              10,178,125
                                                                                                          --------------
  Banking & Finance (9.6%)
    Aames Financial Corp. ................................................................       360,000      10,035,000
    ADVANTA Corp. (Class B)...............................................................       330,000      12,003,750
    Alex. Brown, Inc. ....................................................................       250,000      10,500,000
    Citicorp..............................................................................       225,000      15,131,250
    Great Western Financial Corp. ........................................................       295,000       7,522,500
    Green Tree Financial Corp. ...........................................................       600,000      15,825,000
    Morgan Stanley Group, Inc. ...........................................................        85,000       6,853,125
    Schwab (Charles) Corp. ...............................................................       400,000       8,050,000
    Standard Federal Bancorp..............................................................       350,000      13,781,250
    U.S. Bancorp (Ore.)...................................................................       442,000      14,862,250
    Washington Federal, Inc. .............................................................       350,000       8,968,750
    Washington Mutual, Inc. ..............................................................       325,000       9,384,375
                                                                                                          --------------
                                                                                                             132,917,250
                                                                                                          --------------
  Building & Forestry Products (0.7%)
    *Fort Howard Corp. ...................................................................       450,000      10,125,000
                                                                                                          --------------
  Business & Consumer Services (7.6%)
    *American Management Systems, Inc. ...................................................       370,000      11,100,000
    *BISYS Group, Inc. ...................................................................       400,000      12,300,000
    *CBT Group Public Ltd. plc Spon. ADR..................................................       102,500       5,432,500
    *CKS Group, Inc. .....................................................................        10,000         390,000
    *CompDent Corp. ......................................................................       220,000       9,130,000
    Danka Business Systems plc ADR........................................................       421,000      15,577,000
    DENTSPLY International, Inc. .........................................................       340,000      13,600,000
    *First Commonwealth, Inc. ............................................................       100,000       2,600,000
    *FIserv, Inc. ........................................................................       320,000       9,600,000
    *Learning Tree International, Inc. ...................................................       136,000       2,125,000
    Paychex, Inc. ........................................................................       300,000      14,962,500
    *United Dental Care, Inc. ............................................................       209,000       8,621,250
                                                                                                          --------------
                                                                                                             105,438,250
                                                                                                          --------------
  Chemical (1.0%)
    Potash Corp. of Saskatchewan, Inc. ...................................................       200,000      14,175,000
                                                                                                          --------------
  Consumer Durable (1.7%)
    Harley-Davidson, Inc. ................................................................       500,000      14,375,000
    Polaris Industries, Inc. .............................................................        50,000       1,468,750
    *Ultralife Batteries, Inc. ...........................................................       285,000       6,840,000
                                                                                                          --------------
                                                                                                              22,683,750
                                                                                                          --------------

                                                                                             Shares or
                                                                                             Principal
                                                                                               Amount        Value(1)
                                                                                            ------------  --------------

  Consumer Non-Durable (5.0%)
    *Borders Group, Inc. .................................................................       600,000  $   11,100,000
    *Eastbay, Inc. .......................................................................       355,000       7,011,250
    *General Nutrition Cos., Inc. ........................................................       350,000       8,050,000
    Intimate Brands, Inc. (Class A).......................................................       250,000       3,750,000
    *Micro Warehouse, Inc. ...............................................................       100,000       4,325,000
    *Neostar Retail Group, Inc. ..........................................................       590,000       4,351,250
    *OfficeMax, Inc. .....................................................................       420,000       9,397,500
    Quality Food Centers, Inc. ...........................................................       250,000       5,500,000
    *Sports Authority, Inc., The..........................................................       350,000       7,131,250
    *Zale Corp. ..........................................................................       490,000       7,901,250
                                                                                                          --------------
                                                                                                              68,517,500
                                                                                                          --------------
  Consumer Staples (0.5%)
    DEKALB Genetics Corp. (Class B).......................................................       150,000       6,768,750
                                                                                                          --------------
  Energy (3.8%)
    Anadarko Petroleum Corp. .............................................................       475,000      25,709,375
    Apache Corp. .........................................................................       545,000      16,077,500
    Burlington Resources, Inc. ...........................................................       100,000       3,925,000
    *Cairn Energy USA, Inc. ..............................................................       500,000       7,000,000
                                                                                                          --------------
                                                                                                              52,711,875
                                                                                                          --------------
  Energy Services (6.9%)
    *BJ Services Co. .....................................................................       400,000      11,600,000
    *Grant Geophysical, Inc. .............................................................       400,000       1,000,000
    Halliburton Co. ......................................................................       250,000      12,656,250
    *Input/Output, Inc. ..................................................................       260,000      15,015,000
    *Landmark Graphics Corp. .............................................................       300,000       6,975,000
    *Nabors Industries, Inc. .............................................................       700,000       7,787,500
    *Noble Drilling Corp. ................................................................       900,000       8,100,000
    *Oceaneering International, Inc. .....................................................       630,000       8,111,250
    *Smith International, Inc. ...........................................................       625,000      14,687,500
    Sonat Offshore Drilling, Inc. ........................................................       220,000       9,845,000
                                                                                                          --------------
                                                                                                              95,777,500
                                                                                                          --------------
  Entertainment & Media (4.8%)
    Citicasters, Inc. (Class A)...........................................................       300,000       7,087,500
    *Electronic Arts, Inc. ...............................................................       310,000       8,098,750
    *Evergreen Media Corp. (Class A)......................................................       420,000      13,440,000
    *GT Interactive Software Corp. .......................................................       225,000       3,150,000
    *Hollywood Entertainment Corp. .......................................................       250,000       2,093,750
    Nelson (Thomas), Inc. ................................................................       420,000       5,460,000
    *Regal Cinemas, Inc. .................................................................       380,000      11,305,000
    *SFX Broadcasting, Inc. (Class A).....................................................       250,000       7,562,500
    *Softkey International, Inc. .........................................................       335,000       7,746,875
                                                                                                          --------------
                                                                                                              65,944,375
                                                                                                          --------------

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                     COLUMBIA SPECIAL FUND, INC., CONTINUED

                                                                                             Shares or
                                                                                             Principal
                                                                                               Amount        Value(1)
                                                                                            ------------  --------------
Common Stocks (Continued)
  Health (12.0%)
    *Apria Healthcare Group, Inc. ........................................................       630,000  $   17,797,500
    *Boston Scientific Corp. .............................................................       300,000      14,700,000
    *Elan Corp. plc ADR...................................................................       400,000      19,450,000
    *Gilead Sciences, Inc. ...............................................................       300,000       9,600,000
    HBO & Co. ............................................................................       155,000      11,876,875
    *Health Care & Retirement Corp. (Del.)................................................       275,000       9,625,000
    *Interneuron Pharmaceuticals, Inc. ...................................................       134,400       3,427,200
    *Medic Computer Systems, Inc. ........................................................       180,000      10,890,000
    *Mid-Atlantic Medical Services, Inc. .................................................       300,000       7,275,000
    Omnicare, Inc. .......................................................................       220,000       9,845,000
    *OrNda Healthcorp.....................................................................       430,000       9,997,500
    *Oxford Health Plans, Inc. ...........................................................       130,000       9,603,750
    *Renal Treatment Centers, Inc. .......................................................       275,000      12,100,000
    *ResMed, Inc. ........................................................................       529,000       6,877,000
    Stryker Corp. ........................................................................       250,000      13,125,000
                                                                                                          --------------
                                                                                                             166,189,825
                                                                                                          --------------
  Hotels & Gaming (0.9%)
    *Red Lion Hotels, Inc. ...............................................................       120,000       2,100,000
    *Station Casinos, Inc. ...............................................................       700,000      10,237,500
                                                                                                          --------------
                                                                                                              12,337,500
                                                                                                          --------------
  Insurance (3.1%)
    Berkley (W.R.) Corp. .................................................................       172,200       9,255,750
    Foremost Corp. of America.............................................................       254,000      12,890,500
    Mutual Risk Management Ltd. ..........................................................       230,000      10,522,500
    PMI Group, Inc., The..................................................................       220,000       9,955,000
                                                                                                          --------------
                                                                                                              42,623,750
                                                                                                          --------------
  Machinery & Capital Spending (8.2%)
    AGCO Corp. ...........................................................................       300,000      15,300,000
    *American Standard Cos., Inc. ........................................................       300,000       8,400,000
    Applied Power, Inc. (Class A).........................................................       250,000       7,500,000
    *Avondale Industries, Inc. ...........................................................       250,000       3,625,000
    *Checkpoint Systems, Inc. ............................................................       450,000      16,818,750
    Duriron Co., Inc. ....................................................................       225,000       5,259,375
    *Elsag Bailey Process Automation N.V..................................................       550,000      14,781,250
    *Jacobs Engineering Group, Inc. ......................................................       402,000      10,050,000
    Measurex Corp. .......................................................................       550,000      15,537,500
    *Rauma Oy Spon. ADR...................................................................       350,000       6,606,250
    Titan Wheel International, Inc. ......................................................       600,000       9,750,000
                                                                                                          --------------
                                                                                                             113,628,125
                                                                                                          --------------
                                                                                             Shares or
                                                                                             Principal
                                                                                               Amount        Value(1)
                                                                                            ------------  --------------

  Metal Mining & Steel (2.1%)
    *Alumax, Inc. ........................................................................       300,000  $    9,187,500
    Freeport-McMoRan Copper & Gold, Inc. (Class A)........................................       330,000       9,240,000
    Schnitzer Steel Industries, Inc.
     (Class A)............................................................................       345,000      10,522,500
                                                                                                          --------------
                                                                                                              28,950,000
                                                                                                          --------------
  Pollution Control (2.3%)
    *Air & Water Technologies Corp. (Class A).............................................       467,500       2,863,437
    *Osmonics, Inc. ......................................................................       460,000       9,372,500
    *Tetra Tech, Inc. ....................................................................       295,700       6,727,175
    *U.S. Filter Corp. ...................................................................       500,000      13,312,500
                                                                                                          --------------
                                                                                                              32,275,612
                                                                                                          --------------
  Real Estate Securities (0.8%)
    Equity Residential Properties Trust...................................................       360,000      11,025,000
                                                                                                          --------------
  Technology (23.2%)
    Adobe Systems, Inc. ..................................................................       375,000      23,250,000
    *Andrew Corp. ........................................................................       350,000      13,387,500
    *Ascend Communications, Inc. .........................................................       270,000      21,903,750
    *Asyst Technologies, Inc. ............................................................       130,000       4,582,500
    *Bay Networks, Inc. ..................................................................       170,000       6,991,250
    *Cabletron Systems, Inc. .............................................................       110,000       8,910,000
    *Cascade Communications Corp. ........................................................       160,000      13,640,000
    *Cisco Systems, Inc. .................................................................       220,000      16,417,500
    *Coherent Communications Systems Corp. ...............................................       445,000       8,566,250
    *Comshare, Inc. ......................................................................       215,000       5,590,000
    *Dell Computer Corp. .................................................................       200,000       6,925,000
    *Diamond Multimedia Systems, Inc. ....................................................       100,000       3,587,500
    *Digital Link Corp. ..................................................................       305,000       4,308,125
    ECI Telecommunications Ltd. ..........................................................       335,000       7,642,188
    Ericsson (L.M.) Telephone Co. (Class B) Spon. ADR.....................................       300,000       5,850,000
    *Harmonic Lightwaves, Inc. ...........................................................       490,000       5,390,000
    *HNC Software, Inc. ..................................................................       175,000       8,356,250
    *Integrated Measurement Systems, Inc. ................................................       200,000       2,950,000
    *Komag, Inc. .........................................................................       180,000       8,302,500
    *MEMC Electronic Materials, Inc. .....................................................       375,000      12,234,375
    *National Instruments Corp. ..........................................................       160,000       3,240,000
    *Novadigm, Inc. ......................................................................       385,000      10,924,375
    *PLATINUM Technology, Inc. ...........................................................       400,000       7,350,000
    *Premisys Communications, Inc. .......................................................       300,000      16,800,000
    *Seagate Technology, Inc. ............................................................       270,000      12,825,000
    *Security Dynamics Technologies, Inc. ................................................       200,000      10,900,000
    *Silicon Valley Group, Inc. ..........................................................       185,000       4,671,250

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                     COLUMBIA SPECIAL FUND, INC., CONTINUED

                                                                                             Shares or
                                                                                             Principal
                                                                                               Amount        Value(1)
                                                                                            ------------  --------------
Common Stocks (Continued)
    *Softdesk, Inc. ......................................................................       290,000  $    5,727,500
    *StrataCom, Inc. .....................................................................       200,000      14,700,000
    *Sun Microsystems, Inc. ..............................................................       360,000      16,425,000
    System Software Associates, Inc. .....................................................       187,500       4,078,125
    *Tellabs, Inc. .......................................................................       250,000       9,250,000
    *3Com Corp. ..........................................................................       330,000      15,386,250
                                                                                                          --------------
                                                                                                             321,062,188
                                                                                                          --------------
  Transportation (1.3%)
    Airborne Freight Corp. ...............................................................       500,000      13,312,500
    *Celadon Group, Inc. .................................................................       560,000       5,040,000
                                                                                                          --------------
                                                                                                              18,352,500
                                                                                                          --------------
  Utilities/Communications (1.7%)
    Cincinnati Bell, Inc. ................................................................       210,000       7,297,500
    *CommNet Cellular, Inc. ..............................................................       350,000      10,106,250
    *Mobile Telecommunication Technologies Corp. .........................................       300,000       6,412,500
                                                                                                          --------------
                                                                                                              23,816,250
                                                                                                          --------------
    Total Common Stocks
     (Cost $1,154,264,142)................................................................                 1,355,498,125
                                                                                                          --------------
                                                                                             Shares or
                                                                                             Principal
                                                                                               Amount        Value(1)
                                                                                            ------------  --------------

Repurchase Agreement (1.8%)
    Goldman Sachs Corp.
     5.447% dated 12/29/1995,
     due 01/02/1996 in the
     amount of $24,213,292.
     Collateralized by U.S. Treasury Bond
     8.750% due 11/15/2008
     (Cost $24,198,846)...................................................................  $ 24,198,846  $   24,198,846
                                                                                                          --------------
Total Investments (99.7%) (Cost $1,178,462,988)...........................................                 1,379,696,971
Receivables less liabilities (0.3%).......................................................                     4,718,064
                                                                                                          --------------
Net Assets (100.0%).......................................................................                $1,384,415,035
                                                                                                          --------------
                                                                                                          --------------

(1) See Note 1 of Notes to Financial Statements.

 *  Non-Income Producing

                  The accompanying notes are an integral part
                          of the financial statements.

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                     COLUMBIA REAL ESTATE EQUITY FUND, INC.

                                            Shares or
                                            Principal
December 31, 1995                             Amount        Value(1)
                                           ------------  ---------------
Common Stocks (94.1%)
Real Estate
  Apartments (33.3%)
    Amli Residential Properties Trust....        30,800  $       616,000
    Associated Estates Realty Corp. .....        38,000          817,000
    Avalon Properties, Inc. .............        36,000          774,000
    Camden Property Trust................        35,300          842,787
    Equity Residential Properties
     Trust...............................        20,300          621,687
    Evans Withycombe Residential,
     Inc. ...............................        36,000          774,000
    Oasis Residential, Inc. .............        34,800          791,700
    Prime Residential, Inc. .............        38,000          703,000
    Smith (Charles E.) Residential
     Realty, Inc. .......................        22,500          531,563
    Wellsford Residential Property
     Trust...............................        31,125          715,875
                                                         ---------------
                                                               7,187,612
                                                         ---------------
  Office (11.0%)
    Beacon Properties Corp. .............        33,900          779,700
    Cali Realty Corp. ...................        37,100          811,562
    Reckson Associates Realty Corp. .....        27,000          793,125
                                                         ---------------
                                                               2,384,387
                                                         ---------------
  Industrial (18.7%)
    First Industrial Realty Trust,
     Inc. ...............................        35,200          792,000
    Liberty Property Trust...............        38,400          796,800
    Spieker Properties, Inc. ............        32,100          806,513
    Storage Trust Realty.................        37,700          857,675
    TriNet Corporate Realty Trust,
     Inc. ...............................        28,800          784,800
                                                         ---------------
                                                               4,037,788
                                                         ---------------
  Manufactured Homes (7.5%)
    Chateau Properties, Inc. ............        37,800          850,500
    Sun Communities, Inc. ...............        29,000          764,875
                                                         ---------------
                                                               1,615,375
                                                         ---------------
  Community Centers (9.0%)
    Excel Realty Trust, Inc. ............        37,500          768,750
    Haagen (Alexander) Properties,
     Inc. ...............................        49,000          600,250
    JP Realty, Inc. .....................        25,900          566,563
                                                         ---------------
                                                               1,935,563
                                                         ---------------

                                            Shares or
                                            Principal
                                              Amount        Value(1)
                                           ------------  ---------------

  Shopping Malls (6.1%)
    Macerich Co. ........................        30,700  $       614,000
    Simon Property Group, Inc. ..........        28,500          694,688
                                                         ---------------
                                                               1,308,688
                                                         ---------------
  Other (8.5%)
    *Bristol Hotel Co. ..................        40,000          975,000
    Starwood Lodging Trust...............        29,000          862,750
                                                         ---------------
                                                               1,837,750
                                                         ---------------
    Total Common Stocks
     (Cost $18,771,237)..................                     20,307,163
                                                         ---------------
Repurchase Agreements (7.0%)
    Goldman Sachs Corp.
     5.447% dated 12/29/1995,
     due 01/02/1996 in the
     amount of $1,053,900.
     Collateralized by U.S. Treasury Bond
     8.750% due 11/15/2008...............  $  1,053,271        1,053,271
    J.P. Morgan Securities, Inc.
     5.879% dated 12/29/1995,
     due 01/02/1996 in the
     amount of $450,290.
     Collateralized by U.S. Treasury Note
     6.750% due 05/31/1999...............       450,000          450,000
                                                         ---------------
    Total Repurchase Agreements
     (Cost $1,503,271)...................                      1,503,271
                                                         ---------------
Total Investments (101.1%)
 (Cost $20,274,508)......................                     21,810,434
Receivables less liabilities (-1.1%).....                       (223,234)
                                                         ---------------
Net Assets (100.0%)......................                $    21,587,200
                                                         ---------------
                                                         ---------------

(1) See Note 1 of Notes to Financial Statements.

 *  Non-income producing

                  The accompanying notes are an integral part
                          of the financial statements.

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                          COLUMBIA BALANCED FUND, INC.

                                          Shares or
                                          Principal
December 31, 1995                           Amount        Value(1)
                                         ------------  --------------
Common Stocks (52.2%)
  Banking & Finance (6.4%)
    Ahmanson (H.F.) & Co. .............        77,000  $    2,040,500
    American Express Co. ..............       130,200       5,387,025
    Federal Home Loan Mortgage
     Corp. ............................        70,000       5,845,000
    Federal National Mortgage Assn. ...        20,200       2,507,325
    Fleet Financial Group, Inc. .......        59,700       2,432,775
    Greenpoint Financial Corp. ........       120,000       3,210,000
    Morgan (J.P.) & Co., Inc. .........        57,700       4,630,425
    PNC Bank Corp. ....................       160,000       5,160,000
                                                       --------------
                                                           31,213,050
                                                       --------------
  Building & Forestry Products (0.9%)
    Champion International Corp. ......       100,600       4,225,200
                                                       --------------
  Business Services (1.9%)
    *ADT Ltd. .........................       211,400       3,171,000
    Service Corp. International........       133,600       5,878,400
                                                       --------------
                                                            9,049,400
                                                       --------------
  Chemical (1.9%)
    Grace (W.R.) & Co. ................        63,900       3,778,087
    Hercules, Inc. ....................        93,100       5,248,513
                                                       --------------
                                                            9,026,600
                                                       --------------
  Consumer Durable (1.3%)
    Ford Motor Co. ....................       143,000       4,147,000
    Harley-Davidson, Inc. .............        82,000       2,357,500
                                                       --------------
                                                            6,504,500
                                                       --------------
  Consumer Non-Durable (4.8%)
    *Circus Circus Enterprises,
     Inc. .............................        89,600       2,497,600
    *Federated Department Stores,
     Inc. .............................       131,900       3,627,250
    Mattel, Inc. ......................       157,800       4,852,350
    Nike, Inc. (Class B)...............        61,800       4,302,825
    *Payless Cashways, Inc. ...........       239,700       1,018,725
    Rykoff-Sexton, Inc. ...............        81,000       1,417,500
    Sears, Roebuck & Co. ..............       109,900       4,286,100
    Wendy's International, Inc. .......        65,000       1,381,250
                                                       --------------
                                                           23,383,600
                                                       --------------
  Consumer Staples (4.8%)
    Gillette Co. ......................        85,400       4,451,475
    Philip Morris Cos., Inc. ..........        51,400       4,651,700
    Pioneer Hi-Bred International,
     Inc. .............................        43,700       2,430,812
    Procter & Gamble Co. ..............        53,300       4,423,900
    Sunbeam Corp. .....................       165,300       2,520,825
    Sysco Corp. .......................       146,000       4,745,000
                                                       --------------
                                                           23,223,712
                                                       --------------

                                          Shares or
                                          Principal
                                            Amount        Value(1)
                                         ------------  --------------
  Energy (4.2%)
    Chevron Corp. .....................        50,600  $    2,656,500
    Exxon Corp. .......................        14,850       1,189,856
    Louisiana Land & Exploration
     Co. ..............................        64,000       2,744,000
    Mobil Corp. .......................        36,800       4,121,600
    Noble Affiliates, Inc. ............        28,800         860,400
    Royal Dutch Petroleum Co. ADR......        43,450       6,131,881
    Unocal Corp. ......................       100,000       2,912,500
                                                       --------------
                                                           20,616,737
                                                       --------------
  Energy Services (0.5%)
    Baker Hughes, Inc. ................       105,000       2,559,375
                                                       --------------
  Entertainment & Media (3.3%)
    Capital Cities/ABC, Inc. ..........        36,000       4,441,500
    Reader's Digest Association, Inc.
     (Class A non vtg.)................        50,400       2,583,000
    Time Warner, Inc. .................       128,800       4,878,300
    *Viacom, Inc. (Class B)............        86,600       4,102,675
                                                       --------------
                                                           16,005,475
                                                       --------------
  Health (6.1%)
    *Amgen, Inc. ......................       101,800       6,044,375
    Bausch & Lomb, Inc. ...............       128,700       5,099,738
    Becton, Dickinson & Co. ...........        34,700       2,602,500
    *Humana, Inc. .....................        86,000       2,354,250
    Johnson & Johnson..................        45,800       3,921,625
    U.S. HealthCare, Inc. .............        53,600       2,492,400
    United Healthcare Corp. ...........        61,700       4,041,350
    Warner-Lambert Co. ................        33,200       3,224,550
                                                       --------------
                                                           29,780,788
                                                       --------------
  Insurance (2.6%)
    Aetna Life & Casualty Co. .........        20,000       1,385,000
    American International Group,
     Inc. .............................        44,800       4,144,000
    Berkley (W.R.) Corp. ..............        50,000       2,687,500
    TIG Holdings, Inc. ................       150,000       4,275,000
                                                       --------------
                                                           12,491,500
                                                       --------------
  Machinery & Capital Spending (2.6%)
    Case Corp. ........................        58,000       2,653,500
    Emerson Electric Co. ..............        59,100       4,831,425
    General Electric Co. ..............        68,300       4,917,600
                                                       --------------
                                                           12,402,525
                                                       --------------
  Metal Mining & Steel (0.5%)
    Worthington Industries, Inc. ......       123,000       2,559,938
                                                       --------------
  Real Estate Securities (2.9%)
    American Health Properties,
     Inc. .............................        73,600       1,582,400

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                    COLUMBIA BALANCED FUND, INC., CONTINUED

                                          Shares or
                                          Principal
                                            Amount        Value(1)
                                         ------------  --------------
Common Stocks (Continued)
    Associated Estates Realty Corp. ...        76,200  $    1,638,300
    Beacon Properties Corp. ...........        45,000       1,035,000
    Equity Residential Properties
     Trust.............................        48,500       1,485,312
    JP Realty, Inc. ...................        97,500       2,132,812
    Manufactured Home Communities,
     Inc. .............................        78,000       1,365,000
    National Health Investors, Inc. ...        72,000       2,385,000
    Simon Property Group, Inc. ........        52,500       1,279,688
    Sun Communities, Inc. .............        54,700       1,442,713
                                                       --------------
                                                           14,346,225
                                                       --------------
  Technology (5.0%)
    Adobe Systems, Inc. ...............        58,000       3,596,000
    Boeing Co. ........................        35,000       2,743,125
    *Cisco Systems, Inc. ..............        39,200       2,925,300
    *Computer Sciences Corp. ..........        63,200       4,439,800
    Ericsson (L.M.) Telephone Co.
     (Class B) Spon. ADR...............       173,000       3,373,500
    General Motors Corp. (Class E).....        82,400       4,284,800
    Hewlett-Packard Co. ...............        13,000       1,088,750
    *Sun Microsystems, Inc. ...........        46,000       2,098,750
                                                       --------------
                                                           24,550,025
                                                       --------------
  Transportation (0.8%)
    Norfolk Southern Corp. ............        33,400       2,651,125
    Southwest Airlines Co. ............        51,700       1,202,025
                                                       --------------
                                                            3,853,150
                                                       --------------
  Utilities/Communications (1.3%)
    AT&T Corp. ........................        45,000       2,913,750
    Vodafone Group plc ADR.............        92,000       3,243,000
                                                       --------------
                                                            6,156,750
                                                       --------------
  Utilities/Electric/Gas (0.4%)
    NIPSCO Industries, Inc. ...........        51,400       1,966,050
                                                       --------------
  Total Common Stocks
   (Cost $210,794,217).................                   253,914,600
                                                       --------------
Convertible Preferred Stock (0.4%)
  Technology (0.4%)
    American Express Co.
     (Cost $1,470,000).................        40,000       2,220,000
                                                       --------------
                                          Shares or
                                          Principal
                                            Amount        Value(1)
                                         ------------  --------------

U.S. Government, Federal Agency Obligations (25.1%)
  U.S. Treasury Bonds & Notes (10.3%)
    U.S. Treasury Bonds
      12.000% 08/15/2013...............  $  4,350,000  $    6,714,399
      8.125% 08/15/2019................    12,230,000      15,397,326
    U.S. Treasury Notes
      6.125% 07/31/1996................     6,195,000       6,229,444
      6.875% 08/31/1999................    14,780,000      15,540,579
      7.250% 05/15/2004................     5,740,000       6,378,058
                                                       --------------
                                                           50,259,806
                                                       --------------
  Government National Mortgage Association (GNMA) (3.9%)
    7.500% 11/20/2025 - 12/20/2025
     (GNMA II).........................     2,663,245       2,723,168
    8.000% 07/15/2025 - 09/15/2025.....     2,161,304       2,252,511
    8.000% 08/20/2025 - 11/20/2025
     (GNMA II).........................     9,176,322       9,505,753
    8.750% 08/15/2024..................     1,530,079       1,621,883
    9.000% 01/15/2030..................     1,028,832       1,095,387
    9.375% 11/15/2029 - 02/15/2035.....     1,691,391       1,818,634
                                                       --------------
                                                           19,017,336
                                                       --------------
  Federal Housing Administration (FHA) (1.3%)
    FHA Insured Project Pool #12
      7.430% 12/01/2021................       922,420         965,645
    FHA Insured Project Pool #23-11059
      7.700% 08/01/2028................     1,631,427       1,670,581
    FHA Insured Project Pool #42
      7.430% 09/01/2022................     1,240,489       1,305,949
    FHA Insured Project Pool #53
      7.430% 02/01/2022................     1,067,856       1,122,766
    FHA Insured Project Pool #53-43077
      9.125% 07/25/2033................     1,106,058       1,170,431
                                                       --------------
                                                            6,235,372
                                                       --------------
  Federal National Mortgage Association (FNMA) (0.2%)
      8.173% 05/01/2025 (ARM)..........       800,937         826,968
                                                       --------------
  Federal Home Loan Mortgage Corp. (FHLMC) (0.3%)
      8.500% 10/01/2024 - 03/01/2025...     1,473,964       1,539,371
                                                       --------------
  Agency Collateralized Mortgage Obligations (9.1%)
    Bear Stearns Secured Inv., Inc.
      Series 88-6 Cl. B
      0.000% 03/20/1996................       272,081         268,765
    Collateralized Mortgage Obligation
      Trust 22 Cl. Y
      7.950% 05/01/2017................     1,857,800       1,936,200
    FHLMC Multiclass Mtg. Partn.

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                    COLUMBIA BALANCED FUND, INC., CONTINUED

                                          Shares or
                                          Principal
                                            Amount        Value(1)
                                         ------------  --------------
U.S. Government, Federal Agency Obligations (Continued)
      Ctfs. Gtd. Series 1203 Cl. F
      6.750% 07/15/2003................  $    720,052  $      722,521
    FHLMC Multiclass Mtg. Partn.
      Ctfs. Gtd. Series 1339 Cl. C
      8.000% 08/15/2006................       750,000         823,125
    FHLMC Multiclass Mtg. Partn.
      Ctfs. Gtd. Series 1552 Cl. GA
      6.000% 12/15/2021................     2,000,000       1,965,000
    FHLMC Multiclass Mtg. Partn.
      Ctfs. Gtd. Series 1694 Cl. MA
      6.100% 05/15/2023................     2,430,954       2,394,101
    FHLMC Multiclass Mtg. Partn.
      Ctfs. Gtd. Series 1730 Cl. A
      7.000% 07/15/2017................     1,950,024       1,979,274
    FHLMC Multiclass Mtg. Partn.
      Ctfs. Gtd. Series 1761 Cl. G
      8.000% 06/15/2021................       340,000         360,291
    FHLMC Multiclass Mtg. Partn.
      Ctfs. Gtd. Series 1761 Cl. H
      8.250% 09/15/2023................     6,025,000       6,550,259
    FHLMC Multiclass Mtg. Partn.
      Ctfs. Gtd. Series 1763 Cl. H
      8.250% 07/15/2023................       130,000         141,171
    FHLMC Multiclass Mtg. Partn.
      Ctfs. Gtd. Series 1782 Cl. A
      6.300% 05/15/2008................     2,340,000       2,286,414
    FHLMC Multiclass Mtg. Partn.
      Ctfs. Gtd. Series 1782 Cl. C
      6.500% 03/15/2009................     1,894,308       1,872,144
    FHLMC Multiclass Mtg. Partn.
      Ctfs. Gtd. Series 1793 Cl. A
      6.500% 08/15/2008................       680,000         671,500
    FNMA Gtd. REMIC Pass Thru Ctf.
      REMIC Tr. 1991-G35 Cl. M
      8.750% 10/25/2021................     1,920,000       2,094,893
    FNMA Gtd. REMIC Pass Thru Ctf.
      REMIC Tr. 1993-205 Cl. D
      0.000% 04/25/2004................     1,990,000       1,332,106
    FNMA Gtd. REMIC Pass Thru Ctf.
      REMIC Tr. 1993-235 Cl. C
      0.000% 10/25/1997................     1,050,000         966,326
    FNMA Gtd. REMIC Pass Thru Ctf.
      REMIC Tr. 1993-225 Cl. WE
      6.500% 12/25/2013................       500,000         480,650
    FNMA Gtd. REMIC Pass Thru Ctf.
      REMIC Tr. 1994-91 Cl. C
      6.500% 12/25/2012................     1,450,000       1,423,755
                                          Shares or
                                          Principal
                                            Amount        Value(1)
                                         ------------  --------------
    FNMA Gtd. REMIC Pass Thru Ctf.
      REMIC Tr. 1995-23D Cl. G
      6.500% 06/25/2008................  $    490,000  $      479,073
    FNMA Gtd. REMIC Pass Thru Ctf.
      REMIC Tr. 1989-39 Cl. D
      0.000% 05/25/2009................     1,260,000         941,094
    GNMA Gtd. REMIC Pass Thru
      Secs. REMIC Tr. 1994-1 Cl. PE
      7.500% 07/16/2022................     3,515,000       3,744,565
    GNMA Gtd. REMIC Pass Thru
      Secs. REMIC Tr. 1994-3 Cl. PG
      7.250% 08/16/2019................     1,370,000       1,443,199
    GNMA Gtd. REMIC Pass Thru
      Secs. REMIC Tr. 1994-5 Cl. PC
      7.493% 10/16/2018................       420,000         447,825
    GNMA Gtd. REMIC Pass Thru
      Secs. REMIC Tr. 1994-7 Cl. PG
      6.500% 08/16/2017................     1,550,000       1,572,754
    Goldman Sachs Trust 7
      Series C Cl. 2
      9.100% 04/27/2017................        11,970          11,944
    Merrill Lynch Trust 25 Cl. B
      8.750% 03/20/2019................        41,895          41,816
    Puerto Rico Housing Finance
      Corp. Series A Cl. 4
      9.000% 07/20/2017................       745,598         745,598
    U.S. VA Vendee Mtg. Gtd. REMIC
      Pass Thru Ctf. 1993-2 Cl. D
      6.750% 02/15/2013................       480,000         488,549
    U.S. VA Vendee Mtg. Gtd. REMIC
      Pass Thru Ctf. 1993-3 Cl. 2E
      6.000% 11/15/2016................       550,000         533,335
    U.S. VA Vendee Mtg. Gtd. REMIC
      Pass Thru Ctf. 1994-3 Cl. 1D
      6.500% 06/15/2012................     1,178,000       1,189,073
    U.S. VA Vendee Mtg. Gtd. REMIC
      Pass Thru Ctf. 1995-1D Cl. 4
      8.855% 02/15/2025................     2,257,597       2,490,806
    U.S. VA Vendee Mtg. Gtd. REMIC
      Pass Thru Ctf. 1995-3 Cl. 1F
      7.250% 12/15/2021................     1,640,000       1,692,316
                                                       --------------
                                                           44,090,442
                                                       --------------
    Total U.S. Government,
     Federal Agency Obligations
     (Cost $116,944,995)...............                   121,969,295
                                                       --------------

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                    COLUMBIA BALANCED FUND, INC., CONTINUED

                                          Shares or
                                          Principal
                                            Amount        Value(1)
                                         ------------  --------------
Other Securitized Loans (4.7%)
  Collateralized Mortgage Obligations (2.2%)
    CMC Securities Corp. I
      Series 1992-B Cl. B2
      7.375% 11/25/2023................  $  2,728,253  $    2,774,716
    Residential Funding Mtg. Sec., Inc.
      Series 1995-S14 Cl. A-2
      7.500% 09/25/2025................     2,300,000       2,349,680
    Ryland Mortgage Sec. Corp.
      Three Series 1992-D Cl. 2-A-4
      8.200% 09/25/2022................     2,745,000       2,871,956
    Securitized Asset Sales, Inc.
      Mtg. Pass Thru Ctf. Series
      1993-3 Cl. A2
      7.301% 11/25/2023................       745,641         761,001
    Securitized Asset Sales, Inc.
      Mtg. Pass Thru Ctf. Series
      1995-B Cl. A3
      7.410% 09/25/2024................       500,000         509,550
    Securitized Asset Sales, Inc.
      Mtg. Pass Thru Ctf. Series
      1995-B Cl. A8
      7.410% 09/25/2024................       456,693         464,822
    Structured Mtg. Asset Res. Tr.
      Series 1992-6A Multiclass Ctf.
      Cl. AF
      8.150% 07/25/2008................     1,000,000       1,025,000
    Structured Mtg. Asset Res. Tr.
      Series 1993-2A Multiclass Ctf.
      Cl. AB
      6.300% 07/25/2004................         7,705           7,679
                                                       --------------
                                                           10,764,404
                                                       --------------
  Asset Backed Securities (2.5%)
    Advanta Mortgage Loan Trust
      Series 1995-3 Cl. A-6
      7.150% 09/25/2026................       997,346       1,009,812
    First Alliance Mortgage Trust
      Series 1994-2 Cl. A-1
      7.625% 07/25/2025................     2,240,630       2,333,393
    GE Capital Mtg. Services, Inc.
      Series 1995-HE1 Cl. A6
      7.500% 09/25/2010................     3,825,846       3,921,492
    Prudential Secs. Financial
      Asset Funding Corp. Pass Thru
      Ctf. 1994-2 Cl. A
      6.350% 11/15/2014................     4,955,458       4,959,323
                                                       --------------
                                                           12,224,020
                                                       --------------
                                          Shares or
                                          Principal
                                            Amount        Value(1)
                                         ------------  --------------
    Total Other Securitized Loans
     (Cost $22,259,017)................                    22,988,424
                                                       --------------
Corporate Bonds (12.0%)
  Industrial (6.7%)
    American President Co. Ltd.
      8.000% 01/15/2024................  $  2,025,000  $    2,094,842
    Columbia/HCA Healthcare Corp.
      7.190% 11/15/2015................     2,350,000       2,431,145
    Continental Cablevision, Inc.
      9.000% 09/01/2008................       300,000         315,000
    Emerson Electric Co. Euro
      7.875% 06/05/1998................       380,000         398,859
    Ethan Allen, Inc.
      8.750% 03/15/2001................       500,000         515,000
    Federated Department Stores, Inc.
      10.000% 02/15/2001...............     1,000,000       1,080,000
    Freeport-McMoRan Resource Partners
      L.P.
      8.750% 02/15/2004................       400,000         408,000
    Lenfest Communications, Inc.
      8.375% 11/01/2005................     1,400,000       1,405,250
    Louis Dreyfus Natural Gas Corp.
      9.250% 06/15/2004................       300,000         323,673
    Louisiana Land & Exploration Co.
      7.650% 12/01/2023................     1,930,000       2,017,448
    Magma Copper Co.
      8.700% 05/15/2005................       400,000         456,000
    Nabisco, Inc.
      6.700% 06/15/2002................     2,000,000       2,033,780
    News America Holdings, Inc.
      7.600% 10/11/2015................     3,900,000       3,988,725
    Riverwood International Corp.
      10.750% 06/15/2000...............       200,000         215,000
    Royal Caribbean Cruises Ltd.
      11.375% 05/15/2002...............     1,300,000       1,417,000
    Rykoff Sexton, Inc.
      8.875% 11/01/2003................       425,000         420,750
    Seagull Energy Corp.
      8.625% 08/01/2005................       250,000         242,500
    Sears Roebuck Acceptance Corp.
      Medium Term Note
      5.820% 12/07/1998................     2,450,000       2,455,758
    Southern Pacific Rail Corp.
      9.375% 08/15/2005................       350,000         379,750
    Stop & Shop Cos., Inc.
      9.750% 02/01/2002................       215,000         237,038
    Tele-Communications, Inc.
      8.250% 01/15/2003................     3,500,000       3,783,990

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                    COLUMBIA BALANCED FUND, INC., CONTINUED

                                          Shares or
                                          Principal
                                            Amount        Value(1)
                                         ------------  --------------
Corporate Bonds (Continued)
    Temple Inland, Inc.
      Medium Term Note
      9.000% 04/20/1998................  $    200,000  $      214,648
    Time Warner Entertainment Co. L.P.
      9.625% 05/01/2002................     1,900,000       2,200,903
      8.875% 10/01/2012................     1,240,000       1,395,980
    Union Oil Co. of California
      6.375% 02/01/2004................     2,275,000       2,289,173
                                                       --------------
                                                           32,720,212
                                                       --------------
  Financial (4.1%)
    Associates Corp. N.A.
      7.250% 05/15/1998................       450,000         466,425
    CIT Group Holdings, Inc.
      Medium Term Note
      7.000% 09/30/1997................     1,040,000       1,065,605
    CP Limited Partnership
      8.750% 03/02/2000................     1,450,000       1,539,363
    Commercial Credit Group, Inc.
      6.625% 06/01/2015................     1,250,000       1,291,275
    ERP Operating Limited Partnership
      (144A)
      8.500% 05/15/1999................       800,000         847,944
    Equitable Cos., Inc.
      9.000% 12/15/2004................     1,900,000       2,233,241
    First Security Corp. (Del.)
      7.875% 10/15/1999................       800,000         850,576
    Fleet Mortgage Group, Inc.
      6.500% 09/15/1999................       550,000         561,836
    Ford Motor Credit Co.
      6.250% 11/08/2000................       440,000         446,195
    General Electric Capital Corp.
      Medium Term Note
      7.640% 01/23/1997................     1,500,000       1,535,055
    Goldman Sachs Group L.P. (144A)
      7.800% 07/15/2002................     1,250,000       1,335,700
    Household Finance Corp.
      6.750% 06/01/2000................     1,500,000       1,551,840
    International Lease Finance Corp.
      4.750% 07/15/1996................     1,200,000       1,193,784
    Morgan Stanley Group, Inc.
      Medium Term Note
      7.790% 02/03/1997................     1,905,000       1,950,339
    Spieker Properties
      6.800% 12/15/2001................     1,460,000       1,463,665
    Wachovia Bank Medium Term Note
      6.000% 03/15/1999................     1,425,000       1,441,701
                                                       --------------
                                                           19,774,544
                                                       --------------
                                          Shares or
                                          Principal
                                            Amount        Value(1)
                                         ------------  --------------
  Utility (0.4%)
    GTE Corp.
      8.850% 03/01/1998................  $    750,000  $      799,612
    GTE North, Inc.
      5.500% 02/15/1999................     1,000,000         993,550
                                                       --------------
                                                            1,793,162
                                                       --------------
  Yankee (0.8%)
    Hydro-Quebec
      8.000% 02/01/2013................     1,520,000       1,688,082
    Manitoba Province
      7.750% 02/01/2002................       700,000         765,436
    Province Ontario
      7.375% 01/27/2003................     1,300,000       1,408,264
    Rogers Cantel Mobile, Inc.
      10.750% 11/01/2001...............       150,000         157,875
                                                       --------------
                                                            4,019,657
                                                       --------------
    Total Corporate Bonds
     (Cost $56,049,815)................                    58,307,575
                                                       --------------
    Total investments, excluding
     temporary cash investment
     (Cost $407,518,044)...............                   459,399,894
                                                       --------------
Repurchase Agreement (5.2%)
    Goldman Sachs Corp.
     5.447% dated 12/29/1995,
     due 01/02/1996 in the
     amount of $25,207,291.
     Collateralized by U.S. Treasury
     Bond
     8.750% due 11/15/2008
     (Cost $25,192,252)................    25,192,252      25,192,252
                                                       --------------
Total Investments (99.6%)
 (Cost $432,710,296)...................                   484,592,146
Receivables less liabilities (0.4%)....                     2,175,347
                                                       --------------
Net Assets (100.0%)....................                $  486,767,493
                                                       --------------
                                                       --------------

(1) See Note 1 of Notes to Financial Statements.

*   Non-Income Producing

                  The accompanying notes are an integral part
                          of the financial statements.

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                         COLUMBIA DAILY INCOME COMPANY

                                          Principal
December 31, 1995                           Amount        Value(1)
                                         ------------  --------------
Commercial Paper (93.9%)
     Abbott Laboratories, Inc.
      5.700% 01/10/1996................  $  6,820,000  $    6,809,202
    Alabama Power Co.
      5.630% 02/08/1996................     5,000,000       4,969,504
    American Express Credit Corp.
      5.670% 01/19/1996................    10,000,000       9,970,075
      5.680% 02/07/1996................     5,000,000       4,970,023
      5.670% 02/12/1996................     5,000,000       4,966,137
      5.640% 02/16/1996................     5,000,000       4,963,183
    American General Finance Corp.
      5.640% 02/06/1996................     5,000,000       4,971,017
      5.570% 03/05/1996................     7,000,000       6,929,602
      5.590% 03/26/1996................    12,000,000      11,839,754
    Ameritech Capital Funding Corp.
      5.700% 01/16/1996................    10,000,000       9,974,667
    Amgen, Inc.
      5.710% 02/09/1996................     6,000,000       5,961,934
    Anheuser-Busch Cos., Inc.
      5.630% 01/18/1996................     5,000,000       4,985,925
    Archer-Daniels-Midland Co.
      6.100% 01/03/1996................    10,000,000       9,994,917
    Associates Corp. of North America
      5.850% 01/02/1996................    22,000,000      21,992,850
    Avco Financial Services, Inc.
      5.710% 01/18/1996................     5,000,000       4,985,725
      5.710% 02/07/1996................     5,000,000       4,969,864
      5.690% 02/27/1996................     7,000,000       6,935,830
    Barclays U.S. Funding Corp.
      5.690% 01/11/1996................    15,000,000      14,973,921
      5.670% 01/19/1996................     8,000,000       7,976,060
    BellSouth Capital Funding Corp.
      5.630% 02/06/1996................     8,000,000       7,953,709
    Beneficial Corp.
      5.640% 02/13/1996................     8,000,000       7,944,853
      5.540% 03/06/1996................    10,000,000       9,898,434
    Brown-Forman Corp.
      5.720% 01/16/1996................     5,000,000       4,987,289
      5.570% 03/11/1996................     5,000,000       4,945,074
      5.580% 03/12/1996................     6,013,000       5,945,895
    CIT Group Holdings, Inc.
      5.700% 01/29/1996................     5,000,000       4,977,042
      5.640% 02/16/1996................     5,000,000       4,963,183
      5.600% 03/07/1996................    10,000,000       9,895,778
      5.550% 03/22/1996................     5,000,000       4,936,792
    Cargill, Inc.
      5.670% 01/17/1996................     5,000,000       4,986,612
      5.550% 03/05/1996................     6,500,000       6,434,865

                                          Principal
                                            Amount        Value(1)
                                         ------------  --------------
    Chevron Transport Co.
      5.730% 02/01/1996................  $ 10,000,000  $    9,949,067
      5.680% 02/05/1996................     8,000,000       7,954,560
      5.480% 03/19/1996................     7,000,000       6,915,822
    Clorox Co.
      5.580% 03/13/1996................     2,500,000       2,471,712
      5.590% 03/14/1996................     6,000,000       5,931,057
      5.590% 03/18/1996................    12,000,000      11,854,660
    Coca-Cola Co.
      5.520% 03/15/1996................    10,000,000       9,885,000
    Colgate-Palmolive Co.
      5.700% 01/08/1996................     8,000,000       7,989,867
    Deere (John) Capital Corp.
      5.690% 01/22/1996................     5,000,000       4,982,614
      5.630% 02/23/1996................    12,000,000      11,898,660
    Dow Jones & Co., Inc.
      5.470% 03/11/1996................     5,000,000       4,946,060
    Ford Motor Credit Co.
      5.690% 01/23/1996................     5,000,000       4,981,824
      5.680% 01/29/1996................     5,000,000       4,977,122
      5.670% 02/01/1996................     5,000,000       4,974,800
      5.550% 03/04/1996................     5,000,000       4,950,667
    General Electric Capital Corp.
      5.700% 01/09/1996................    10,000,000       9,985,750
    General Electric Capital Services,
     Inc.
      5.540% 03/08/1996................     8,000,000       7,916,284
      5.550% 03/29/1996................    10,000,000       9,862,792
    Gillette Co., The
      5.680% 02/02/1996................    15,000,000      14,921,900
    Glaxo Wellcome plc
      5.700% 01/23/1996................     5,000,000       4,981,792
      5.640% 02/21/1996................    10,000,000       9,918,534
      5.650% 02/28/1996................     5,500,000       5,449,072
      5.570% 03/11/1996................     4,500,000       4,450,566
    Goldman Sachs Group L.P.
      6.050% 01/05/1996................     5,000,000       4,995,799
      5.680% 01/26/1996................    15,000,000      14,938,467
      5.640% 02/22/1996................     5,000,000       4,958,483
      5.650% 03/06/1996................     5,000,000       4,948,208
    Hewlett-Packard Co.
      5.650% 01/18/1996................    10,000,000       9,971,750
      5.610% 02/20/1996................    10,000,000       9,920,525
    Household Finance Corp.
      5.680% 02/05/1996................    10,000,000       9,943,200
      5.680% 02/15/1996................    10,000,000       9,927,423
    Indianapolis Power & Light Co.
      5.670% 02/08/1996................     5,000,000       4,969,287
    Knight-Ridder, Inc.
      5.700% 01/12/1996................     5,000,000       4,990,500

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                    COLUMBIA DAILY INCOME COMPANY, CONTINUED

                                          Principal
                                            Amount        Value(1)
                                         ------------  --------------
Commercial Paper (Continued)
    Lilly (Eli) & Co.
      5.670% 01/17/1996................  $ 10,000,000  $    9,973,225
      5.620% 02/15/1996................     5,000,000       4,964,095
    MetLife Funding, Inc.
      5.640% 01/25/1996................     5,000,000       4,980,417
      5.650% 02/21/1996................     5,000,000       4,959,195
      5.540% 03/04/1996................    10,000,000       9,901,512
    Monsanto Co.
      5.680% 01/24/1996................    10,000,000       9,962,134
      5.650% 02/13/1996................     8,000,000       7,944,756
    Morgan (J.P.) & Co., Inc.
      5.580% 03/15/1996................     8,000,000       7,907,000
    Morgan Stanley Group, Inc.
      6.000% 01/04/1996................     6,000,000       5,996,000
      5.750% 01/05/1996................    10,000,000       9,992,014
      5.720% 01/22/1996................     8,000,000       7,972,036
    National Rural Utilities
     Cooperative
     Finance Corp.
      5.740% 01/12/1996................     5,000,000       4,990,433
      5.680% 01/25/1996................    10,000,000       9,960,556
      5.650% 02/27/1996................     8,000,000       7,927,178
    Norfolk Southern Corp.
      5.650% 02/09/1996................     5,000,000       4,968,611
      5.630% 02/12/1996................     5,000,000       4,966,377
    Norwest Corp.
      5.670% 02/08/1996................    10,000,000       9,938,575
    PHH Corp.
      5.670% 01/18/1996................     5,000,000       4,985,825
      5.700% 01/30/1996................     5,000,000       4,976,250
    Pacific Bell
      5.800% 01/04/1996................     5,000,000       4,996,778
      5.650% 01/10/1996................    10,000,000       9,984,306
    Pacific Telesis Group
      5.650% 01/11/1996................    10,000,000       9,982,736
    PacifiCorp
      5.720% 01/24/1996................     5,000,000       4,980,933
      5.700% 01/31/1996................     4,000,000       3,980,367
    PepsiCo, Inc.
      5.650% 02/16/1996................     5,000,000       4,963,118
    Pitney Bowes Credit Corp.
      5.650% 01/31/1996................     5,000,000       4,975,674
      5.640% 02/07/1996................     8,000,000       7,952,373
    Procter & Gamble Co.
      5.580% 02/28/1996................     7,000,000       6,935,985
      5.570% 03/01/1996................    10,000,000       9,905,620
    St. Paul Cos., Inc.
      5.700% 01/12/1996................    10,000,000       9,981,000
                                          Principal
                                            Amount        Value(1)
                                         ------------  --------------
    Smithkline Beecham Corp.
      5.660% 01/30/1996................  $ 10,000,000  $    9,952,833
    Southern California Gas Co.
      5.620% 02/22/1996................     9,400,000       9,322,226
    Southern New England Telephone Co.
      5.700% 01/23/1996................     3,907,000       3,892,772
    Texaco, Inc.
      5.950% 01/04/1996................    10,000,000       9,993,389
    USAA Capital Corp.
      5.630% 02/14/1996................    10,000,000       9,929,625
      5.560% 03/01/1996................     5,000,000       4,952,895
    Weyerhaeuser Real Estate Co.
      5.750% 01/31/1996................     5,000,000       4,975,243
                                                       --------------
    Total Commercial Paper
     (Cost $751,647,602)...............                   751,647,602
                                                       --------------
U.S. Government Agency Discount Notes (4.3%)
     Federal Home Loan Mortgage Corp.
      5.510% 02/26/1996................    10,000,000       9,912,759
    Federal National Mortgage
     Association
      5.560% 02/09/1996................    10,000,000       9,938,223
      5.530% 02/29/1996................    15,000,000      14,861,750
                                                       --------------
    Total U.S. Government Agency
     Discount Notes
     (Cost $34,712,732)................                    34,712,732
                                                       --------------
Repurchase Agreement (2.6%)
     Goldman Sachs Corp.
      5.447% dated 12/29/1995,
      due 01/02/1996 in the
      amount of $20,549,987.
      Collateralized by U.S. Treasury
      Bond
      8.750% due 11/15/2008
      (Cost $20,537,727)...............    20,537,727      20,537,727
                                                       --------------
Total Investments (100.8%)
  (Cost $806,898,061, including
   $5,508,563 accrued interest
   receivable).........................                   806,898,061
Cash and receivables less liabilities
 (-0.8%)...............................                    (6,242,539)
                                                       --------------
Net Assets (100.0%)....................                $  800,655,522
                                                       --------------
                                                       --------------

(1) See Note 1 of Notes to Financial Statements.

                  The accompanying notes are an integral part
                          of the financial statements.

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                 COLUMBIA U.S. GOVERNMENT SECURITIES FUND, INC.

                                           Principal
December 31, 1995                            Amount        Value(1)
                                          ------------  --------------
U.S. Treasury Notes (97.3%)
    5.625% 01/31/1998...................  $ 15,775,000  $   15,908,141
    4.750% 08/31/1998...................    19,300,000      19,073,804
    4.750% 10/31/1998...................     5,800,000       5,727,500
                                                        --------------
    Total U.S. Treasury Notes
     (Cost $40,097,690).................                    40,709,445
Repurchase Agreement (1.2%)
    Goldman Sachs Corp.
     5.447% dated 12/29/1995,
     due 01/02/1996 in the
     amount of $515,121.
     Collateralized by U.S. Treasury
     Bond
     8.750% due 11/15/2008
     (Cost $514,814)....................       514,814         514,814
                                                        --------------
Total Investments (98.5%)
 (Cost $40,612,504).....................                    41,224,259
Receivables less liabilities (1.5%).....                       618,125
                                                        --------------
Net Assets (100.0%).....................                $   41,842,384
                                                        --------------
                                                        --------------

(1) See Note 1 of Notes to Financial Statements.

                  The accompanying notes are an integral part
                          of the financial statements.

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                  COLUMBIA FIXED INCOME SECURITIES FUND, INC.

                                          Principal
December 31, 1995                           Amount        Value(1)
                                         ------------  ---------------
U.S. Government, Federal Agency Obligations (59.7%)
  U.S. Treasury Bonds & Notes (22.8%)
    U.S. Treasury Bonds
      12.000% 08/15/2013...............  $  5,620,000  $     8,674,695
       8.875% 08/15/2017...............       510,000          683,221
       8.125% 08/15/2019...............    27,605,000       34,754,143
    U.S. Treasury Notes
       6.125% 07/31/1996...............     4,990,000        5,017,744
       7.000% 04/15/1999...............    10,870,000       11,427,414
       7.250% 05/15/2004...............    10,350,000       11,500,506
                                                       ---------------
                                                            72,057,723
                                                       ---------------
  Other Government Agency Obligation (1.8%)
    Farm Credit Systems Financial
     Assistance Corp. Series A
      9.375% 07/21/2003................     4,660,000        5,665,535
                                                       ---------------
  Government National Mortgage Association (GNMA) (4.4%)
    7.500% 11/20/2025 (GNMA II)........     2,199,136        2,248,617
    8.000% 10/15/2024 - 06/15/2025.....     4,617,652        4,812,517
    8.000% 07/20/2025 - 10/20/2025
     (GNMA II).........................     6,649,559        6,888,278
                                                       ---------------
                                                            13,949,412
                                                       ---------------
  Government National Mortgage Association
   Graduated Payment Mortgage (GNMA GPM) (0.2%)
    9.000% 05/15/2009..................       682,098          718,334
                                                       ---------------
  Federal Housing Administration (FHA) (5.2%)
    FHA Insured Project Pool #40
      7.430% 08/01/2021................     2,745,437        2,876,257
    FHA Insured Project Pool #42
      7.430% 09/01/2022................     5,737,259        6,040,014
    FHA Insured Project Pool #44
      7.430% 08/01/2022................     1,310,665        1,379,828
    FHA Insured Project Pool #2022
      7.430% 12/01/2020................     1,473,379        1,518,081
    FHA Insured Project Pool #1984-D
      9.680% 02/01/2024................     1,430,728        1,500,476
    FHA Insured Project Pool #051-11078
      8.350% 04/01/2030................     2,240,000        2,324,314
    FHA Insured Project Pool #092-35499
      8.450% 11/15/2031................       796,918          833,027
                                                       ---------------
                                                            16,471,997
                                                       ---------------
  Federal National Mortgage Association (FNMA) (2.3%)
    8.173% 05/01/2025 (ARM)............     6,927,024        7,152,153
                                                       ---------------

                                          Principal
                                            Amount        Value(1)
                                         ------------  ---------------

  Agency Collateralized Mortgage Obligations (23.0%)
    American Southwest Financial Corp.
     Series 64 Cl. E
      8.500% 06/17/2019................  $  1,146,370  $     1,164,277
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1118 Cl. H
      8.250% 07/15/2001................       696,744          700,228
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1547 Cl. C
      5.750% 04/15/2023................       398,962          377,458
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1641 Cl. WE
      6.500% 12/15/2013................     1,214,600        1,158,607
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1694 Cl. MA
      6.100% 05/15/2023................     5,968,104        5,877,627
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1730 Cl. A
      7.000% 07/15/2017................     1,192,648        1,210,538
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1761 Cl. D
      7.625% 08/15/2016................     2,445,000        2,530,575
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1761 Cl. G
      8.000% 06/15/2021................     4,460,000        4,726,173
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1761 Cl. H
      8.250% 09/15/2023................    10,575,000       11,496,928
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1763 Cl. H
      8.250% 07/15/2023................       552,000          599,433
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1779 Cl. G
      9.500% 12/15/2023................     1,000,000        1,091,400
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1782 Cl. A
      6.300% 05/15/2008................     3,610,000        3,527,331
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1782 Cl. C
      6.500% 03/15/2009................     1,973,650        1,950,559
    FHLMC Multiclass Mtg. Partn. Ctfs.
     Gtd. Series 1793 Cl. A
      6.500% 08/15/2008................     2,780,000        2,745,250
    FHLMC GNMA Multiclass Mtg. Partn.
     Ctfs.
     Gtd. Series 31 Cl. A
      0.000% 09/25/1996................       638,601          625,031
    FHLMC GNMA Multiclass Mtg. Partn.
     Ctfs.
     Gtd. Series 35 Cl. PH
      7.750% 03/17/2023................     1,580,000        1,700,965

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
             COLUMBIA FIXED INCOME SECURITIES FUND, INC., CONTINUED

                                          Principal
                                            Amount        Value(1)
                                         ------------  ---------------
U.S. Government, Federal Agency Obligations (Continued)
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1989-39 Cl. D
      0.000% 05/25/2009................  $  2,340,000  $     1,747,746
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1991-94 Cl. C
      0.000% 01/25/1999................     2,969,467        2,594,571
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1992-214 Cl. PL
      7.500% 05/25/2021................     1,700,000        1,790,304
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1993-92 Cl. A
      0.000% 03/25/1996................       277,560          275,043
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1993-176 Cl. A
      0.000% 06/26/1996................       930,147          910,084
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1993-205 Cl. D
      0.000% 04/25/2004................     7,040,000        4,712,576
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1993-225 Cl. WE
      6.500% 12/25/2013................     2,000,000        1,922,600
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1994-20 Cl. PJ
      5.800% 05/25/2004................       410,000          409,487
    FNMA Gtd. REMIC Pass Thru Ctf.
     REMIC Tr. 1995-11 Cl. B
      0.000% 12/25/2003................     2,587,000        1,586,866
    GNMA Gtd. REMIC Pass Thru Secs.
     REMIC Tr. 1994-1 Cl. PE
      7.500% 07/16/2022................     7,500,000        7,989,825
    Merrill Lynch Trust 25 Cl. B
      8.750% 03/20/2019................       146,631          146,355
    Puerto Rico Housing Finance Corp.
     Series A Cl. 4
      9.000% 07/20/2017................     1,350,138        1,350,138
    U.S. VA Vendee Mtg. Gtd. REMIC
     Pass Thru Ctf. 1994-3 Cl. 1D
      6.500% 06/15/2012................     1,260,000        1,271,844
    U.S. VA Vendee Mtg. Gtd. REMIC
     Pass Thru Ctf. 1995-1C Cl. 3E
      8.000% 07/15/2018................       870,000          940,644
    U.S. VA Vendee Mtg. Gtd. REMIC
     Pass Thru Ctf. 1995-1D Cl. 4
      8.855% 02/15/2025................     2,142,315        2,363,616
                                          Principal
                                            Amount        Value(1)
                                         ------------  ---------------
    U.S. VA Vendee Mtg. Gtd. REMIC
     Pass Thru Ctf. 1995-3 Cl. 1F
      7.250% 12/15/2021................  $  1,220,000  $     1,258,918
                                                       ---------------
                                                            72,752,997
                                                       ---------------
      Total U.S. Government,
       Federal Agency Obligations
       (Cost $178,994,832).............                    188,768,151
                                                       ---------------
Other Securitized Loans (11.7%)
  Collateralized Mortgage Obligations (9.1%)
    CMC Securities Corp. I
     Series 1992-B Cl. B2
      7.375% 11/25/2023................     5,589,809        5,685,003
    Chase Mortgage Financial Corp.
     Series 1993-L Cl. 2A-6
      8.000% 10/25/2024................     2,000,000        2,084,600
    First Bank Systems Mortgage Corp.
     Series 1993-E Cl. A-3
      7.200% 01/25/2023................     1,842,080        1,861,422
    Independent National Mortgage Corp.
     Series 1995-H Cl. A13
      8.350% 06/25/2025................     5,392,000        5,571,554
    Residential Funding Mtg. Sec., Inc.
     Series 1993-S45 Cl. A-10
      8.000% 12/23/2023................     1,250,000        1,316,250
    Securitized Asset Sales, Inc.
     Mtg. Pass Thru Ctf.
     Series 1995-B Cl. A8
      7.410% 09/25/2024................     9,200,455        9,364,222
    Structured Mtg. Asset Res. Tr.
     Series 1992-6A Multiclass Ctf. Cl.
     AF
      8.150% 07/25/2008................     2,385,000        2,444,625
    Structured Mtg. Asset Res. Tr.
     Series 1993-2A Multiclass Ctf. Cl.
     AB
      6.300% 07/25/2004................       327,481          326,368
                                                       ---------------
                                                            28,654,044
                                                       ---------------
  Asset Backed Securities (2.6%)
    Advanta Home Equity Loan Trust
     Series 1993-1 Cl. A2
      5.950% 05/25/2009................     2,293,128        2,272,948
    First Alliance Mortgage Trust
     Series 1994-2 Cl. A-1
      7.625% 07/25/2025................     3,008,846        3,133,413

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
             COLUMBIA FIXED INCOME SECURITIES FUND, INC., CONTINUED

                                          Principal
                                            Amount        Value(1)
                                         ------------  ---------------
Other Securitized Loans (Continued)
    GE Capital Mtg. Services, Inc.
     Series 1995-HE1 Cl. A6
      7.500% 09/25/2010................  $  2,869,385  $     2,941,119
                                                       ---------------
                                                             8,347,480
                                                       ---------------
    Total Other Securitized Loans
     (Cost $36,293,193)................                     37,001,524
                                                       ---------------
Corporate Bonds (25.7%)
  Industrial (15.2%)
    American President Co. Ltd.
      8.000% 01/15/2024................     2,925,000        3,025,883
    American Standard, Inc.
      Step-Up Coupon
      0.000% to 06/01/1998,
      then 10.500% to 06/01/2005.......       500,000          428,750
    Continental Cablevision, Inc.
      9.000% 09/01/2008................       700,000          735,000
    Ethan Allen, Inc.
      8.750% 03/15/2001................       475,000          489,250
    Federated Department Stores, Inc.
      10.000% 02/15/2001...............       600,000          648,000
    Freeport-McMoRan Resource Partners
     L.P.
      8.750% 02/15/2004................       300,000          306,000
    Harrahs Operating, Inc.
      10.875% 04/15/2002...............     1,000,000        1,075,000
    Honeywell, Inc.
      Medium Term Note
      7.350% 05/15/2000................     4,150,000        4,393,522
    Hospital Corp. America
      0.000% 06/01/1997................     1,750,000        1,611,837
    Host Marriott Travel Plazas, Inc.
      9.500% 05/15/2005................       300,000          297,000
    La Quinta Inns, Inc.
      9.250% 05/15/2003................       375,000          397,500
    Lenfest Communications, Inc.
      8.375% 11/01/2005................     2,100,000        2,107,875
    Louis Dreyfus Natural Gas Corp.
      9.250% 06/15/2004................       650,000          701,291
    Marriott International, Inc.
      6.750% 12/01/2009................     3,000,000        2,970,000
    Nabisco, Inc.
      6.700% 06/15/2002................     3,750,000        3,813,338
    News America Holdings, Inc.
      7.600% 10/11/2015................     6,250,000        6,392,188
                                          Principal
                                            Amount        Value(1)
                                         ------------  ---------------
    Occidental Petroleum Corp.
      10.125% 11/15/2001...............  $  1,285,000  $     1,536,847
    Royal Caribbean Cruises Ltd.
      11.375% 05/15/2002...............     1,725,000        1,880,250
    Schering Plough Corp. Euro
      7.750% 05/15/1996................     2,220,000        2,235,962
    Sears Roebuck & Co.
      Medium Term Note
      7.820% 02/23/1998................     4,525,000        4,720,616
    Southern Pacific Rail Corp.
      9.375% 08/15/2005................       550,000          596,750
    Temple Inland, Inc.
      Medium Term Note
      8.850% 03/20/1997................     3,350,000        3,479,545
    Time Warner Entertainment Co. L.P.
      8.875% 10/01/2012................     2,265,000        2,549,914
    Union Oil Co. of California
      6.375% 02/01/2004................     1,625,000        1,635,124
                                                       ---------------
                                                            48,027,442
                                                       ---------------
  Financial (6.1%)
    Ahmanson (H.F.) & Co.
      8.250% 10/01/2002................     2,500,000        2,766,950
    Ford Motor Credit Co.
      6.250% 02/26/1998................     3,070,000        3,115,773
    General Motors Acceptance Corp.
      6.625% 10/01/2002................     3,240,000        3,327,221
    Goldman Sachs Group L.P. (144A)
      7.800% 07/15/2002................     2,375,000        2,537,830
    International Lease Finance Corp.
      4.750% 07/15/1996................     2,100,000        2,089,122
    Mellon Financial Co.
      7.625% 11/15/1999................     5,200,000        5,528,016
                                                       ---------------
                                                            19,364,912
                                                       ---------------
  Utility (1.4%)
    California Energy, Inc.
      9.875% 06/30/2003................       350,000          367,500
    Northern Indiana Public Service Co.
      Medium Term Note
      6.900% 06/01/2000................     1,250,000        1,295,500
      6.750% 06/01/2000................     2,500,000        2,577,575
                                                       ---------------
                                                             4,240,575
                                                       ---------------

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
             COLUMBIA FIXED INCOME SECURITIES FUND, INC., CONTINUED

                                          Principal
                                            Amount        Value(1)
                                         ------------  ---------------
Corporate Bonds (Continued)
  Yankee (3.0%)
    Manitoba Province
      7.750% 02/01/2002................  $  2,685,000  $     2,935,994
    Province Ontario
      7.375% 01/27/2003................     5,625,000        6,093,450
    Rogers Cantel Mobile, Inc.
      10.750% 11/01/2001...............       550,000          578,875
                                                       ---------------
                                                             9,608,319
                                                       ---------------
    Total Corporate Bonds
     (Cost $78,609,570)................                     81,241,248
                                                       ---------------
    Total investments, excluding
     temporary cash investment
     (Cost $293,897,595)...............                    307,010,923
                                          Principal
                                            Amount        Value(1)
                                         ------------  ---------------

Repurchase Agreement (2.3%)
     Goldman Sachs Corp.
      5.447% dated 12/29/1995,
      due 01/02/1996 in the
      amount of $7,384,951.
      Collateralized by U.S. Treasury
      Bond
      8.750% due 11/15/2008
      (Cost $7,380,545)................  $  7,380,545  $     7,380,545
                                                       ---------------
  Total Investments (99.4%)
   (Cost $301,278,140).................                    314,391,468
Receivables less liabilities (0.6%)....                      1,867,335
                                                       ---------------
Net Assets (100.0%)....................                $   316,258,803
                                                       ---------------
                                                       ---------------

(1) See Note 1 of Notes to Financial Statements.

                  The accompanying notes are an integral part
                          of the financial statements.

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                       COLUMBIA MUNICIPAL BOND FUND, INC.

                                           Principal
December 31, 1995                            Amount        Value(1)
                                          ------------  --------------
State of Oregon General Obligation Bonds (11.8%)
     Board of Higher Education Series A
      6.350% 08/01/2014.................  $  1,535,000  $    1,669,312
    Department of Environmental Quality
     Series D
      5.625% 08/01/2006.................       430,000         448,275
      5.700% 08/01/2007.................       455,000         474,906
      5.750% 08/01/2008.................       485,000         505,006
    Elderly & Disabled Housing Refunding
     Series B
      6.250% 08/01/2013.................     1,000,000       1,071,250
    Pollution Control Series C
      5.625% 06/01/2013.................     1,735,000       1,758,856
      5.900% 06/01/2014.................     5,735,000       6,000,244
    Veterans' Welfare
      0.000% 07/01/2001.................     1,200,000         940,500
      5.850% 10/01/2015.................     1,105,000       1,149,200
      7.700% 07/01/1998.................     1,025,000       1,113,406
     11.250% 10/01/1998.................     2,860,000       3,385,525
      9.000% 04/01/1999.................     1,570,000       1,797,650
     11.000% 06/01/1999.................       765,000         929,475
      7.000% 07/01/2000.................     1,350,000       1,506,938
      9.000% 10/01/2000.................     1,000,000       1,202,500
     11.000% 12/01/2000.................     1,330,000       1,725,675
      7.250% 01/01/2007.................       600,000         728,250
      8.000% 01/01/2008.................       400,000         508,500
      6.000% 08/01/2002.................     2,000,000       2,187,500
      6.000% 02/01/2004.................       695,000         762,763
      9.000% 04/01/2005.................       950,000       1,250,438
      6.750% 05/01/2005.................     2,000,000       2,317,500
      9.000% 10/01/2005.................       240,000         319,200
      9.200% 04/01/2007.................     1,020,000       1,398,675
      9.200% 10/01/2007.................     1,095,000       1,515,206
      7.300% 07/01/2008.................       500,000         611,875
      8.000% 07/01/2008.................       125,000         160,156
      6.875% 12/01/2013.................     3,320,000       3,602,200
      7.000% 12/01/2015.................     2,125,000       2,313,594
    Veterans' Welfare Series 73F
      5.150% 12/01/2017.................     2,000,000       2,000,000
                                                        --------------
    Total State of Oregon
    General Obligation Bonds (Cost
     $42,066,950).......................                    45,354,575
                                                        --------------
Oregon General Obligation Bonds (25.5%)
     Clackamas & Washington Counties
      School District #3JT
      West Linn-Wilsonville
      5.875% 08/01/2009.................     1,000,000       1,047,500
      5.875% 10/01/2009.................     2,500,000       2,637,500

                                           Principal
                                             Amount        Value(1)
                                          ------------  --------------
    Clackamas County School District #1
      6.250% 07/01/2002.................  $    925,000  $    1,011,719
      6.300% 07/01/2003.................       700,000         767,375
      6.500% 07/01/2004.................     1,235,000       1,366,219
      6.500% 07/01/2005.................     1,355,000       1,498,969
      6.500% 07/01/2006.................     1,485,000       1,639,069
    Clackamas County School
     District #7J Lake Oswego Series A
      5.300% 06/15/2005.................     1,000,000       1,055,000
      5.500% 06/15/2006.................     1,000,000       1,062,500
      5.700% 06/15/2010.................     1,515,000       1,569,919
    Clackamas County School
     District #12 North Clackamas
      4.650% 06/01/2004.................       750,000         751,875
      5.000% 06/01/2011.................     1,500,000       1,443,750
    Clackamas Community College District
      5.250% 12/01/2009.................     1,270,000       1,290,637
    Deschutes County Administrative
     School District #1 Bend-Lapine
      0.000% 02/01/2000.................     1,175,000         984,062
      0.000% 02/01/2001.................     1,135,000         910,837
      0.000% 02/01/2002.................     1,445,000       1,110,844
      5.800% 02/01/2004.................       780,000         836,550
      5.900% 02/01/2005.................       980,000       1,048,600
    Jackson County School District
     #549C Medford
      5.375% 06/01/2012.................     1,200,000       1,219,500
    Lane Community College
      4.850% 06/01/2008.................     4,080,000       4,059,600
    Lane County School District
     #4J Eugene
      0.000% 01/01/2003.................     1,345,000         975,125
      0.000% 01/01/2005.................     1,395,000         906,750
    Lane County School District
     #4J Eugene Refunding Series A
      0.000% 07/01/2001.................     2,015,000       1,576,737
      0.000% 07/01/2003.................     1,480,000       1,048,950
      0.000% 07/01/2005.................     2,325,000       1,476,375
      5.250% 07/01/2008.................     2,440,000       2,491,850
    Lane County School District
     #19 Springfield Refunding
      0.000% 02/01/1997.................       470,000         450,542
      0.000% 02/01/1999.................       470,000         412,425
    Metro Open Spaces Program
     Series C
      5.100% 09/01/2009.................     2,375,000       2,380,937
    Multnomah-Clackamas Counties
     School District #28-302JT
      0.000% 12/01/2004.................       750,000         492,187

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                 COLUMBIA MUNICIPAL BOND FUND, INC., CONTINUED

                                           Principal
                                             Amount        Value(1)
                                          ------------  --------------
Oregon General Obligation Bonds (Continued)
    Multnomah County Public
     Improvements
      5.250% 10/01/2013.................  $  1,800,000  $    1,806,750
    Multnomah County School
     District #1 Portland Refunding
      6.000% 12/15/1997.................       645,000         664,350
    Multnomah County School
     District #1J Portland
      4.250% 06/01/2003.................     5,000,000       4,931,250
    Multnomah County School
     District #4 Gresham
      6.100% 01/01/2008.................     3,000,000       3,206,250
      6.100% 01/01/2009.................       200,000         212,750
    Multnomah County School
     District #7 Reynolds
      6.900% 01/01/2000.................       250,000         250,000
      5.250% 06/01/2011.................     1,500,000       1,473,750
    Multnomah County School
     District #40 David Douglas
      7.100% 06/01/2002.................       880,000       1,008,700
    Port of Portland Series A
      4.500% 03/01/2006.................     2,000,000       1,935,000
      0.000% 03/01/2007.................     5,000,000       2,868,750
    Portland Public Improvements
     Series A
      5.750% 06/01/2014.................     2,975,000       3,105,156
      5.000% 06/01/2004.................       240,000         243,900
    Portland Public Improvements
     Series B
      4.625% 12/01/2010.................     3,815,000       3,805,462
    Portland Water Refunding
      5.000% 10/01/2008.................     1,500,000       1,496,250
    Portland Recreational
     Facilities Improvements Series A
      5.750% 06/01/2012.................     1,370,000       1,436,788
      5.750% 06/01/2013.................     1,345,000       1,410,569
      5.750% 06/01/2015.................     1,155,000       1,202,644
    Portland Recreational
     Facilities Improvements Series B
      5.500% 06/01/2009.................     2,115,000       2,173,163
      5.750% 06/01/2014.................     1,750,000       1,828,750
      5.750% 06/01/2015.................     2,955,000       3,076,894
    Portland Community College District
      0.000% 07/01/2000.................       800,000         660,000
      0.000% 07/01/2007.................     2,025,000       1,141,594
    Portland Community College
     District Series A
      6.000% 07/01/2012.................     1,500,000       1,569,375
                                           Principal
                                             Amount        Value(1)
                                          ------------  --------------
    Salem-Keizer School District #24J
      5.400% 06/01/2006.................  $  1,000,000  $    1,041,250
    Tri-County Metropolitan
     Transportation
     District Light Rail Extension
     Series A
      6.000% 07/01/2012.................     3,495,000       3,665,381
    Tualatin Hills Park &
     Recreation District
      5.500% 03/01/2006.................     1,000,000       1,043,750
      5.700% 03/01/2009.................     1,340,000       1,413,700
      5.750% 03/01/2010.................       730,000         766,500
    Washington County Criminal
     Justice Facilities Improvements
      6.000% 12/01/2013.................     2,000,000       2,107,500
    Washington County Refunding
      6.200% 12/01/2007.................     1,500,000       1,618,125
    Washington & Clackamas Counties
     School District #23J Tigard
     Refunding
      5.400% 01/01/2010.................     1,705,000       1,754,019
      6.200% 08/01/2007.................     1,000,000       1,066,250
    Washington County School
     District #48J Beaverton
      7.800% 06/01/2003.................     1,200,000       1,449,000
    Washington County School District
     #48J Beaverton Series B
      6.150% 06/01/2008.................     1,000,000       1,058,750
                                                        --------------
    Total Oregon General Obligation
     Bonds
     (Cost $94,031,940).................                    98,016,223
                                                        --------------
Oregon Revenue Bonds (20.9%)
     Clackamas County Hospital Facility
      Authority Elderly Housing
      Willamette View Income Project
      7.000% 11/15/2011.................     1,750,000       1,822,187
    Clackamas County Hospital Facility
     Authority GNMA Collateral
     Jennings Lodge
      7.500% 10/20/2031.................     1,030,000       1,140,725
    Deschutes County Hospital
     Facility Authority
      5.750% 01/01/2009.................     1,670,000       1,755,587
    Deschutes Valley Water District
      5.875% 09/01/2005.................     1,220,000       1,294,725
    Eugene Electric Utility
      5.000% 08/01/2017.................     1,450,000       1,390,187
    Eugene Electric Utility Refunding
      5.800% 08/01/2008.................     1,435,000       1,508,544
      5.800% 08/01/2009.................     1,300,000       1,358,500
    Eugene Electric Utility Series C
      5.750% 08/01/2011.................       715,000         741,813

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                 COLUMBIA MUNICIPAL BOND FUND, INC., CONTINUED

                                           Principal
                                             Amount        Value(1)
                                          ------------  --------------
Oregon Revenue Bonds (Continued)
    Eugene Trojan Nuclear Project
      5.750% 09/01/1997.................  $  1,500,000  $    1,505,460
      5.750% 09/01/1998.................     1,500,000       1,504,485
    Eugene Water Refunding
      6.600% 08/01/2005.................       365,000         376,717
      6.600% 08/01/2006.................       890,000         918,311
    Grants Pass Urban Renewal
     Agency Tax Increment
      6.125% 08/01/2012.................       750,000         780,000
    Gresham Sewer
      5.350% 06/01/2006.................       860,000         895,475
    Gresham Stormwater
      6.100% 10/01/2009.................     1,115,000       1,204,200
    Lebanon Wastewater Refunding
      5.750% 06/01/2011.................     1,225,000       1,229,594
    Metro General Refunding Metro
     Regional Center Project Series A
      5.000% 08/01/2009.................       500,000         494,375
    Metropolitan Service District
     Metro Central Transfer Station A
      5.125% 07/01/2009.................     2,360,000       2,389,500
    North Clackamas Parks & Recreation
     District Recreational Facilities
      5.700% 04/01/2013.................     1,660,000       1,705,650
    Northern Wasco County People's
     Utility District Electric
      0.000% 02/01/2006.................       610,000         358,375
      0.000% 02/01/2007.................       585,000         318,825
      0.000% 02/01/2008.................       610,000         308,050
      0.000% 02/01/2011.................       500,000         203,125
    Oregon City Sewer
      6.500% 10/01/2007.................       500,000         560,000
    Oregon Health, Housing, Educational
     & Cultural Facilities Authority
     Reed
     College Project Series A
      5.300% 07/01/2011.................       500,000         501,250
    Oregon Housing Agency Mortgage
     Single-Family Mortgage Project
     Series A
      7.375% 07/01/2010.................       865,000         902,844
    Oregon Housing & Community Services
     Department Housing Finance Assisted
     Insured Multi-Unit B
      6.800% 07/01/2013.................     8,270,000       8,776,538
    Oregon Housing & Community Services
     Department Mortgage Single-Family
     Mortgage Program Series A
      6.800% 07/01/2016.................     2,485,000       2,609,250
                                           Principal
                                             Amount        Value(1)
                                          ------------  --------------
    Oregon Housing & Community Services
     Department Mortgage Single-Family
     Mortgage Program Series B
      5.375% 07/01/2017.................  $  1,020,000  $    1,002,150
    Oregon Housing & Community Services
     Department Mortgage Single-Family
     Mortgage Program Series D
      6.700% 07/01/2013.................     1,000,000       1,042,500
    Oregon Housing & Community Services
     Department Mortgage Single-Family
     Mortgage Program Series E
      6.750% 07/01/2016.................     3,715,000       3,872,888
    Portland Hydroelectric Power
      6.800% 10/01/2004.................       465,000         469,236
    Portland Parking Refunding
      6.375% 10/01/2012.................     1,700,000       1,810,500
    Portland Sewer System Revenue
     Refunding Series A
      5.000% 03/01/2006.................     3,035,000       3,076,731
      5.100% 03/01/2007.................     1,485,000       1,505,419
    Portland Sewer System Revenue
     Series A
      6.100% 06/01/2010.................       510,000         553,350
      6.200% 06/01/2012.................     6,540,000       7,087,725
      6.250% 06/01/2015.................     4,670,000       5,043,600
    Portland Water System
      5.250% 08/01/2013.................     2,615,000       2,624,806
    Prineville Sewer First Lien
      6.500% 07/01/2004.................       500,000         546,250
      6.800% 07/01/2012.................     1,000,000       1,121,250
    Reedsport Water
      7.000% 10/01/2014.................       520,000         586,300
    South Fork Water Board First Lien
      5.450% 02/01/2014.................     1,300,000       1,300,000
    Tri-County Metropolitan
     Transportation District
     Refunding Series A
      5.700% 08/01/2013.................     5,175,000       5,323,781
    Warm Springs Reservation,
     Confederated Tribes Health &
     Wellness Center
      5.000% 04/01/2002.................       400,000         414,000
      5.100% 04/01/2003.................       400,000         416,000
    Washington County Unified
     Sewer Agency Revenue Series A
      6.200% 10/01/2010.................     3,400,000       3,676,250
                                                        --------------
    Total Oregon Revenue Bonds
     (Cost $75,781,779).................                    80,027,028
                                                        --------------

                                       40
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                 COLUMBIA MUNICIPAL BOND FUND, INC., CONTINUED

                                           Principal
                                             Amount        Value(1)
                                          ------------  --------------
Oregon Insured Bonds (24.2%)
     Albany Water Revenue Refunding
      2nd Lien Series B
      4.875% 08/01/2007.................  $  1,000,000  $      995,000
    Central Oregon Community
     College District
      5.800% 06/01/2007.................       760,000         802,750
    Clackamas County Health Facility
     Authority Revenue Refunding
     Adventist Health A
      6.350% 03/01/2009.................     1,500,000       1,623,750
    Clackamas County School
     District #115 Gladstone
      6.150% 06/01/2014.................     1,000,000       1,072,500
    Clatsop County Administrative
     School District #10
      5.850% 07/01/2010.................       550,000         570,625
      5.850% 07/01/2011.................       590,000         610,650
      5.875% 07/01/2012.................       630,000         653,625
    Columbia River People's
     Utility District Refunding
      7.250% 05/01/2009.................     1,870,000       1,888,363
    Crook County School District
      4.900% 02/01/2009.................     1,165,000       1,143,156
    Deschutes & Jefferson Counties
     School
     District #2J Redmond Refunding
      5.600% 06/01/2009.................     1,000,000       1,030,000
    Hood River County School District
      5.650% 06/01/2008.................     1,020,000       1,072,275
    Josephine County School
     District #7 Grants Pass
      5.700% 06/01/2013.................     2,000,000       2,065,000
    Lane County School District
     #19 Springfield
      6.150% 10/15/2009.................     1,500,000       1,631,250
    Lane County School District
     #52 Bethel
      6.250% 12/01/2007.................       500,000         560,000
      6.400% 12/01/2009.................       750,000         831,562
    Lincoln County School District
      6.000% 06/15/2007.................     1,855,000       2,033,544
      6.000% 06/15/2008.................     1,150,000       1,259,250
      6.000% 06/15/2009.................     1,465,000       1,600,512
      5.600% 06/15/2010.................     2,430,000       2,548,462
      5.250% 06/15/2012.................     2,900,000       2,910,875
    Malheur County School District
     #26 Nyssa
      5.750% 06/01/2015.................     1,910,000       1,979,237
                                           Principal
                                             Amount        Value(1)
                                          ------------  --------------
    Marion & Linn County Elementary
     School District #77J Stayton
      6.250% 07/01/2013.................  $  1,260,000  $    1,370,250
    Marion County Solid Waste & Electric
     Revenue Ogden Martin System
     Marion Income
      7.700% 10/01/2009.................     2,305,000       2,414,211
    Medford Hospital Facility Authority
     Revenue Gross-Rogue Valley
     Health Services
      6.800% 12/01/2011.................     1,310,000       1,444,275
    Morrow County School District #1
      6.000% 06/01/2006.................       880,000         958,100
    Multnomah County School
     District #3 Parkrose
      5.400% 12/01/2005.................     1,010,000       1,071,862
      5.700% 12/01/2008.................     1,130,000       1,199,213
      5.700% 12/01/2009.................     1,085,000       1,143,319
      5.500% 12/01/2011.................     1,000,000       1,023,750
    Oregon Department of General
     Services
     Certificates Participation Series C
      5.800% 03/01/2015.................       840,000         858,900
    Oregon Department of Administrative
     Services Certificates Participation
     Series A
      5.375% 11/01/2004.................     1,500,000       1,580,625
    Oregon Veterans' Welfare
      7.200% 03/01/1997.................     1,000,000       1,038,750
    Oregon Health, Housing, Educational
     & Cultural Facilities Authority
     Lewis & Clark College
      6.000% 10/01/2013.................       965,000       1,024,106
    Port of Portland Airport Revenue
     Portland International Airport
     Series 7-A
      6.500% 07/01/2004.................       500,000         549,375
      6.750% 07/01/2015.................     2,790,000       3,069,000
    Port of Portland Airport
     Revenue Series 9-A
      5.500% 07/01/2006.................       500,000         520,000
    Portland Hospital Facility Authority
     Legacy Health Systems Series A
      6.100% 05/01/1998.................     1,000,000       1,051,250
      6.625% 05/01/2011.................     1,620,000       1,769,850
    Portland Hospital Facility Authority
     Legacy Health Systems Series B
      6.625% 05/01/2011.................     3,830,000       4,184,275
      6.700% 05/01/2021.................     2,955,000       3,220,950

                                       41
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                 COLUMBIA MUNICIPAL BOND FUND, INC., CONTINUED

                                           Principal
                                             Amount        Value(1)
                                          ------------  --------------
Oregon Insured Bonds (Continued)
    Portland Sewer System Revenue
     Series A
      6.000% 10/01/2012.................  $  2,075,000  $    2,215,063
    Suburban East Salem Water
     District Refunding
      5.700% 09/01/2009.................       890,000         924,488
    Tillamook County
      6.250% 01/01/2014.................       960,000       1,039,200
    Umatilla County School
     District #8R Hermiston
      6.000% 12/01/2010.................       695,000         736,700
    Union Health District
      5.350% 02/01/2005.................       400,000         413,000
      5.450% 02/01/2006.................       425,000         438,813
      5.550% 02/01/2007.................       460,000         474,950
      5.650% 02/01/2008.................       480,000         495,600
      5.750% 02/01/2010.................     1,070,000       1,099,425
    Washington County Unified
     Sewer Agency Revenue Series A
      0.000% 10/01/2003.................     1,000,000         702,500
      0.000% 10/01/2005.................     5,230,000       3,288,363
      5.900% 10/01/2006.................     3,730,000       4,047,050
      0.000% 10/01/2007.................     4,835,000       2,719,688
      6.125% 10/01/2012.................     8,010,000       8,590,725
    Western Lane Hospital District
     Facility
     Authority Revenue Refunding
     Sisters St. Joseph Peace
      5.625% 08/01/2007.................     2,000,000       2,125,000
    Yamhill County School District
     #29J Newberg
      5.500% 06/01/2010.................     1,360,000       1,392,300
      6.100% 06/01/2011.................     3,355,000       3,589,850
                                                        --------------
    Total Oregon Insured Bonds
     (Cost $87,722,421).................                    92,667,162
                                                        --------------
Oregon Pre-Refunded Bonds (7.2%)
     Beaverton Water Revenue Series A
      7.150% 06/01/2004.................       455,000         508,462
    Clackamas County School District
     #7J Lake Oswego Series A
      7.000% 06/15/2008.................     1,250,000       1,393,750
      7.100% 06/15/2010.................       750,000         839,062
    Clackamas County School
     District #12 North Clackamas
      6.500% 06/01/2005.................     1,000,000       1,093,750
      6.500% 06/01/2007.................     1,455,000       1,591,406
      6.500% 06/01/2009.................     1,655,000       1,810,156
      6.500% 06/01/2011.................     1,885,000       2,061,719
                                           Principal
                                             Amount        Value(1)
                                          ------------  --------------
    Clackamas County Elementary
     School District #86
      6.500% 07/01/2003.................  $  1,535,000  $    1,653,962
      6.500% 07/01/2004.................     1,585,000       1,707,838
    Eugene Electric Utility Revenue
      4.000% 08/01/1998.................       340,000         343,400
    Jackson County School District
     #4 Refunding
      6.700% 06/01/2004.................       420,000         446,250
    Metropolitan Service District
     Convention Center
      6.900% 12/01/1999.................       750,000         791,250
    Metropolitan Service District
     General
     Revenue Metro Headquarters Building
     Project A
      6.600% 07/01/2011.................       785,000         861,538
    Metropolitan Service District
     Metro East Transfer Station A
      7.000% 01/01/2001.................       500,000         559,375
    Oregon Department of General
     Services
     Certificates Participation Series A
      7.200% 01/15/2015.................     1,100,000       1,241,625
    Oregon Department of General
     Services
     Certificates Participation Series B
      7.200% 01/15/2015.................       670,000         756,263
    Oregon Department of General
     Services
     Certificates Participation Series F
      7.500% 09/01/2015.................     2,330,000       2,696,975
    Oregon Veterans' Welfare
      12.500% 09/01/2001................       480,000         516,701
      12.500% 09/01/2003................     1,200,000       1,291,752
      12.500% 09/01/2004................       515,000         554,377
    Oregon Housing, Educational &
     Cultural Facilities Authority
     Reed College Project Series A
      6.350% 07/01/2002.................       320,000         356,000
      6.400% 07/01/2003.................       280,000         312,200
    Oregon Housing, Educational &
     Cultural Facilities Authority
     Revenue
     Lewis & Clark College Project A
      7.000% 07/01/2010.................     1,100,000       1,245,750
    Portland Airport Way Urban Renewal &
     Redevelopment Tax Increment Series
     A
      7.300% 06/01/2010.................     1,400,000       1,576,750
    Washington County
      7.800% 12/01/2007.................     1,245,000       1,333,706
                                                        --------------
    Total Oregon Pre-Refunded Bonds
     (Cost $24,930,058).................                    27,544,017
                                                        --------------

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                 COLUMBIA MUNICIPAL BOND FUND, INC., CONTINUED

                                           Principal
                                             Amount        Value(1)
                                          ------------  --------------
Oregon Other Bonds (2.9%)
     Lane County Special Obligation
      Series A
      5.250% 03/01/2008.................  $    400,000  $      402,000
    Lane County School District #4J
     Eugene Certificates Participation
      6.900% 10/01/2000.................       500,000         557,500
    Lebanon Special Obligation
     Revenue Refunding Lease Water
      5.400% 10/01/2013.................       755,000         759,719
    Multnomah County School District #1J
     Portland Special Obligation Series
     A
      4.500% 03/01/2003.................       350,000         347,375
      5.000% 03/01/2007.................     1,340,000       1,348,375
    Newberg Certificates Participation
      5.900% 12/01/1998.................       365,000         379,600
      6.000% 12/01/1999.................       390,000         409,500
      6.100% 12/01/2000.................       410,000         435,112
      6.200% 12/01/2001.................       410,000         439,725
    Oregon Health, Housing, Educational
     &
     Cultural Facilities Authority
     OMSI-A
      5.900% 10/01/2016.................       500,000         508,420
      5.900% 10/01/2021.................       500,000         508,420
    Portland Building Refunding
     Series A
      4.750% 04/01/2007.................     2,000,000       1,977,500
    Portland Airport Way Urban Renewal &
     Redevelopment Tax Increment Series
     C
      5.900% 06/01/2006.................       860,000         914,825
    Portland Urban Renewal &
     Redevelopment Refunding,
     Downtown Waterfront Series L
      6.400% 06/01/2008.................     2,085,000       2,262,225
                                                        --------------
    Total Oregon Other Bonds
     (Cost $10,714,403).................                    11,250,296
                                                        --------------
Other Bonds (5.0%)
     Puerto Rico Commonwealth
      Public Improvements
      6.250% 07/01/2009.................     3,000,000       3,393,750
      6.250% 07/01/2013.................     1,000,000       1,125,000
    Puerto Rico Commonwealth Aquaduct
     & Sewer Authority Revenue Series A
      9.000% 07/01/2009.................     5,060,000       6,774,075
                                           Principal
                                             Amount        Value(1)
                                          ------------  --------------

    Puerto Rico Housing Finance Corp.
     Single Family Mortgage Revenue
     Portfolio 1 Series B
      7.500% 10/15/2012.................  $  1,040,000  $    1,106,300
    Puerto Rico Housing Finance Corp.
     Single Family Mortgage Revenue
     Portfolio 1 Series C
      6.750% 10/15/2013.................       710,000         756,150
    Puerto Rico Housing Finance Corp.
     Multi Family Mortgage Revenue
     Portfolio A-1
      7.500% 04/01/2022.................     1,680,000       1,785,000
    Puerto Rico Industrial, Medical &
     Environmental Pollution Control
     Facilities Financing Authority
     Revenue FHA Insured Mortgage Dr.
     Pila Hospital Project A
      7.700% 08/01/2008.................     2,000,000       2,217,500
    Puerto Rico Housing Bank & Finance
     Agency Single Family Mortgage
     Revenue FHA Homeownership 5th
     Portfolio
      7.500% 12/01/2015.................       610,000         691,587
    Virgin Islands Public Finance
     Authority Revenue Unrefunded
     Balance Series A
      7.300% 10/01/2018.................     1,105,000       1,401,969
                                                        --------------
    Total Other Bonds
     (Cost $17,722,705).................                    19,251,331
                                                        --------------
    Total investments, excluding
     temporary cash investment
     (Cost $352,970,256)................                   374,110,632
Tax-Exempt Money Market Investment (1.3%)
     SEI Tax Exempt Trust
      (Cost $4,958,852).................     4,958,852       4,958,852
                                                        --------------
Total Investments (98.8%)
   (Cost $357,929,108)..................                   379,069,484
Receivables less liabilities (1.2%).....                     4,726,434
                                                        --------------
Net Assets (100.0%).....................                $  383,795,918
                                                        --------------
                                                        --------------

(1) See Note 1 of Notes to Financial Statements.

                  The accompanying notes are an integral part
                         of the financial statements.

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                         COLUMBIA HIGH YIELD FUND, INC.

                                              Principal
December 31, 1995                               Amount        Value(1)
                                             ------------  --------------
U.S. Treasury Bond (4.4%)
       7.625% 02/15/2025
         (Cost $1,005,641).................  $   850,000   $    1,040,332
                                                           --------------
Corporate Bonds (90.6%)
Basic Industry (10.7%)
  Chemicals (4.7%)
    Freeport-McMoRan Resource Partners L.P.
     Senior Subordinated Notes
      8.750% 02/15/2004....................      600,000          612,000
    IMC Global, Inc.
     Series B Senior Notes
      10.125% 06/15/2001...................      450,000          493,875
                                                           --------------
                                                                1,105,875
                                                           --------------
  Forest Products (1.4%)
    Riverwood International Corp.
     Senior Notes
      10.750% 06/15/2000...................      300,000          322,500
                                                           --------------
  Metals/Mining (4.6%)
    Armco, Inc.
     Senior Notes
      9.375% 11/01/2000....................      400,000          396,000
    Inland Steel Industries, Inc.
     Notes
      12.750% 12/15/2002...................      250,000          281,250
    Magma Copper Co.
     Senior Subordinated Notes
      8.700% 05/15/2005....................      350,000          399,000
                                                           --------------
                                                                1,076,250
                                                           --------------
      Total Basic Industry.................                     2,504,625
                                                           --------------
Consumer Related (25.4%)
  Hotel/Gaming (7.9%)
    Harrahs Operating, Inc.
     Senior Subordinated Notes
      10.875% 04/15/2002...................      450,000          483,750
    Host Marriott Travel Plazas, Inc.
     Senior Secured Notes
      9.500% 05/15/2005....................      400,000          396,000
    La Quinta Inns, Inc.
     Senior Subordinated Notes
      9.250% 05/15/2003....................      350,000          371,000
    Station Casinos, Inc.
     Senior Subordinated Notes
      9.625% 06/01/2003....................      615,000          605,775
                                                           --------------
                                                                1,856,525
                                                           --------------

                                              Principal
                                                Amount        Value(1)
                                             ------------  --------------
  Healthcare (12.3%)
    Abbey Healthcare Group, Inc.
     Senior Subordinated Notes
      9.500% 11/01/2002....................  $   500,000   $      532,500
    Community Health Systems, Inc.
     Senior Subordinated Debenture
      10.250% 11/30/2003...................      400,000          432,000
    Genesis Health Ventures, Inc.
     Senior Subordinated Notes
      9.750% 06/15/2005....................      500,000          530,000
    HEALTHSOUTH Rehabilitation Corp.
     Senior Subordinated Notes
      9.500% 04/01/2001....................      300,000          320,250
    Quorum Health Group, Inc.
     Senior Subordinated Notes
      8.750% 11/01/2005....................      500,000          517,500
    Tenet Healthcare Corp.
     Senior Note
      9.625% 09/01/2002....................      500,000          550,000
                                                           --------------
                                                                2,882,250
                                                           --------------
  Other (5.2%)
    Royal Caribbean Cruises Ltd.
     Senior Subordinated Notes
      11.375% 05/15/2002...................      400,000          436,000
    Rykoff Sexton, Inc.
     Senior Subordinated Notes
      8.875% 11/01/2003....................      450,000          445,500
    Westpoint Stevens, Inc.
     Senior Note
      8.750% 12/15/2001....................      350,000          350,000
                                                           --------------
                                                                1,231,500
                                                           --------------
      Total Consumer Related...............                     5,970,275
                                                           --------------
Energy (11.6%)
     Global Marine, Inc.
      Notes
      12.750% 12/15/1999...................      285,000          314,925
    Gulf Canada Resources Ltd.
     Subordinated Debentures
      9.625% 07/01/2005....................      400,000          422,000
    Louis Dreyfus Natural Gas Corp.
     Senior Subordinated Notes
      9.250% 06/15/2004....................      500,000          539,455
    Maxus Energy Corp.
     Notes
      9.875% 10/15/2002....................      500,000          502,500

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                   COLUMBIA HIGH YIELD FUND, INC., CONTINUED

                                              Principal
                                                Amount        Value(1)
                                             ------------  --------------
Corporate Bonds (Continued)
    Noble Drilling Corp.
     Senior Notes
      9.250% 10/01/2003....................  $   250,000   $      262,500
    Santa Fe Energy Resource, Inc.
     Senior Subordinated Debentures
      11.000% 05/15/2004...................      400,000          436,000
    Seagull Energy Corp.
     Senior Subordinated Notes
      8.625% 08/01/2005....................      250,000          242,500
                                                           --------------
      Total Energy.........................                     2,719,880
                                                           --------------
Housing Related (2.7%)
     Toll Corp.
      Senior Subordinated Notes
      10.500% 03/15/2002...................      250,000          263,125
    USG Corp.
     Senior Note
      8.500% 08/01/2005....................      350,000          362,250
                                                           --------------
      Total Housing Related................                       625,375
                                                           --------------
Manufacturing (16.0%)
     American Standard, Inc.
      Senior Subordinated Discount
      Debenture Step-Up Coupon
      0.000% to 06/01/1998, then 10.500% to
       06/01/2005..........................      750,000          643,125
    Blount, Inc.
     Senior Subordinated Notes
      9.000% 06/15/2003....................      200,000          210,000
    Easco Corp.
     Senior Notes, Series B
      10.000% 03/15/2001...................      350,000          349,125
    Exide Corp.
     Senior Notes
      10.000% 04/15/2005...................      350,000          379,750
    Hayes Wheels International, Inc.
     Notes
      9.250% 11/15/2002....................      275,000          295,625
    Mark IV Industries, Inc.
     Subordinated Notes
      8.750% 04/01/2003....................      200,000          208,000
    Rohr, Inc.
     Senior Note
      11.625% 05/15/2003...................      600,000          643,500
                                              Principal
                                                Amount        Value(1)
                                             ------------  --------------
    SPX Corp.
     Senior Subordinated Notes
      11.750% 06/01/2002...................  $   350,000   $      371,000
    Wolverine Tube, Inc.
     Senior Subordinated Notes
      10.125% 09/01/2002...................      625,000          662,500
                                                           --------------
      Total Manufacturing..................                     3,762,625
                                                           --------------
Media (12.5%)
     Continental Cablevision, Inc.
      Debentures
      9.000% 09/01/2008....................      500,000          525,000
    Jones Intercable, Inc.
     Senior Notes
      9.625% 03/15/2002....................      350,000          376,250
    Lenfest Communications, Inc.
     Senior Secured Notes
      8.375% 11/01/2005....................      500,000          501,875
    Mobilemedia Corp.
     Senior Subordinated Notes
      9.375% 11/01/2007....................      500,000          515,000
    Rogers Cantel Mobile, Inc.
     Notes
      10.750% 11/01/2001...................      400,000          421,000
    Rogers Communications, Inc.
     Debenture
      10.875% 04/15/2004...................      200,000          209,000
    United International Holdings, Inc.
     Senior Note with Warrants
      0.000% 11/15/1999....................      650,000          390,000
                                                           --------------
      Total Media..........................                     2,938,125
                                                           --------------
Retail (7.6%)
  Supermarkets (4.0%)
    Kroger Co.
     Senior Secured Debenture
      9.250% 01/01/2005....................      300,000          325,500
    Safeway, Inc.
     Debenture
      10.000% 12/01/2001...................      300,000          339,000
    Stop & Shop Cos., Inc.
     Senior Subordinated Notes
      9.750% 02/01/2002....................      250,000          275,625
                                                           --------------
                                                                  940,125
                                                           --------------

                            SCHEDULE OF INVESTMENTS
       -----------------------------------------------------------------
                   COLUMBIA HIGH YIELD FUND, INC., CONTINUED

                                              Principal
                                                Amount        Value(1)
                                             ------------  --------------
Corporate Bonds (Continued)
  Other (3.6%)
    Ethan Allen, Inc.
     Senior Notes
      8.750% 03/15/2001....................  $   400,000   $      412,000
    Federated Department Stores, Inc.
     Senior Notes
      10.000% 02/15/2001...................      400,000          432,000
                                                           --------------
                                                                  844,000
                                                           --------------
      Total Retail.........................                     1,784,125
                                                           --------------
Transportation (2.3%)
  Other (2.3%)
    Southern Pacific Rail Corp.
     Senior Notes
      9.375% 08/15/2005....................      500,000          542,500
                                                           --------------
Utility (1.8%)
     California Energy, Inc.
      Senior Secured Note
      9.875% 06/30/2003....................      400,000          420,000
                                                           --------------
    Total Corporate Bonds
     (Cost $20,449,549)....................                    21,267,530
                                                           --------------
                                              Principal
                                                Amount        Value(1)
                                             ------------  --------------
    Total investments, excluding
     temporary cash investment
     (Cost $21,455,190)....................                   $22,307,862
Repurchase Agreement (3.3%)
     Goldman Sachs Corp.
      5.447% dated 12/29/1995,
      due 01/02/1996
      in the amount of $762,538.
      Collateralized by U.S. Treasury Bond
      8.750% due 11/15/2008
      (Cost $762,083)......................  $   762,083          762,083
                                                           --------------
Total Investments (98.3%)
 (Cost $22,217,273)........................                    23,069,945
Receivables less liabilities (1.7%)........                       401,022
                                                           --------------
Net Assets (100.0%)........................                $   23,470,967
                                                           --------------
                                                           --------------

(1) See Note 1 of Notes to Financial Statements.

                  The accompanying notes are an integral part
                          of the financial statements.

                      STATEMENTS OF ASSETS AND LIABILITIES
       -----------------------------------------------------------------

                                                                                                             Columbia
                                                                               Columbia      Columbia      International
                                                                             Common Stock     Growth           Stock
December 31, 1995                                                             Fund, Inc.    Fund, Inc.      Fund, Inc.
                                                                            --------------  -----------  -----------------
ASSETS:
  Investments at identified cost..........................................   $301,250,182   $680,853,085   $  86,769,046
--------------------------------------------------------------------------  --------------  -----------  -----------------
  Investments at value (Notes 1 and 2)....................................   $353,606,038   $840,824,393   $  97,735,963
  Temporary cash investments, at cost (Note 1)............................      3,448,186    10,441,223        2,818,723
  Cash....................................................................                                       112,354
  Cash denominated in foreign currencies (cost $644,615) (Note 1).........                                       645,940
  Receivable for:
    Interest..............................................................         13,076        53,667            7,932
    Dividends.............................................................        598,598     1,426,356          140,083
    Investments sold......................................................      3,714,326                      1,018,750
    Capital stock sold....................................................        725,948     1,195,259          407,637
                                                                            --------------  -----------  -----------------
  Total assets............................................................    362,106,172   853,940,898      102,887,382
                                                                            --------------  -----------  -----------------
LIABILITIES:
  Payable for:
    Capital stock redeemed................................................        123,349       467,770          105,639
    Dividends and distributions...........................................        117,524     3,470,303
    Investments purchased.................................................      3,025,450       605,090        1,731,574
    Investment management fee (Note 4)....................................        180,209       433,294           84,874
    Accrued expenses......................................................        136,916       233,589           91,835
                                                                            --------------  -----------  -----------------
  Total liabilities.......................................................      3,583,448     5,210,046        2,013,922
                                                                            --------------  -----------  -----------------
Net assets applicable to outstanding shares...............................   $358,522,724   $848,730,852   $ 100,873,460
                                                                            --------------  -----------  -----------------
                                                                            --------------  -----------  -----------------
  Net assets consist of:
    Undistributed net investment income...................................   $    395,967   $ 1,523,877
    Unrealized appreciation on:
      Investments.........................................................     52,355,856   159,971,308    $  10,966,917
      Translation of assets and liabilities in foreign currencies.........                                         5,720
    Undistributed net realized loss from:
      Investments.........................................................        (42,896)   (1,015,931)      (1,055,061)
    Capital shares (Note 3)...............................................                      284,392
    Capital paid in (Notes 1 and 3).......................................    305,813,797   687,967,206       90,955,884
                                                                            --------------  -----------  -----------------
                                                                             $358,522,724   $848,730,852   $ 100,873,460
                                                                            --------------  -----------  -----------------
                                                                            --------------  -----------  -----------------
Shares of capital stock outstanding (Note 3)..............................     19,288,675    28,439,194        7,716,168
                                                                            --------------  -----------  -----------------
                                                                            --------------  -----------  -----------------
Net asset value, offering and redemption price per share (1)..............   $      18.59   $     29.84    $       13.07
                                                                            --------------  -----------  -----------------
                                                                            --------------  -----------  -----------------


                                                                              Columbia
                                                                               Special
December 31, 1995                                                            Fund, Inc.
                                                                            -------------
ASSETS:
  Investments at identified cost..........................................  $1,154,264,142
--------------------------------------------------------------------------  -------------
  Investments at value (Notes 1 and 2)....................................  $1,355,498,125
  Temporary cash investments, at cost (Note 1)............................     24,198,846
  Cash....................................................................
  Cash denominated in foreign currencies (cost $644,615) (Note 1).........
  Receivable for:
    Interest..............................................................        153,790
    Dividends.............................................................        617,940
    Investments sold......................................................     32,742,719
    Capital stock sold....................................................      2,298,798
                                                                            -------------
  Total assets............................................................  1,415,510,218
                                                                            -------------
LIABILITIES:
  Payable for:
    Capital stock redeemed................................................      3,231,177
    Dividends and distributions...........................................      8,455,988
    Investments purchased.................................................     18,078,664
    Investment management fee (Note 4)....................................        979,604
    Accrued expenses......................................................        349,750
                                                                            -------------
  Total liabilities.......................................................     31,095,183
                                                                            -------------
Net assets applicable to outstanding shares...............................  $1,384,415,035
                                                                            -------------
                                                                            -------------
  Net assets consist of:
    Undistributed net investment income...................................  $     (51,817)
    Unrealized appreciation on:
      Investments.........................................................    201,233,983
      Translation of assets and liabilities in foreign currencies.........
    Undistributed net realized loss from:
      Investments.........................................................     (2,440,560)
    Capital shares (Note 3)...............................................        645,737
    Capital paid in (Notes 1 and 3).......................................  1,185,027,692
                                                                            -------------
                                                                            $1,384,415,035
                                                                            -------------
                                                                            -------------
Shares of capital stock outstanding (Note 3)..............................     64,573,734
                                                                            -------------
                                                                            -------------
Net asset value, offering and redemption price per share (1)..............  $       21.44
                                                                            -------------
                                                                            -------------

(1) The net asset value per share is computed by dividing net assets applicable to outstanding shares by shares of capital stock outstanding.

    The accompanying notes are an integral part of the financial statements.

                      STATEMENTS OF ASSETS AND LIABILITIES
       -----------------------------------------------------------------

                                                                            Columbia
                                                                          Real Estate      Columbia      Columbia
                                                                             Equity        Balanced    Daily Income
December 31, 1995                                                          Fund, Inc.     Fund, Inc.     Company
                                                                        ----------------  -----------  ------------
ASSETS:
  Investments at identified cost......................................    $ 18,771,237    $407,518,044 8$06,898,061
----------------------------------------------------------------------  ----------------  -----------  ------------
  Investments at value (Notes 1 and 2)................................    $ 20,307,163    $459,399,894 8$06,898,061
  Temporary cash investments, at cost (Note 1)........................       1,503,271     25,192,252
  Cash................................................................                                   3,800,000
  Receivable for:
    Interest..........................................................           6,435      2,935,461       13,954
    Dividends.........................................................         206,968        439,429
    Investments sold..................................................                      2,486,885
    Capital stock sold................................................         260,404        598,554    1,845,408
                                                                        ----------------  -----------  ------------
  Total assets........................................................      22,284,241    491,052,475  812,557,423
                                                                        ----------------  -----------  ------------
LIABILITIES:
  Payable for:
    Capital stock redeemed............................................         625,862        247,138   11,225,749
    Dividends and distributions.......................................          33,282        126,681
    Investments purchased.............................................                      3,493,780
    Investment management fee (Note 4)................................          13,200        202,649      324,674
    Accrued expenses..................................................          24,697        214,734      351,478
                                                                        ----------------  -----------  ------------
  Total liabilities...................................................         697,041      4,284,982   11,901,901
                                                                        ----------------  -----------  ------------
Net assets applicable to outstanding shares...........................    $ 21,587,200    $486,767,493 8$00,655,522
                                                                        ----------------  -----------  ------------
                                                                        ----------------  -----------  ------------
  Net assets consist of:
    Undistributed net investment income...............................    $      2,476    $   211,082
    Unrealized appreciation on investments............................       1,535,926     51,881,850
    Undistributed net realized gain (loss) from investments...........         (50,216)        21,339
    Capital shares (Note 3)...........................................                                  $  800,656
    Capital paid in (Notes 1 and 3)...................................      20,099,014    434,653,222  799,854,866
                                                                        ----------------  -----------  ------------
                                                                          $ 21,587,200    $486,767,493 8$00,655,522
                                                                        ----------------  -----------  ------------
                                                                        ----------------  -----------  ------------
Shares of capital stock outstanding (Note 3)..........................       1,698,923     24,241,479  800,655,522
                                                                        ----------------  -----------  ------------
                                                                        ----------------  -----------  ------------
Net asset value, offering and redemption price per share (1)..........    $      12.71    $     20.08   $     1.00
                                                                        ----------------  -----------  ------------
                                                                        ----------------  -----------  ------------

                                                                           Columbia U.S.
                                                                             Government
                                                                             Securities
December 31, 1995                                                            Fund, Inc.
                                                                        --------------------
ASSETS:
  Investments at identified cost......................................      $ 40,097,690
----------------------------------------------------------------------  --------------------
  Investments at value (Notes 1 and 2)................................      $ 40,709,445
  Temporary cash investments, at cost (Note 1)........................           514,814
  Cash................................................................
  Receivable for:
    Interest..........................................................           730,489
    Dividends.........................................................
    Investments sold..................................................
    Capital stock sold................................................             1,317
                                                                        --------------------
  Total assets........................................................        41,956,065
                                                                        --------------------
LIABILITIES:
  Payable for:
    Capital stock redeemed............................................            56,897
    Dividends and distributions.......................................             9,868
    Investments purchased.............................................
    Investment management fee (Note 4)................................            17,660
    Accrued expenses..................................................            29,256
                                                                        --------------------
  Total liabilities...................................................           113,681
                                                                        --------------------
Net assets applicable to outstanding shares...........................      $ 41,842,384
                                                                        --------------------
                                                                        --------------------
  Net assets consist of:
    Undistributed net investment income...............................
    Unrealized appreciation on investments............................      $    611,755
    Undistributed net realized gain (loss) from investments...........          (496,594)
    Capital shares (Note 3)...........................................            50,160
    Capital paid in (Notes 1 and 3)...................................        41,677,063
                                                                        --------------------
                                                                            $ 41,842,384
                                                                        --------------------
                                                                        --------------------
Shares of capital stock outstanding (Note 3)..........................         5,016,001
                                                                        --------------------
                                                                        --------------------
Net asset value, offering and redemption price per share (1)..........      $       8.34
                                                                        --------------------
                                                                        --------------------

(1) The net asset value per share is computed by dividing net assets applicable to outstanding shares by shares of capital stock outstanding.

    The accompanying notes are an integral part of the financial statements.

                      STATEMENTS OF ASSETS AND LIABILITIES
       -----------------------------------------------------------------

                                                                                               Columbia Fixed
                                                                                                   Income          Columbia
                                                                                                 Securities     Municipal Bond
December 31, 1995                                                                                Fund, Inc.       Fund, Inc.
                                                                                              ----------------  ---------------
ASSETS:
  Investments at identified cost............................................................    $293,897,595     $ 352,970,256
--------------------------------------------------------------------------------------------  ----------------  ---------------
  Investments at value (Notes 1 and 2)......................................................    $307,010,923     $ 374,110,632
  Temporary cash investments, at cost (Note 1)..............................................       7,380,545         4,958,852
  Receivable for:
    Interest................................................................................       4,098,497         5,536,704
    Investments sold........................................................................          47,995
    Capital stock sold......................................................................         394,121           327,596
                                                                                              ----------------  ---------------
  Total assets..............................................................................     318,932,081       384,933,784
                                                                                              ----------------  ---------------
LIABILITIES:
  Payable for:
    Capital stock redeemed..................................................................         892,556           450,660
    Dividends and distributions.............................................................         178,768           418,700
    Investments purchased...................................................................       1,364,187            46,352
    Investment management fee (Note 4)......................................................         132,834           162,746
    Accrued expenses........................................................................         104,933            59,408
                                                                                              ----------------  ---------------
  Total liabilities.........................................................................       2,673,278         1,137,866
                                                                                              ----------------  ---------------
Net assets applicable to outstanding shares.................................................    $316,258,803     $ 383,795,918
                                                                                              ----------------  ---------------
                                                                                              ----------------  ---------------
  Net assets consist of:
    Unrealized appreciation on investments..................................................    $ 13,113,328     $  21,140,376
    Undistributed net realized loss from investments........................................      (3,614,749)          (39,875)
    Capital shares (Note 3).................................................................         234,158           310,142
    Capital paid in (Notes 1 and 3).........................................................     306,526,066       362,385,275
                                                                                              ----------------  ---------------
                                                                                                $316,258,803     $ 383,795,918
                                                                                              ----------------  ---------------
                                                                                              ----------------  ---------------
Shares of capital stock outstanding (Note 3)................................................      23,415,807        31,014,220
                                                                                              ----------------  ---------------
                                                                                              ----------------  ---------------
Net asset value, offering and redemption price per share (1)................................    $      13.51     $       12.37
                                                                                              ----------------  ---------------
                                                                                              ----------------  ---------------


                                                                                               Columbia
                                                                                              High Yield
December 31, 1995                                                                             Fund, Inc.
                                                                                              ----------
ASSETS:
  Investments at identified cost............................................................  $21,455,190
--------------------------------------------------------------------------------------------  ----------
  Investments at value (Notes 1 and 2)......................................................  $22,307,862
  Temporary cash investments, at cost (Note 1)..............................................     762,083
  Receivable for:
    Interest................................................................................     414,734
    Investments sold........................................................................
    Capital stock sold......................................................................      32,188
                                                                                              ----------
  Total assets..............................................................................  23,516,867
                                                                                              ----------
LIABILITIES:
  Payable for:
    Capital stock redeemed..................................................................       4,151
    Dividends and distributions.............................................................      16,612
    Investments purchased...................................................................
    Investment management fee (Note 4)......................................................      11,830
    Accrued expenses........................................................................      13,307
                                                                                              ----------
  Total liabilities.........................................................................      45,900
                                                                                              ----------
Net assets applicable to outstanding shares.................................................  $23,470,967
                                                                                              ----------
                                                                                              ----------
  Net assets consist of:
    Unrealized appreciation on investments..................................................  $  852,672
    Undistributed net realized loss from investments........................................    (190,638)
    Capital shares (Note 3).................................................................
    Capital paid in (Notes 1 and 3).........................................................  22,808,933
                                                                                              ----------
                                                                                              $23,470,967
                                                                                              ----------
                                                                                              ----------
Shares of capital stock outstanding (Note 3)................................................   2,375,540
                                                                                              ----------
                                                                                              ----------
Net asset value, offering and redemption price per share (1)................................  $     9.88(2)
                                                                                              ----------
                                                                                              ----------

(1) The net asset value per share is computed by dividing net assets applicable to outstanding shares by shares of capital stock outstanding.
(2) Redemption of Columbia High Yield Fund shares held less than one year, other than shares acquired through the reinvestment of dividends and capital gains, will be at 99% of the net asset value.

    The accompanying notes are an integral part of the financial statements.

                            STATEMENTS OF OPERATIONS
       -----------------------------------------------------------------

                                                                                Columbia      Columbia        Columbia
                                                                              Common Stock     Growth       International
Year Ended December 31, 1995                                                   Fund, Inc.    Fund, Inc.   Stock Fund, Inc.
                                                                             --------------  -----------  -----------------
INVESTMENT INCOME:
  Income:
    Interest...............................................................   $    986,480   $ 1,472,781     $   347,468
    Dividends..............................................................      4,925,301    12,106,308       1,607,048
    Foreign taxes withheld (net of reclaims)...............................                                     (228,538)
                                                                             --------------  -----------  -----------------
      Total income.........................................................      5,911,781    13,579,089       1,725,978
                                                                             --------------  -----------  -----------------
  Expenses:
    Investment management fees (Note 4)....................................      1,453,843     4,483,699       1,013,873
    Shareholder servicing costs (Note 4)...................................        209,719       471,919         201,826
    Reports to shareholders................................................         59,253       204,780          72,056
    Accounting expense.....................................................         40,042        51,156          96,954
    Financial information and subscriptions................................          4,657        16,829           5,058
    Custodian fees.........................................................          8,437        24,769          95,224
    Bank transaction and checking fees.....................................         12,289        18,768          32,148
    Registration fees......................................................         96,277        82,582          21,649
    Legal, insurance and auditing fees.....................................         25,362        38,232          28,518
    Other..................................................................          4,483        13,355           3,641
                                                                             --------------  -----------  -----------------
      Total expenses.......................................................      1,914,362     5,406,089       1,570,947
                                                                             --------------  -----------  -----------------
  Net investment income (Note 1)...........................................      3,997,419     8,173,000         155,031
                                                                             --------------  -----------  -----------------
Realized gain (loss) and unrealized appreciation from investment and foreign currency transactions:
  Net realized gain (loss) from:
    Investments (Note 2)...................................................     17,260,066    73,961,335        (286,889)
    Foreign currency transactions (Note 1).................................                                   (1,246,443)
                                                                             --------------  -----------  -----------------
      Net realized gain (loss).............................................     17,260,066    73,961,335      (1,533,332)
                                                                             --------------  -----------  -----------------
  Net unrealized appreciation on:
    Investments (Note 1)...................................................     44,119,110   120,496,613       5,614,702
    Translation of assets and liabilities in foreign currencies (Note 1)...                                           92
                                                                             --------------  -----------  -----------------
      Net unrealized appreciation during the period........................     44,119,110   120,496,613       5,614,794
                                                                             --------------  -----------  -----------------
  Net gain on investment and foreign currency related transactions (Note
   1)......................................................................     61,379,176   194,457,948       4,081,462
                                                                             --------------  -----------  -----------------
  Net increase in net assets resulting from operations.....................   $ 65,376,595   $202,630,948    $ 4,236,493
                                                                             --------------  -----------  -----------------
                                                                             --------------  -----------  -----------------

                                                                              Columbia
                                                                               Special
Year Ended December 31, 1995                                                 Fund, Inc.
                                                                             -----------
INVESTMENT INCOME:
  Income:
    Interest...............................................................  $ 5,047,489
    Dividends..............................................................    8,295,374
    Foreign taxes withheld (net of reclaims)...............................
                                                                             -----------
      Total income.........................................................   13,342,863
                                                                             -----------
  Expenses:
    Investment management fees (Note 4)....................................   10,125,466
    Shareholder servicing costs (Note 4)...................................      674,584
    Reports to shareholders................................................      270,067
    Accounting expense.....................................................       71,513
    Financial information and subscriptions................................       22,268
    Custodian fees.........................................................       41,841
    Bank transaction and checking fees.....................................       73,415
    Registration fees......................................................      167,078
    Legal, insurance and auditing fees.....................................       47,268
    Other..................................................................       21,129
                                                                             -----------
      Total expenses.......................................................   11,514,629
                                                                             -----------
  Net investment income (Note 1)...........................................    1,828,234
                                                                             -----------
Realized gain (loss) and unrealized appreciation from investment and foreign currency transactions:
  Net realized gain (loss) from:
    Investments (Note 2)...................................................  154,437,430
    Foreign currency transactions (Note 1).................................
                                                                             -----------
      Net realized gain (loss).............................................  154,437,430
                                                                             -----------
  Net unrealized appreciation on:
    Investments (Note 1)...................................................  148,707,165
    Translation of assets and liabilities in foreign currencies (Note 1)...
                                                                             -----------
      Net unrealized appreciation during the period........................  148,707,165
                                                                             -----------
  Net gain on investment and foreign currency related transactions (Note
   1)......................................................................  303,144,595
                                                                             -----------
  Net increase in net assets resulting from operations.....................  $304,972,829
                                                                             -----------
                                                                             -----------

    The accompanying notes are an integral part of the financial statements.

                            STATEMENTS OF OPERATIONS
       -----------------------------------------------------------------

                                                                             Columbia
                                                                           Real Estate      Columbia     Columbia
                                                                           Equity Fund,     Balanced   Daily Income
Year Ended December 31, 1995                                                   Inc.        Fund, Inc.    Company
                                                                         ----------------  ----------  ------------
INVESTMENT INCOME:
  Income:
    Interest...........................................................     $   55,792     $13,405,453  $44,653,912
    Dividends..........................................................      1,403,153      4,162,846
                                                                         ----------------  ----------  ------------
      Total income.....................................................      1,458,945     17,568,299   44,653,912
                                                                         ----------------  ----------  ------------
  Expenses:
    Investment management fees (Note 4)................................        138,673      1,871,284    3,611,202
    Shareholder servicing costs (Note 4)...............................         24,369        317,522      645,042
    Reports to shareholders............................................          9,055        103,146      154,325
    Accounting expense.................................................         15,658         56,157       90,366
    Financial information and subscriptions............................            722         17,276       15,799
    Custodian fees.....................................................            696         12,872       25,264
    Bank transaction and checking fees.................................            571         22,026       84,801
    Registration fees..................................................         14,395        114,555       76,538
    Legal, insurance and auditing fees.................................         14,489         30,492       42,681
    Other..............................................................            245          7,488       13,139
                                                                         ----------------  ----------  ------------
      Total expenses...................................................        218,873      2,552,818    4,759,157
                                                                         ----------------  ----------  ------------
  Net investment income (Note 1).......................................      1,240,072     15,015,481   39,894,755
                                                                         ----------------  ----------  ------------
Realized gain (loss) and unrealized appreciation from
 investment transactions:
  Net realized gain (loss) from investments (Note 2)...................           (132)    20,555,403
  Net unrealized appreciation on investments during the period (Note
   1)..................................................................      1,834,154     47,270,141
                                                                         ----------------  ----------
  Net gain on investments (Note 1).....................................      1,834,022     67,825,544
                                                                         ----------------  ----------  ------------
  Net increase in net assets resulting from operations.................     $3,074,094     $82,841,025  $39,894,755
                                                                         ----------------  ----------  ------------
                                                                         ----------------  ----------  ------------

                                                                            Columbia U.S.
                                                                              Government
                                                                           Securities Fund,
Year Ended December 31, 1995                                                     Inc.
                                                                         --------------------
INVESTMENT INCOME:
  Income:
    Interest...........................................................       $2,331,015
    Dividends..........................................................
                                                                             -----------
      Total income.....................................................        2,331,015
                                                                             -----------
  Expenses:
    Investment management fees (Note 4)................................          187,343
    Shareholder servicing costs (Note 4)...............................           40,973
    Reports to shareholders............................................           12,879
    Accounting expense.................................................           13,579
    Financial information and subscriptions............................            1,180
    Custodian fees.....................................................            1,257
    Bank transaction and checking fees.................................              649
    Registration fees..................................................           16,859
    Legal, insurance and auditing fees.................................           19,107
    Other..............................................................              736
                                                                             -----------
      Total expenses...................................................          294,562
                                                                             -----------
  Net investment income (Note 1).......................................        2,036,453
                                                                             -----------
Realized gain (loss) and unrealized appreciation from
 investment transactions:
  Net realized gain (loss) from investments (Note 2)...................          571,638
  Net unrealized appreciation on investments during the period (Note
   1)..................................................................        1,000,875
                                                                             -----------
  Net gain on investments (Note 1).....................................        1,572,513
                                                                             -----------
  Net increase in net assets resulting from operations.................       $3,608,966
                                                                             -----------
                                                                             -----------

    The accompanying notes are an integral part of the financial statements.

                            STATEMENTS OF OPERATIONS
       -----------------------------------------------------------------

                                                                                               Columbia Fixed
                                                                                                   Income          Columbia
                                                                                              Securities Fund,  Municipal Bond
Year Ended December 31, 1995                                                                        Inc.          Fund, Inc.
                                                                                              ----------------  ---------------
INVESTMENT INCOME:
  Income:
    Interest................................................................................    $ 21,119,106      $21,307,223
                                                                                              ----------------  ---------------
      Total income..........................................................................      21,119,106       21,307,223
                                                                                              ----------------  ---------------
  Expenses:
    Investment management fees (Note 4).....................................................       1,413,769        1,840,676
    Shareholder servicing costs (Note 4)....................................................         192,151           90,846
    Reports to shareholders.................................................................          76,274           30,624
    Accounting expense......................................................................          38,467           17,244
    Financial information and subscriptions.................................................          16,984           44,181
    Custodian fees..........................................................................           9,567           12,266
    Bank transaction and checking fees......................................................           9,638               43
    Registration fees.......................................................................          38,423            9,964
    Legal, insurance and auditing fees......................................................          33,170           32,203
    Other...................................................................................           4,906            6,252
                                                                                              ----------------  ---------------
                                                                                                   1,833,349        2,084,299
    Expenses reimbursed by investment advisor (1)...........................................
                                                                                              ----------------  ---------------
      Total expenses........................................................................       1,833,349        2,084,299
                                                                                              ----------------  ---------------
  Net investment income (Note 1)............................................................      19,285,757       19,222,924
                                                                                              ----------------  ---------------
Realized gain (loss) and unrealized appreciation from investment transactions:
  Net realized gain (loss) from investments (Note 2)........................................       7,333,401        2,099,378
  Net unrealized appreciation on investments during the period (Note 1).....................      22,005,760       27,002,836
                                                                                              ----------------  ---------------
  Net gain on investments (Note 1)..........................................................      29,339,161       29,102,214
                                                                                              ----------------  ---------------
  Net increase in net assets resulting from operations......................................    $ 48,624,918      $48,325,138
                                                                                              ----------------  ---------------
                                                                                              ----------------  ---------------


                                                                                               Columbia
                                                                                              High Yield
Year Ended December 31, 1995                                                                  Fund, Inc.
                                                                                              -----------
INVESTMENT INCOME:
  Income:
    Interest................................................................................   $1,742,294
                                                                                              -----------
      Total income..........................................................................   1,742,294
                                                                                              -----------
  Expenses:
    Investment management fees (Note 4).....................................................     109,022
    Shareholder servicing costs (Note 4)....................................................      16,590
    Reports to shareholders.................................................................       6,849
    Accounting expense......................................................................      17,526
    Financial information and subscriptions.................................................       4,772
    Custodian fees..........................................................................         607
    Bank transaction and checking fees......................................................       1,304
    Registration fees.......................................................................      17,743
    Legal, insurance and auditing fees......................................................      16,473
    Other...................................................................................         356
                                                                                              -----------
                                                                                                 191,242
    Expenses reimbursed by investment advisor (1)...........................................     (10,219)
                                                                                              -----------
      Total expenses........................................................................     181,023
                                                                                              -----------
  Net investment income (Note 1)............................................................   1,561,271
                                                                                              -----------
Realized gain (loss) and unrealized appreciation from investment transactions:
  Net realized gain (loss) from investments (Note 2)........................................     (31,194)
  Net unrealized appreciation on investments during the period (Note 1).....................   1,544,937
                                                                                              -----------
  Net gain on investments (Note 1)..........................................................   1,513,743
                                                                                              -----------
  Net increase in net assets resulting from operations......................................   $3,075,014
                                                                                              -----------
                                                                                              -----------

(1) The advisor of Columbia High Yield Fund has voluntarily agreed to assume ordinary recurring expenses of the Fund to the extent these expenses, together with the Fund's management fee, exceed 1% of the Fund's average net assets.

    The accompanying notes are an integral part of the financial statements.

                      STATEMENTS OF CHANGES IN NET ASSETS
       -----------------------------------------------------------------

                                                                               Columbia                  Columbia
                                                                             Common Stock                 Growth
Years Ended December 31,                                                      Fund, Inc.                Fund, Inc.
                                                                       ------------------------  ------------------------
                                                                          1995         1994         1995         1994
                                                                       -----------  -----------  -----------  -----------
INCREASE (DECREASE) IN NET ASSETS:
  Operations:
    Net investment income (loss).....................................  $ 3,997,419  $ 2,103,636  $ 8,173,000  $ 6,656,618
    Net realized gain (loss) from:
      Investments (Note 2)...........................................   17,260,066    1,543,445   73,961,335   25,753,811
      Foreign currency transactions (Note 1).........................
    Change in net unrealized appreciation (depreciation) on:
      Investments....................................................   44,119,110   (1,339,989) 120,496,613  (36,404,981)
      Translation of assets and liabilities in Foreign
       currencies (Note 1)...........................................
                                                                       -----------  -----------  -----------  -----------
    Net increase (decrease) in net assets resulting from
     operations......................................................   65,376,595    2,307,092  202,630,948   (3,994,552)
  Distributions to shareholders:
    From net investment income.......................................   (3,764,094)  (1,944,648)  (7,437,014)  (5,880,690)
    In excess of net investment income...............................                    (4,119)*     (31,322)*
    From net realized gain from investment transactions..............  (17,260,066)  (1,528,338) (73,961,335) (25,106,027)
    In excess of net realized gain from investment transactions......      (17,932)*                (206,957)*
  Capital share transactions, net (Note 3)...........................  189,924,932   24,718,553  136,042,951   21,274,002
                                                                       -----------  -----------  -----------  -----------
    Net increase (decrease) in net assets............................  234,259,435   23,548,540  257,037,271  (13,707,267)
NET ASSETS:
  Beginning of period................................................  124,263,289  100,714,749  591,693,581  605,400,848
                                                                       -----------  -----------  -----------  -----------
  End of period (1)..................................................  $358,522,724 $124,263,289 $848,730,852 $591,693,581
                                                                       -----------  -----------  -----------  -----------
                                                                       -----------  -----------  -----------  -----------
---------------------------------------------------------------------
                                                                       -----------  -----------  -----------  -----------

                                                                               Columbia
                                                                         International Stock
Years Ended December 31,                                                      Fund, Inc.
                                                                       ------------------------
                                                                          1995         1994
                                                                       -----------  -----------
INCREASE (DECREASE) IN NET ASSETS:
  Operations:
    Net investment income (loss).....................................  $   155,031  $  (237,133)
    Net realized gain (loss) from:
      Investments (Note 2)...........................................     (286,889)   5,355,530
      Foreign currency transactions (Note 1).........................   (1,246,443)  (4,405,623)
    Change in net unrealized appreciation (depreciation) on:
      Investments....................................................    5,614,702   (5,188,078)
      Translation of assets and liabilities in Foreign
       currencies (Note 1)...........................................           92     (159,098)
                                                                       -----------  -----------
    Net increase (decrease) in net assets resulting from
     operations......................................................    4,236,493   (4,634,402)
  Distributions to shareholders:
    From net investment income.......................................
    In excess of net investment income...............................
    From net realized gain from investment transactions..............                (1,937,123)
    In excess of net realized gain from investment transactions......                   (34,209)*
  Capital share transactions, net (Note 3)...........................  (21,847,478)  52,043,582
                                                                       -----------  -----------
    Net increase (decrease) in net assets............................  (17,610,985)  45,437,848
NET ASSETS:
  Beginning of period................................................  118,484,445   73,046,597
                                                                       -----------  -----------
  End of period (1)..................................................  $100,873,460 $118,484,445
                                                                       -----------  -----------
                                                                       -----------  -----------
---------------------------------------------------------------------
                                                                       -----------  -----------

(1) Includes undistributed net investment income (loss) of:            $   395,967  $   162,642  $ 1,523,877  $   819,213
 * On a tax basis, there was no return of capital.

(1) Includes undistributed net investment income (loss) of:            $   --       $   (28,910)
 * On a tax basis, there was no return of capital.

    The accompanying notes are an integral part of the financial statements.

                      STATEMENTS OF CHANGES IN NET ASSETS
       -----------------------------------------------------------------

                                                                  Columbia                  Columbia          Columbia
                                                                  Special              Real Estate Equity     Balanced
Years Ended December 31,                                         Fund, Inc.                Fund, Inc.        Fund, Inc.
                                                         --------------------------  ----------------------  -----------
                                                             1995          1994         1995      1994(2)       1995
                                                         -------------  -----------  ----------  ----------  -----------
INCREASE IN NET ASSETS:
  Operations:
    Net investment income..............................  $   1,828,234  $ 3,456,005  $1,240,072  $  642,745  $15,015,481
    Net realized gain (loss) from investments (Note
     2)................................................    154,437,430   51,779,847        (132)     (6,499)  20,555,403
    Change in net unrealized appreciation
     (depreciation) on investments.....................    148,707,165  (41,675,166)  1,834,154    (298,228)  47,270,141
                                                         -------------  -----------  ----------  ----------  -----------
    Net increase in net assets resulting from
     operations........................................    304,972,829   13,560,686   3,074,094     338,018   82,841,025
  Distributions to shareholders:
    From net investment income.........................     (1,151,123)  (3,128,013)   (774,447)   (405,620) (14,812,967)
    In excess of net investment income.................                                             (11,481)*     (46,117)*
    From net realized gain from investment
     transactions......................................   (154,437,430) (51,779,847)                         (17,052,999)
    In excess of net realized gain from investment
     transactions......................................     (1,539,578)*  (1,396,366)*   (235,252)*
    From tax return of capital.........................                                (451,668)   (237,125)
  Capital share transactions, net (Note 3).............    347,044,146  159,528,287   2,572,289  17,718,392  186,168,310
                                                         -------------  -----------  ----------  ----------  -----------
    Net increase in net assets.........................    494,888,844  116,784,747   4,185,016  17,402,184  237,097,252
NET ASSETS:
  Beginning of period..................................    889,526,191  772,741,444  17,402,184              249,670,241
                                                         -------------  -----------  ----------  ----------  -----------
  End of period (1)....................................  $1,384,415,035 $889,526,191 $21,587,200 $17,402,184 $486,767,493
                                                         -------------  -----------  ----------  ----------  -----------
                                                         -------------  -----------  ----------  ----------  -----------
-------------------------------------------------------
                                                         -------------  -----------  ----------  ----------  -----------
(1) Includes undistributed net investment income (loss)
 of:...................................................  $     (51,817) $  (226,836) $    2,476  $  (11,481) $   211,082
(2) From inception of operations on March 16, 1994.
 * On a tax basis, there was no return of capital.

Years Ended December 31,
                                                            1994
                                                         -----------
INCREASE IN NET ASSETS:
  Operations:
    Net investment income..............................  $ 8,699,173
    Net realized gain (loss) from investments (Note
     2)................................................   (3,479,941)
    Change in net unrealized appreciation
     (depreciation) on investments.....................   (4,914,068)
                                                         -----------
    Net increase in net assets resulting from
     operations........................................      305,164
  Distributions to shareholders:
    From net investment income.........................   (8,528,093)
    In excess of net investment income.................      (64,270)*
    From net realized gain from investment
     transactions......................................
    In excess of net realized gain from investment
     transactions......................................
    From tax return of capital.........................
  Capital share transactions, net (Note 3).............   71,368,736
                                                         -----------
    Net increase in net assets.........................   63,081,537
NET ASSETS:
  Beginning of period..................................  186,588,704
                                                         -----------
  End of period (1)....................................  $249,670,241
                                                         -----------
                                                         -----------
-------------------------------------------------------
                                                         -----------
(1) Includes undistributed net investment income (loss)
 of:...................................................  $    54,685
(2) From inception of operations on March 16, 1994.
 * On a tax basis, there was no return of capital.

    The accompanying notes are an integral part of the financial statements.

                      STATEMENTS OF CHANGES IN NET ASSETS
       -----------------------------------------------------------------

                                                                                                                  Columbia
                                                                   Columbia                   Columbia          Fixed Income
                                                                 Daily Income             U.S. Government        Securities
Years Ended December 31,                                           Company             Securities Fund, Inc.     Fund, Inc.
                                                          --------------------------  ------------------------  ------------
                                                              1995          1994         1995         1994          1995
                                                          ------------  ------------  -----------  -----------  ------------
INCREASE (DECREASE) IN NET ASSETS:
  Operations:
    Net investment income...............................  $ 39,894,755  $ 23,002,486  $ 2,036,453  $ 1,555,509  $ 19,285,757
    Net realized gain (loss) from investments (Note
     2).................................................                                  571,638   (1,051,398)    7,333,401
    Change in net unrealized appreciation (depreciation)
     on investments.....................................                                1,000,875     (428,478)   22,005,760
                                                          ------------  ------------  -----------  -----------  ------------
    Net increase (decrease) in net assets resulting from
     operations.........................................    39,894,755    23,002,486    3,608,966       75,633    48,624,918
  Distributions to shareholders:
    From net investment income..........................   (39,894,755)  (23,002,486)  (2,036,453)  (1,555,509)  (19,285,757)
  Capital share transactions, net (Note 3)..............    70,588,520   185,567,215    6,758,002     (885,283)   34,830,059
                                                          ------------  ------------  -----------  -----------  ------------
    Net increase (decrease) in net assets...............    70,588,520   185,567,215    8,330,515   (2,365,159)   64,169,220
NET ASSETS:
  Beginning of period...................................   730,067,002   544,499,787   33,511,869   35,877,028   252,089,583
                                                          ------------  ------------  -----------  -----------  ------------
  End of period.........................................  $800,655,522  $730,067,002  $41,842,384  $33,511,869  $316,258,803
                                                          ------------  ------------  -----------  -----------  ------------
                                                          ------------  ------------  -----------  -----------  ------------


Years Ended December 31,

                                                              1994
                                                          ------------
INCREASE (DECREASE) IN NET ASSETS:
  Operations:
    Net investment income...............................  $ 17,677,556
    Net realized gain (loss) from investments (Note
     2).................................................   (10,832,491)
    Change in net unrealized appreciation (depreciation)
     on investments.....................................   (17,001,971)
                                                          ------------
    Net increase (decrease) in net assets resulting from
     operations.........................................   (10,156,906)
  Distributions to shareholders:
    From net investment income..........................   (17,677,556)
  Capital share transactions, net (Note 3)..............   (20,607,880)
                                                          ------------
    Net increase (decrease) in net assets...............   (48,442,342)
NET ASSETS:
  Beginning of period...................................   300,531,925
                                                          ------------
  End of period.........................................  $252,089,583
                                                          ------------
                                                          ------------

    The accompanying notes are an integral part of the financial statements.

                      STATEMENTS OF CHANGES IN NET ASSETS
       -----------------------------------------------------------------

                                                                                               Columbia           Columbia
                                                                                            Municipal Bond       High Yield
Years Ended December 31,                                                                      Fund, Inc.         Fund, Inc.
                                                                                       ------------------------  ----------
                                                                                          1995         1994         1995
                                                                                       -----------  -----------  ----------
INCREASE (DECREASE) IN NET ASSETS:
  Operations:
    Net investment income............................................................  $19,222,924  $20,638,374  $1,561,271
    Net realized gain (loss) from investments (Note 2)...............................    2,099,378       91,018     (31,194)
    Change in net unrealized appreciation (depreciation) on investments..............   27,002,836  (41,231,934)  1,544,937
                                                                                       -----------  -----------  ----------
    Net increase (decrease) in net assets resulting from operations..................   48,325,138  (20,502,542)  3,075,014
  Distributions to shareholders:
    From net investment income.......................................................  (19,222,924) (20,638,374) (1,561,271)
    From net realized gain from investment transactions..............................   (2,099,378)
    In excess of net realized gain from investment transaction.......................      (52,790)*
  Capital share transactions, net (Note 3)...........................................   17,029,241  (49,409,756)  9,123,656
                                                                                       -----------  -----------  ----------
    Net increase (decrease) in net assets............................................   43,979,287  (90,550,672) 10,637,399
NET ASSETS:
  Beginning of period................................................................  339,816,631  430,367,303  12,833,568
                                                                                       -----------  -----------  ----------
  End of period......................................................................  $383,795,918 $339,816,631 $23,470,967
                                                                                       -----------  -----------  ----------
                                                                                       -----------  -----------  ----------


Years Ended December 31,

                                                                                          1994
                                                                                       ----------
INCREASE (DECREASE) IN NET ASSETS:
  Operations:
    Net investment income............................................................  $  818,604
    Net realized gain (loss) from investments (Note 2)...............................    (159,444)
    Change in net unrealized appreciation (depreciation) on investments..............    (689,630)
                                                                                       ----------
    Net increase (decrease) in net assets resulting from operations..................     (30,470)
  Distributions to shareholders:
    From net investment income.......................................................    (818,604)
    From net realized gain from investment transactions..............................
    In excess of net realized gain from investment transaction.......................
  Capital share transactions, net (Note 3)...........................................   7,742,417
                                                                                       ----------
    Net increase (decrease) in net assets............................................   6,893,343
NET ASSETS:
  Beginning of period................................................................   5,940,225
                                                                                       ----------
  End of period......................................................................  $12,833,568
                                                                                       ----------
                                                                                       ----------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

* On a tax basis, there was no return of capital.

    The accompanying notes are an integral part of the financial statements.

                         NOTES TO FINANCIAL STATEMENTS
       -----------------------------------------------------------------

1. Significant accounting policies:
    The Columbia Funds (the Funds) consist of Columbia Common Stock Fund, Inc.
(CCSF), Columbia Growth Fund, Inc. (CGF), Columbia International Stock Fund, Inc. (CISF), Columbia Special Fund, Inc. (CSF), Columbia Real Estate Equity Fund, Inc. (CREF), Columbia Balanced Fund, Inc. (CBF), Columbia Daily Income Company (CDIC), Columbia U.S. Government Securities Fund, Inc. (CUSG), Columbia Fixed Income Securities Fund, Inc. (CFIS), Columbia Municipal Bond Fund, Inc.
(CMBF), and Columbia High Yield Fund, Inc. (CHYF). All Funds, except CMBF, are open-end, diversified investment companies registered under the Investment Company Act of 1940, as amended. CMBF is an open-end, non-diversified investment company registered under the Investment Company Act of 1940, as amended. The policies described below are consistently followed by the Funds in the preparation of their financial statements in conformity with generally accepted accounting principles.

    Investment valuation - The values of CCSF, CGF, CISF, CSF, CREF and CBF equity investments are based on the last sale prices reported by the principal securities exchanges on which the investments are traded, or, in the absence of recorded sales, at the closing bid prices on such exchanges or over-the-counter markets. Temporary cash investments in short-term securities (principally repurchase agreements) are valued at cost, which approximates market.
    CDIC investments are carried at values deemed best to reflect their fair values as determined in good faith by or under the supervision of officers of CDIC specifically so authorized by its Directors. These values are based on cost adjusted for amortization of discount or premium and accrued interest, unless unusual circumstances indicate that another method of determining fair value should be considered.
    CBF, CUSG, CFIS, CMBF and CHYF fixed income investments are carried at values deemed best to reflect their fair values as determined in good faith by or under the supervision of officers of CBF, CUSG, CFIS, CMBF and CHYF, specifically so authorized by their Directors. These values are based on market value as quoted by dealers who are market makers in these securities or by an independent pricing service unless unusual circumstances indicate that another method of determining fair value should be considered. Market values for CBF, CUSG, CFIS and CHYF fixed income investments are based on the average of bid and ask prices and market value for CMBF is based on bid prices, or by reference to other securities with comparable ratings, interest rates and maturities. Temporary cash investments in short-term securities (principally repurchase agreements) are valued at cost, which approximates market.

    Futures contracts - CSF occasionally utilizes futures contracts to hedge against market conditions affecting the value of securities that CSF owns or intends to purchase. Futures contracts are marked to market daily and the variation margin is recorded as an unrealized gain or loss. When a futures contract is closed, a realized gain or loss is recorded equal to the difference between the opening and closing value of the contract. Net realized losses arising from such transactions were not significant for the year ended December 31, 1995 and are included in realized losses on investment transactions. CSF had no outstanding contracts at December 31, 1995.

    Forward foreign currency exchange contracts - In connection with portfolio purchases and sales of securities denominated in a foreign currency, CISF enters into forward foreign currency exchange contracts (contracts). Additionally, CISF enters into contracts to hedge certain other foreign currency denominated assets. Contracts are recorded at market value. CISF could be exposed to risks if counterparties to the contracts are unable to meet the terms of their contracts or if the value of the foreign currency changes unfavorably. Net realized losses arising from such transactions amounted to $1,420,747 and are included in net realized loss from foreign currency related transactions. CISF had no outstanding hedge contracts at December 31, 1995.

  ---------------------------------------------------------------------------

1. Significant accounting policies (continued):
    Foreign currency translations - The books and records of CISF are maintained in U.S. dollars. Foreign currency transactions are translated into U.S. dollars on the following basis:
         (i) market value of investment securities, other assets, and liabilities at the daily rates of exchange, and
        (ii) purchases and sales of investment securities, dividend and interest income and certain expenses at the rates of exchange prevailing on the respective dates of such transactions.
    CISF does not separate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.
    Reported net realized foreign exchange gains or losses arise from sales and maturities of short-term securities, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on CISF's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities, other than investments in securities, resulting from changes in exchange rates.

    Interest and dividend income - Interest income is recorded on the accrual basis and dividend income is recorded on the ex-dividend date. The majority of dividend income recorded by CREF is from Real Estate Investment Trusts (REITs). For tax purposes, a portion of these dividends consist of capital gains and return of capital. For financial reporting purposes, these dividends are recorded as dividend income. For the year ended December 31, 1995, the return of capital portion of such distributions amounted to approximately 31%.

    Shareholder distributions - CCSF, CREF and CBF distribute net investment income quarterly and any net realized gains from investment transactions annually. CGF, CISF and CSF distribute net investment income and any net realized gains annually. CDIC distributes its net investment income daily - including any realized investment gains or losses. CUSG, CFIS, CMBF and CHYF distribute their net investment income monthly and any net realized gains annually. Distributions to shareholders are recorded on the record date.
    Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for foreign currency transactions, net operating losses, deferral of losses from wash sales and return of capital received from Real Estate Investment Trusts.

    Federal income taxes - The Funds have made no provision for federal income taxes on net investment income or net realized gains from sales of securities, since it is the intention of the Funds to comply with the provisions of the Internal Revenue Code available to certain investment companies, and to make distributions of income and security profits sufficient to relieve them from substantially all federal income taxes.
    As of December 31, 1995, certain Funds have capital loss carryovers available to offset future capital gains as follows:

Year Carryover Expires                                          CISF         CUSG          CFIS          CHYF
-----------------------------------------------------------  -----------  -----------  -------------  -----------
2002.......................................................               $   479,759  $   3,284,789  $   159,444
2003.......................................................  $   294,185                                   31,194
                                                             -----------  -----------  -------------  -----------
                                                             $   294,185  $   479,759  $   3,284,789  $   190,638
                                                             -----------  -----------  -------------  -----------
                                                             -----------  -----------  -------------  -----------

    To the extent that the capital loss carryovers are used to offset any capital gains, it is unlikely that the gains so offset will be distributed to shareholders.

  ---------------------------------------------------------------------------

1. Significant accounting policies (continued):
    Other - Investment transactions are accounted for on the date the investments are purchased or sold. The cost of investments sold is determined by the use of the specific identification method for both financial reporting and income tax purposes. Realized gains and losses from investment transactions and unrealized appreciation or depreciation of investments are reported on the basis of identified costs. The Funds, through their custodians, receive delivery of underlying securities collateralizing repurchase agreements (included in temporary cash investments). Market values of these securities are required to be at least 100% of the cost of the repurchase agreements. The Funds' investment advisor determines that the value of the underlying securities is at all times at least equal to the resale price. In the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral may be subject to legal proceedings.
    CHYF invests in lower rated debt securities, which may be more susceptible to adverse economic conditions than investment grade holdings. These securities are often subordinated to the prior claims of other senior lenders, and uncertainties exist as to an issuer's ability to meet principal and interest payments. At December 31, 1995, 95% of the Fund's portfolio was invested in securities rated Ba (58%) or B (37%) by Moody's Investor Services, Inc.; the remaining 5% of the portfolio was invested in a U.S. Treasury Bond.

2. Investment transactions:
    Aggregate purchases, sales and maturities, net realized gain (loss) and unrealized appreciation (depreciation) of securities, including temporary cash investments for CDIC and excluding temporary cash investments for all other Funds, as of and for the period ended December 31, 1995, were as follows:

                                                                                                            Columbia
                                                                    Columbia Common                       International
                                                                   Stock Fund, Inc.   Columbia Growth         Stock
                                                                        (CCSF)        Fund, Inc. (CGF)  Fund, Inc. (CISF)
                                                                   -----------------  ----------------  -----------------
Purchases:
  Investment securities other than U.S. Government obligations...    $ 346,197,213      $747,095,468      $ 148,072,448
                                                                   -----------------  ----------------  -----------------
                                                                   -----------------  ----------------  -----------------
Sales and Maturities:
  Investment securities other than U.S. Government obligations...    $ 169,888,876      $662,797,667      $ 166,905,505
                                                                   -----------------  ----------------  -----------------
                                                                   -----------------  ----------------  -----------------
Net Realized Gain (Loss):
  Investment securities other than U.S. Government obligations...    $  17,260,066      $ 73,961,335      $    (286,889)
                                                                   -----------------  ----------------  -----------------
                                                                   -----------------  ----------------  -----------------
Unrealized Appreciation (Depreciation) as of December 31, 1995:
  Appreciation...................................................    $  57,772,788      $175,844,768      $  13,064,543
  Depreciation...................................................       (5,416,932)      (15,873,460)        (2,097,626)
                                                                   -----------------  ----------------  -----------------
    Net unrealized appreciation..................................    $  52,355,856      $159,971,308      $  10,966,917
                                                                   -----------------  ----------------  -----------------
                                                                   -----------------  ----------------  -----------------
Unrealized Appreciation (Depreciation)
 for federal income tax purposes as of December 31, 1995:
  Appreciation...................................................    $  58,036,355      $176,658,318      $  12,398,529
  Depreciation...................................................       (5,339,834)      (16,170,268)        (2,137,926)
                                                                   -----------------  ----------------  -----------------
    Net unrealized appreciation..................................    $  52,696,521      $160,488,050      $  10,260,603
                                                                   -----------------  ----------------  -----------------
                                                                   -----------------  ----------------  -----------------
For federal income tax purposes, the cost of investments owned at
 December 31, 1995...............................................    $ 300,909,517      $680,336,343      $  87,475,360
                                                                   -----------------  ----------------  -----------------
                                                                   -----------------  ----------------  -----------------


                                                                      Columbia
                                                                    Special Fund,
                                                                     Inc. (CSF)
                                                                   ---------------
Purchases:
  Investment securities other than U.S. Government obligations...   $2,253,815,949
                                                                   ---------------
                                                                   ---------------
Sales and Maturities:
  Investment securities other than U.S. Government obligations...   $2,004,583,075
                                                                   ---------------
                                                                   ---------------
Net Realized Gain (Loss):
  Investment securities other than U.S. Government obligations...   $ 154,437,430
                                                                   ---------------
                                                                   ---------------
Unrealized Appreciation (Depreciation) as of December 31, 1995:
  Appreciation...................................................   $ 249,496,752
  Depreciation...................................................     (48,262,769)
                                                                   ---------------
    Net unrealized appreciation..................................   $ 201,233,983
                                                                   ---------------
                                                                   ---------------
Unrealized Appreciation (Depreciation)
 for federal income tax purposes as of December 31, 1995:
  Appreciation...................................................   $ 249,436,009
  Depreciation...................................................     (50,288,978)
                                                                   ---------------
    Net unrealized appreciation..................................   $ 199,147,031
                                                                   ---------------
                                                                   ---------------
For federal income tax purposes, the cost of investments owned at
 December 31, 1995...............................................   $1,156,351,094
                                                                   ---------------
                                                                   ---------------

The net realized gain for CGF and CSF includes proceeds of approximately $372,000 and $617,000, respectively, from shareholder class action suits related to securities held by those Funds.

  ---------------------------------------------------------------------------

2. Investment transactions (continued):

                                                                    Columbia
                                                                  Real Estate        Columbia          Columbia
                                                                  Equity Fund,    Balanced Fund,     Daily Income
                                                                  Inc. (CREF)       Inc. (CBF)      Company (CDIC)
                                                                ----------------  ---------------  ----------------
Purchases:
  Investment securities other than U.S. Government
   obligations................................................    $ 11,549,479     $ 310,893,650    $8,765,471,361
  U.S. Government obligations.................................                       214,984,335       132,997,843
                                                                ----------------  ---------------  ----------------
    Total purchases...........................................    $ 11,549,479     $ 525,877,985    $8,898,469,204
                                                                ----------------  ---------------  ----------------
                                                                ----------------  ---------------  ----------------
Sales and Maturities:
  Investment securities other than U.S. Government
   obligations................................................    $  9,485,226     $ 189,253,289    $8,651,791,176
  U.S. Government obligations.................................                       182,028,057       176,177,079
                                                                ----------------  ---------------  ----------------
    Total sales and maturities................................    $  9,485,226     $ 371,281,346    $8,827,968,255
                                                                ----------------  ---------------  ----------------
                                                                ----------------  ---------------  ----------------
Net Realized Gain (Loss):
  Investment securities other than U.S. Government
   obligations................................................    $       (132)    $  17,195,677
  U.S. Government obligations.................................                         3,359,726
                                                                ----------------  ---------------
    Total net realized gain (loss)                                $       (132)    $  20,555,403
                                                                ----------------  ---------------
                                                                ----------------  ---------------
Unrealized Appreciation (Depreciation) as of December 31,
 1995:
  Appreciation................................................    $  1,700,526     $  55,548,255
  Depreciation................................................        (164,600)       (3,666,405)
                                                                ----------------  ---------------
    Net unrealized appreciation...............................    $  1,535,926     $  51,881,850
                                                                ----------------  ---------------
                                                                ----------------  ---------------
Unrealized Appreciation (Depreciation)
 for federal income tax purposes as of December 31, 1995:
  Appreciation................................................    $  2,056,659     $  55,769,038
  Depreciation................................................         (62,873)       (3,560,483)
                                                                ----------------  ---------------
    Net unrealized appreciation...............................    $  1,993,786     $  52,208,555
                                                                ----------------  ---------------
                                                                ----------------  ---------------
For federal income tax purposes, the cost of investments owned
 at December 31, 1995.........................................    $ 18,313,377     $ 407,191,339    $  806,898,061
                                                                ----------------  ---------------  ----------------
                                                                ----------------  ---------------  ----------------

                                                                   Columbia U.S.
                                                                     Government
                                                                  Securities Fund,
                                                                    Inc. (CUSG)
                                                                --------------------
Purchases:
  Investment securities other than U.S. Government
   obligations................................................
  U.S. Government obligations.................................      $106,366,414
                                                                --------------------
    Total purchases...........................................      $106,366,414
                                                                --------------------
                                                                --------------------
Sales and Maturities:
  Investment securities other than U.S. Government
   obligations................................................
  U.S. Government obligations.................................      $100,153,457
                                                                --------------------
    Total sales and maturities................................      $100,153,457
                                                                --------------------
                                                                --------------------
Net Realized Gain (Loss):
  Investment securities other than U.S. Government
   obligations................................................
  U.S. Government obligations.................................      $    571,638
                                                                --------------------
    Total net realized gain (loss)                                  $    571,638
                                                                --------------------
                                                                --------------------
Unrealized Appreciation (Depreciation) as of December 31,
 1995:
  Appreciation................................................      $    611,755
  Depreciation................................................
                                                                --------------------
    Net unrealized appreciation...............................      $    611,755
                                                                --------------------
                                                                --------------------
Unrealized Appreciation (Depreciation)
 for federal income tax purposes as of December 31, 1995:
  Appreciation................................................      $    611,755
  Depreciation................................................
                                                                --------------------
    Net unrealized appreciation...............................      $    611,755
                                                                --------------------
                                                                --------------------
For federal income tax purposes, the cost of investments owned
 at December 31, 1995.........................................      $ 40,097,690
                                                                --------------------
                                                                --------------------

  ---------------------------------------------------------------------------

2. Investment transactions (continued):

                                                                                     Columbia Fixed
                                                                                         Income           Columbia
                                                                                    Securities Fund,   Municipal Bond
                                                                                      Inc. (CFIS)     Fund, Inc. (CMBF)
                                                                                    ----------------  -----------------
Purchases:
  Investment securities other than U.S. Government obligations....................    $136,432,334      $  90,547,626
  U.S. Government obligations.....................................................     272,207,018
                                                                                    ----------------  -----------------
    Total purchases...............................................................    $408,639,352      $  90,547,626
                                                                                    ----------------  -----------------
                                                                                    ----------------  -----------------
Sales and Maturities:
  Investment securities other than U.S. Government obligations....................    $115,770,042      $  76,696,109
  U.S. Government obligations.....................................................     257,680,793
                                                                                    ----------------  -----------------
    Total sales and maturities....................................................    $373,450,835      $  76,696,109
                                                                                    ----------------  -----------------
                                                                                    ----------------  -----------------
Net Realized Gain (Loss):
  Investment securities other than U.S. Government obligations....................    $  1,901,406      $   2,099,378
  U.S. Government obligations.....................................................       5,431,995
                                                                                    ----------------  -----------------
    Total net realized gain (loss)................................................    $  7,333,401      $   2,099,378
                                                                                    ----------------  -----------------
                                                                                    ----------------  -----------------
Unrealized Appreciation (Depreciation) as of December 31, 1995:
  Appreciation....................................................................    $ 13,239,666      $  21,361,180
  Depreciation....................................................................        (126,338)          (220,804)
                                                                                    ----------------  -----------------
    Net unrealized appreciation...................................................    $ 13,113,328      $  21,140,376
                                                                                    ----------------  -----------------
                                                                                    ----------------  -----------------
Unrealized Appreciation (Depreciation)
 for federal income tax purposes as of December 31, 1995:
  Appreciation....................................................................    $ 13,021,794      $  21,361,180
  Depreciation....................................................................        (126,338)          (220,804)
                                                                                    ----------------  -----------------
    Net unrealized appreciation...................................................    $ 12,895,456      $  21,140,376
                                                                                    ----------------  -----------------
                                                                                    ----------------  -----------------
For federal income tax purposes, the cost of investments owned
 at December 31, 1995.............................................................    $294,115,467      $ 352,970,256
                                                                                    ----------------  -----------------
                                                                                    ----------------  -----------------


                                                                                        Columbia
                                                                                       High Yield
                                                                                    Fund, Inc. (CHYF)
                                                                                    -----------------
Purchases:
  Investment securities other than U.S. Government obligations....................    $  14,660,694
  U.S. Government obligations.....................................................        2,881,891
                                                                                    -----------------
    Total purchases...............................................................    $  17,542,585
                                                                                    -----------------
                                                                                    -----------------
Sales and Maturities:
  Investment securities other than U.S. Government obligations....................    $   6,873,947
  U.S. Government obligations.....................................................        1,897,852
                                                                                    -----------------
    Total sales and maturities....................................................    $   8,771,799
                                                                                    -----------------
                                                                                    -----------------
Net Realized Gain (Loss):
  Investment securities other than U.S. Government obligations....................    $     (52,796)
  U.S. Government obligations.....................................................           21,602
                                                                                    -----------------
    Total net realized gain (loss)................................................    $     (31,194)
                                                                                    -----------------
                                                                                    -----------------
Unrealized Appreciation (Depreciation) as of December 31, 1995:
  Appreciation....................................................................    $     899,527
  Depreciation....................................................................          (46,855)
                                                                                    -----------------
    Net unrealized appreciation...................................................    $     852,672
                                                                                    -----------------
                                                                                    -----------------
Unrealized Appreciation (Depreciation)
 for federal income tax purposes as of December 31, 1995:
  Appreciation....................................................................    $     899,527
  Depreciation....................................................................          (46,855)
                                                                                    -----------------
    Net unrealized appreciation...................................................    $     852,672
                                                                                    -----------------
                                                                                    -----------------
For federal income tax purposes, the cost of investments owned
 at December 31, 1995.............................................................    $  21,455,190
                                                                                    -----------------
                                                                                    -----------------

  ---------------------------------------------------------------------------

3. Capital stock:

                                                                                                               Columbia
                                                                                                              International
                                                                Columbia                   Columbia           Stock
                                                              Common Stock                  Growth            Fund, Inc.
                                                           Fund, Inc. (CCSF)           Fund, Inc. (CGF)         (CISF)
                                                        ------------------------  --------------------------  -----------
                                                           1995         1994          1995          1994         1995
                                                        -----------  -----------  ------------  ------------  -----------
Shares:
  Shares sold.........................................   12,907,792    3,682,715     6,481,595     4,615,526    3,176,713
  Shares issued for reinvestment of dividends.........    1,137,709      226,986     2,636,586     1,199,800      --
                                                        -----------  -----------  ------------  ------------  -----------
                                                         14,045,501    3,909,701     9,118,181     5,815,326    3,176,713
  Less shares redeemed................................   (2,953,090)  (2,300,962)   (4,495,529)   (4,945,078)  (4,992,567)
                                                        -----------  -----------  ------------  ------------  -----------
  Net increase (decrease) in shares...................   11,092,411    1,608,739     4,622,652       870,248   (1,815,854)
                                                        -----------  -----------  ------------  ------------  -----------
                                                        -----------  -----------  ------------  ------------  -----------
Amounts:
  Sales...............................................  $221,012,822 $56,500,667  $187,801,317  $120,942,572  $38,698,162
  Reinvestment of dividends...........................   20,863,972    3,433,537    78,122,044    29,707,040      --
                                                        -----------  -----------  ------------  ------------  -----------
                                                        241,876,794   59,934,204   265,923,361   150,649,612   38,698,162
  Less redemptions....................................  (51,951,862) (35,215,651) (129,880,410) (129,375,610) (60,545,640)
                                                        -----------  -----------  ------------  ------------  -----------
  Net increase (decrease).............................  $189,924,932 $24,718,553  $136,042,951  $ 21,274,002  $(21,847,478)
                                                        -----------  -----------  ------------  ------------  -----------
                                                        -----------  -----------  ------------  ------------  -----------
  Capital stock authorized (shares)...................  100,000,000                100,000,000                100,000,000
  Par Value...........................................    no par                      $.01                      no par

                                                           1994
                                                        -----------
Shares:
  Shares sold.........................................    7,451,585
  Shares issued for reinvestment of dividends.........      157,112
                                                        -----------
                                                          7,608,697
  Less shares redeemed................................   (3,712,084)
                                                        -----------
  Net increase (decrease) in shares...................    3,896,613
                                                        -----------
                                                        -----------
Amounts:
  Sales...............................................  $98,676,874
  Reinvestment of dividends...........................    1,951,331
                                                        -----------
                                                        100,628,205
  Less redemptions....................................  (48,584,623)
                                                        -----------
  Net increase (decrease).............................  $52,043,582
                                                        -----------
                                                        -----------
  Capital stock authorized (shares)...................
  Par Value...........................................

                                                                                                              Columbia
                                                                 Columbia                  Columbia           Balanced
                                                                 Special              Real Estate Equity     Fund, Inc.
                                                             Fund, Inc. (CSF)         Fund, Inc. (CREF)         (CBF)
                                                         ------------------------  ------------------------  -----------
                                                            1995         1994         1995        1994(1)       1995
                                                         -----------  -----------  -----------  -----------  -----------
Shares:
  Shares sold..........................................   24,380,701   28,466,146      745,236    1,626,036   12,164,908
  Shares issued for reinvestment of dividends..........    7,030,821    2,783,927      116,209       55,087    1,603,299
                                                         -----------  -----------  -----------  -----------  -----------
                                                          31,411,522   31,250,073      861,445    1,681,123   13,768,207
  Less shares redeemed.................................  (14,439,180) (23,254,058)    (647,683)    (195,962)  (3,974,088)
                                                         -----------  -----------  -----------  -----------  -----------
  Net increase in shares...............................   16,972,342    7,996,015      213,762    1,485,161    9,794,119
                                                         -----------  -----------  -----------  -----------  -----------
                                                         -----------  -----------  -----------  -----------  -----------
Amounts:
  Sales................................................  $507,005,537 $564,106,978 $ 8,920,599  $19,353,479  $230,627,211
  Reinvestment of dividends............................  148,631,551   51,753,189    1,402,375      638,352   31,608,126
                                                         -----------  -----------  -----------  -----------  -----------
                                                         655,637,088  615,860,167   10,322,974   19,991,831  262,235,337
  Less redemptions.....................................  (308,592,942) (456,331,880)  (7,750,685)  (2,273,439) (76,067,027)
                                                         -----------  -----------  -----------  -----------  -----------
  Net increase.........................................  $347,044,146 $159,528,287 $ 2,572,289  $17,718,392  $186,168,310
                                                         -----------  -----------  -----------  -----------  -----------
                                                         -----------  -----------  -----------  -----------  -----------
  Capital stock authorized (shares)....................  100,000,000               100,000,000               100,000,000
  Par Value............................................     $.01                     no par                    no par

                                                            1994
                                                         -----------
Shares:
  Shares sold..........................................    7,663,751
  Shares issued for reinvestment of dividends..........      481,500
                                                         -----------
                                                           8,145,251
  Less shares redeemed.................................   (4,116,129)
                                                         -----------
  Net increase in shares...............................    4,029,122
                                                         -----------
                                                         -----------
Amounts:
  Sales................................................  $135,254,333
  Reinvestment of dividends............................    8,338,614
                                                         -----------
                                                         143,592,947
  Less redemptions.....................................  (72,224,211)
                                                         -----------
  Net increase.........................................  $71,368,736
                                                         -----------
                                                         -----------
  Capital stock authorized (shares)....................
  Par Value............................................

(1) From inception of operations on March 16, 1994.

  ---------------------------------------------------------------------------

3. Capital stock (continued):

                                                                                                               Columbia
                                                                                                                 Fixed
                                                                                                                Income
                                                               Columbia                  Columbia U.S.        Securities
                                                             Daily Income               Gov't Securities      Fund, Inc.
                                                          Fund, Inc. (CDIC)            Fund, Inc. (CUSG)        (CFIS)
                                                    ------------------------------  ------------------------  -----------
                                                         1995            1994          1995         1994         1995
                                                    --------------  --------------  -----------  -----------  -----------
Shares:
  Shares sold.....................................   1,191,109,050   1,294,012,916    2,438,332    3,000,274    6,735,955
  Shares issued for reinvestment of dividends.....      39,866,838      22,994,899      229,910      174,819    1,319,739
                                                    --------------  --------------  -----------  -----------  -----------
                                                     1,230,975,888   1,317,007,815    2,668,242    3,175,093    8,055,694
  Less shares redeemed............................  (1,160,387,368) (1,131,440,600)  (1,843,924)  (3,277,333)  (5,373,406)
                                                    --------------  --------------  -----------  -----------  -----------
  Net increase (decrease) in shares...............      70,588,520     185,567,215      824,318     (102,240)   2,682,288
                                                    --------------  --------------  -----------  -----------  -----------
                                                    --------------  --------------  -----------  -----------  -----------
Amounts:
  Sales...........................................  $1,191,109,050  $1,294,012,916  $19,955,069  $24,536,810  $86,697,840
  Reinvestment of dividends.......................      39,866,838      22,994,899    1,885,143    1,423,095   17,119,289
                                                    --------------  --------------  -----------  -----------  -----------
                                                     1,230,975,888   1,317,007,815   21,840,212   25,959,905  103,817,129
  Less redemptions................................  (1,160,387,368) (1,131,440,600) (15,082,210) (26,845,188) (68,987,070)
                                                    --------------  --------------  -----------  -----------  -----------
  Net increase (decrease).........................  $   70,588,520  $  185,567,215  $ 6,758,002  $  (885,283) $34,830,059
                                                    --------------  --------------  -----------  -----------  -----------
                                                    --------------  --------------  -----------  -----------  -----------
  Capital stock authorized (shares)...............   2,000,000,000                  100,000,000               200,000,000
  Par Value.......................................      $.001                       $   .01                   $   .01

                                                        1994
                                                    ------------
Shares:
  Shares sold.....................................     5,778,520
  Shares issued for reinvestment of dividends.....     1,244,614
                                                    ------------
                                                       7,023,134
  Less shares redeemed............................    (8,652,209)
                                                    ------------
  Net increase (decrease) in shares...............    (1,629,075)
                                                    ------------
                                                    ------------
Amounts:
  Sales...........................................  $ 73,805,629
  Reinvestment of dividends.......................    15,689,020
                                                    ------------
                                                      89,494,649
  Less redemptions................................  (110,102,529)
                                                    ------------
  Net increase (decrease).........................  $(20,607,880)
                                                    ------------
                                                    ------------
  Capital stock authorized (shares)...............
  Par Value.......................................

                                                            Columbia                  Columbia
                                                         Municipal Bond              High Yield
                                                       Fund, Inc. (CMBF)         Fund, Inc. (CHYF)
                                                    ------------------------  ------------------------
                                                       1995         1994         1995         1994
                                                    -----------  -----------  -----------  -----------
Shares:
  Shares sold.....................................    5,057,133    6,856,898    1,176,046      931,402
  Shares issued for reinvestment of dividends.....    1,460,826    1,422,578      146,858       83,757
                                                    -----------  -----------  -----------  -----------
                                                      6,517,959    8,279,476    1,322,904    1,015,159
  Less shares redeemed............................   (5,096,815) (12,549,998)    (367,495)    (192,577)
                                                    -----------  -----------  -----------  -----------
  Net increase (decrease) in shares...............    1,421,144   (4,270,522)     955,409      822,582
                                                    -----------  -----------  -----------  -----------
                                                    -----------  -----------  -----------  -----------
Amounts:
  Sales...........................................  $60,766,673  $83,098,663  $11,217,136  $ 8,749,569
  Reinvestment of dividends.......................   17,726,251   16,933,561    1,406,479      779,126
                                                    -----------  -----------  -----------  -----------
                                                     78,492,924  100,032,224   12,623,615    9,528,695
  Less redemptions................................  (61,463,683) (149,441,980)  (3,499,959)  (1,786,278)
                                                    -----------  -----------  -----------  -----------
  Net increase (decrease).........................  $17,029,241  $(49,409,756) $ 9,123,656 $ 7,742,417
                                                    -----------  -----------  -----------  -----------
                                                    -----------  -----------  -----------  -----------
  Capital stock authorized (shares)...............  100,000,000               100,000,000
  Par Value.......................................     $.01                     no par

Shares:
  Shares sold.....................................
  Shares issued for reinvestment of dividends.....
  Less shares redeemed............................
  Net increase (decrease) in shares...............
Amounts:
  Sales...........................................
  Reinvestment of dividends.......................
  Less redemptions................................
  Net increase (decrease).........................
  Capital stock authorized (shares)...............
  Par Value.......................................

  ---------------------------------------------------------------------------

4. Transactions with affiliates and related parties:

                                                                                                       Columbia
                                                            Columbia Common         Columbia          Int'l Stock
                                                           Stock Fund, Inc.          Growth           Fund, Inc.
                                                                (CCSF)          Fund, Inc. (CGF)        (CISF)
                                                           -----------------  ---------------------  -------------
Investment management fees incurred......................     $1,453,843           $4,483,699         $1,013,873
Investment management fee computation basis (percentage
 of
 daily net assets per annum).............................      .60 of 1%          .75 of 1% to            1%
                                                                               $200,000,000 daily
                                                                               net assets; .625 of
                                                                                   1% between
                                                                                $200,000,000 and
                                                                              $500,000,000; and .50
                                                                               of 1% in excess of
                                                                                  $500,000,000

Transfer agent fee (included in shareholder servicing
 costs)..................................................      $151,994             $445,028           $178,755
Fees earned by directors not affiliated with each Fund's
 investment advisor, transfer agent, or Columbia
 Management Co...........................................       $3,294               $10,226            $1,468
Value of investments held at December 31, 1995 by:
  Columbia Management Co.................................      $425,842              $90,738            $58,573
  Columbia Funds Management Company......................       $78,712              $39,966            $14,353


                                                                 Columbia
                                                            Special Fund, Inc.
                                                                   (CSF)
                                                           ---------------------
Investment management fees incurred......................       $10,125,466
Investment management fee computation basis (percentage
 of
 daily net assets per annum).............................   1% to $500,000,000
                                                           daily net assets; .75
                                                            of 1% in excess of
                                                               $500,000,000

Transfer agent fee (included in shareholder servicing
 costs)..................................................        $590,067
Fees earned by directors not affiliated with each Fund's
 investment advisor, transfer agent, or Columbia
 Management Co...........................................         $16,704
Value of investments held at December 31, 1995 by:
  Columbia Management Co.................................       $1,752,771
  Columbia Funds Management Company......................        $812,613

                                                                Columbia
                                                               Real Estate         Columbia            Columbia
                                                                 Equity         Balanced Fund,       Daily Income
                                                            Fund, Inc. (CREF)     Inc. (CBF)       Fund, Inc. (CDIC)
                                                            -----------------  ----------------  ---------------------
Investment management fees incurred.......................      $138,673          $1,871,284          $3,611,202
Investment management fee computation basis (percentage of
 daily net assets per annum)..............................      .75 of 1%         .50 of 1%          .50 of 1% to
                                                                                                  $500,000,000 daily
                                                                                                 net assets; .45 of 1%
                                                                                                 between $500,000,000
                                                                                                  and $1,000,000,000;
                                                                                                   and .40 of 1% in
                                                                                                       excess of
                                                                                                    $1,000,000,000

Transfer agent fee (included in shareholder servicing
 costs)...................................................       $17,103           $232,573            $559,551
Fees earned by directors not affiliated with each Fund's
 investment advisor, transfer agent, or Columbia
 Management Co............................................        $262              $5,214              $10,704
Value of investments held at December 31, 1995 by:
  Columbia Management Co..................................      $123,183                              $10,419,106
  Columbia Funds Management Company.......................       $22,097                              $4,935,281


                                                              Columbia U.S.
                                                             Gov't Securities
                                                            Fund, Inc. (CUSG)
                                                            ------------------
Investment management fees incurred.......................       $187,343
Investment management fee computation basis (percentage of
 daily net assets per annum)..............................      .50 of 1%

Transfer agent fee (included in shareholder servicing
 costs)...................................................       $32,348
Fees earned by directors not affiliated with each Fund's
 investment advisor, transfer agent, or Columbia
 Management Co............................................         $534
Value of investments held at December 31, 1995 by:
  Columbia Management Co..................................       $407,477
  Columbia Funds Management Company.......................       $63,761

  ---------------------------------------------------------------------------

4. Transactions with affiliates and related parties (continued):

                                                                                     Columbia Fixed
                                                                                         Income
                                                                                       Securities         Columbia
                                                                                       Fund, Inc.      Municipal Bond
                                                                                         (CFIS)       Fund, Inc. (CMBF)
                                                                                    ----------------  -----------------
Investment management fees incurred...............................................     $1,413,769        $1,840,676
Investment management fee computation basis (percentage of daily net assets per        .50 of 1%          .50 of 1%
 annum)...........................................................................
Transfer agent fee (included in shareholder servicing costs)......................      $163,387           $83,607
Fees earned by directors not affiliated with each Fund's investment advisor,
 transfer agent, or Columbia Management Co........................................       $4,048            $5,290
Value of investments held at December 31, 1995 by:
  Columbia Management Co..........................................................      $896,789         $1,665,449
  Columbia Funds Management Company...............................................      $281,938          $234,086


                                                                                        Columbia
                                                                                       High Yield
                                                                                    Fund, Inc. (CHYF)
                                                                                    -----------------
Investment management fees incurred...............................................      $109,022
Investment management fee computation basis (percentage of daily net assets per         .60 of 1%
 annum)...........................................................................
Transfer agent fee (included in shareholder servicing costs)......................       $15,324
Fees earned by directors not affiliated with each Fund's investment advisor,
 transfer agent, or Columbia Management Co........................................        $256
Value of investments held at December 31, 1995 by:
  Columbia Management Co..........................................................      $298,345
  Columbia Funds Management Company...............................................      $286,777

    The investment advisor of the Funds is Columbia Funds Management Company. The transfer agent for the Funds is Columbia Trust Company, a subsidiary of Columbia Funds Management Company. The transfer agent is compensated based on a per account fee. The contracts for investment advisory and transfer agent services for the Funds must be renewed annually by a majority vote of the Funds' shareholders or by the directors of the Funds. Certain officers and directors of the Funds are also officers and directors of Columbia Funds Management Company, Columbia Trust Company and Columbia Management Co. They did not receive any direct payments from the Funds. At December 31, 1995, certain officers and directors of the Funds held investments of $2,828,800 in CREF. At December 31, 1995, CSF had investments in securities of U.S. Bancorp and Morgan Stanley Group, Inc., both of which provide primarily custodial services to CSF.

                       REPORT OF INDEPENDENT ACCOUNTANTS
       -----------------------------------------------------------------

To the Directors and Shareholders,
Columbia Common Stock Fund, Inc. (CCSF)
Columbia Growth Fund, Inc. (CGF)
Columbia International Stock Fund, Inc. (CISF)
Columbia Special Fund, Inc. (CSF)
Columbia Real Estate Equity Fund, Inc. (CREF)
Columbia Balanced Fund, Inc. (CBF)
Columbia Daily Income Company (CDIC)
Columbia U.S. Government Securities Fund, Inc. (CUSG)
Columbia Fixed Income Securities Fund, Inc. (CFIS)
Columbia Municipal Bond Fund, Inc. (CMBF)
Columbia High Yield Fund, Inc. (CHYF)

    We have audited the accompanying statements of assets and liabilities, including the schedules of investments for each of the eleven funds comprising Columbia Funds, as of December 31, 1995, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, except for CREF which is for the period from inception, March 16, 1994 to December 31, 1994 and for the year ended December 31, 1995, and the financial highlights for the periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1995 by correspondence with the custodian, and confirmation by correspondence with brokers as to securities purchased but not received at that date, or other auditing procedures where confirmations from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the eleven funds comprising Columbia Funds as of December 31, 1995, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, except for CREF which is for the period from inception March 16, 1994 to December 31, 1994 and for the year ended December 31, 1995, and the financial highlights for the periods indicated therein, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.
Portland, Oregon
January 31, 1996

                                     [LOGO]

                                 COLUMBIA FUNDS

       ------------------------------------------------------------------
                                   DIRECTORS
                  --------------------------------------------

                                James C. George
                             J. Jerry Inskeep, Jr.
                                  John A. Kemp
                              Thomas R. Mackenzie
                                James F. Rippey
                              Richard L. Woolworth

       ------------------------------------------------------------------
                                    OFFICERS
                  --------------------------------------------

                        J. Jerry Inskeep, Jr., Chairman
                            John A. Kemp, President
                    George L. Hanseth, Senior Vice President
                       Albert D. Corrado, Vice President
                       Lawrence S. Viehl, Vice President
                           Jeff B. Curtis, Secretary

       ------------------------------------------------------------------
                               INVESTMENT ADVISOR
                  --------------------------------------------

                       COLUMBIA FUNDS MANAGEMENT COMPANY
                             1300 S.W. Sixth Avenue
                                 P.O. Box 1350
                          Portland, Oregon 97207-1350

       ------------------------------------------------------------------
                                 LEGAL COUNSEL
                  --------------------------------------------

                               STOEL RIVES L.L.P.
                       900 S.W. Fifth Avenue, Suite 2300
                          Portland, Oregon 97204-1268

       ------------------------------------------------------------------
                                    AUDITORS
                  --------------------------------------------

                            COOPERS & LYBRAND L.L.P.
                          2700 First Interstate Tower
                             Portland, Oregon 97201

       ------------------------------------------------------------------
                                 TRANSFER AGENT
                  --------------------------------------------

                             COLUMBIA TRUST COMPANY
                             1301 S.W. Fifth Avenue
                                 P.O. Box 1350
                          Portland, Oregon 97207-1350

   This information must be preceded or accompanied by a current prospectus.
    Portfolio changes should not be considered recommendations for action by individual investors.